The information in this prospectus is not complete and may be changed. A registration statement has been filed with the Securities and Exchange Commission and has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated February 8, 1999

          Prospectus Supplement to Prospectus dated September 29, 1998

                                  $735,162,156

                             CIT Marine Trust 1999-A

                   The CIT Group Securitization Corporation II
                                     Seller

                       The CIT Group/Sales Financing, Inc.
                                    Servicer

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Consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 22 in the prospectus.

The Securities represent obligations of the Trust only and do not represent obligations of or interests in The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the Securities only if accompanied by the prospectus.
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            The Trust will issue the following classes of Securities:

                                          Interest Rate/Pass-  Final Scheduled
                        Principal Amount     Through Rate      Distribution Date
                        ----------------     ------------      -----------------
Class A-1 Notes ......    $325,000,000            %              August 2006
Class A-2 Notes ......    $179,000,000            %              March 2010
Class A-3 Notes ......    $117,000,000            %              May 2013
Class A-4 Notes ......    $103,134,000            %              November 2019
Certificates .........    $ 11,028,156            %              November 2019

o The Trust will make distributions on the Securities on the 15th day of each month. The first Distribution Date is March 15, 1999.

                                              Underwriting       Proceeds to
                       Price to Public(1)      Discount(2)      the Seller(3)
                       ------------------      -----------      -------------
Class A-1 Notes ......         %                    %                 %
Class A-2 Notes ......         %                    %                 %
Class A-3 Notes ......         %                    %                 %
Class A-4 Notes ......         %                    %                 %
Certificates .........         %                    %                 %

----------
(1) Plus accrued interest, if any, at the respective Interest Rate or the Pass-Through Rate, as appropriate, from the Closing Date. A portion of the Certificates will be retained by an affiliate of the Seller.

      Total price to public = $____________.

(2)   Total underwriting discount = $______________.

(3) Total proceeds to the Seller = $__________ (before deduction of expenses payable by the Seller estimated at $____).

                                  [LOGO] MBIA

Pursuant to its financial guaranty insurance policies, MBIA Insurance Corporation will unconditionally and irrevocably guarantee:

o the full and timely payment of interest on the Securities on each Distribution Date; and

o the full and ultimate payment of principal of the Securities on the applicable Final Scheduled Distribution Date.

Neither the SEC nor any state securities commission has approved these Securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co.
               Bear, Stearns & Co. Inc.
                              Chase Securities Inc.
                                             First Union Capital Markets
                                                            Salomon Smith Barney

                                   ----------

          The date of this Prospectus Supplement is February   , 1999

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary of Terms ..........................................................  S-4
Risk Factors .............................................................. S-11
Structure of the Transaction .............................................. S-15
The Trust Property ........................................................ S-16
The Contract Pool ......................................................... S-17
Maturity and Prepayment Considerations .................................... S-23
Yield and Prepayment Considerations ....................................... S-29
Pool Factors .............................................................. S-30
Use of Proceeds ........................................................... S-30
The CIT Group/Sales Financing, Inc., Servicer ............................. S-30
The Insurer ............................................................... S-33
The Notes ................................................................. S-35
The Certificates .......................................................... S-40
Enhancement ............................................................... S-43
The Purchase Agreements and the Trust Documents ........................... S-47
Certain Federal Income Tax Consequences ................................... S-52
Certain State Tax Consequences ............................................ S-57
ERISA Considerations ...................................................... S-58
Plan of Distribution ...................................................... S-59
Ratings ................................................................... S-61
Legal Investment .......................................................... S-61
Experts ................................................................... S-61
Legal Matters ............................................................. S-61
Annex I ................................................................... S-62
Index to Defined Terms .................................................... S-65

                                   Prospectus

Available Information .....................................................    3
Prospectus Supplement .....................................................    3
Reports to Securityholders ................................................    3
Documents Incorporated by Reference .......................................    4
Summary ...................................................................    6
Risk Factors ..............................................................   22
The Trusts ................................................................   27
The Trust Property ........................................................   28
The Contract Pool .........................................................   28
Yield and Prepayment Considerations .......................................   30
Pool Factors ..............................................................   31
Use of Proceeds ...........................................................   31
The CIT Group, Inc. .......................................................   32
The CIT Group Securitization Corporation II, Seller .......................   32
The CIT Group/Sales Financing, Inc., Servicer .............................   33
The Certificates ..........................................................   37
The Notes .................................................................   39
Enhancement ...............................................................   44
Certain Information Regarding the Securities ..............................   47
The Purchase Agreements and the Trust Documents ...........................   53
Certain Legal Aspects of the Contracts ....................................   66
Certain Federal Income Tax Consequences ...................................   72
Certain State Tax Consequences ............................................   74
ERISA Considerations ......................................................   74
Plan of Distribution ......................................................   75
Financial Information .....................................................   76
Ratings ...................................................................   76
Legal Matters .............................................................   76
Experts ...................................................................   76
Index to Defined Terms ....................................................   77

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We describe the Notes and Certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of Securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of Securities.

      If the description of the terms of your series of Notes or Certificates in this prospectus supplement and the prospectus are different, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The Table of Contents shows the page reference for each caption.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index to Defined Terms" beginning on page S-65 in this prospectus supplement and under the caption "Index to Defined Terms" beginning on page 77 in the prospectus.

                                   ----------

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                                SUMMARY OF TERMS

o This summary highlights selected information contained in this document. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Securities, you must read carefully this entire document and the prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. For a complete description of these calculations, cash flows and other information, you must refer to this prospectus supplement and the prospectus.

                               OFFERED SECURITIES

CIT Marine Trust 1999-A (the "Trust") will issue the following Securities, offered to you pursuant to this prospectus supplement and the prospectus:

      o Class A-1 ____% Asset-Backed Notes (the "Class A-1 Notes") in the aggregate principal amount of $325,000,000;

      o Class A-2 ____% Asset-Backed Notes (the "Class A-2 Notes") in the aggregate principal amount of $179,000,000;

      o Class A-3 ____% Asset-Backed Notes (the "Class A-3 Notes") in the aggregate principal amount of $117,000,000;

      o Class A-4 ____% Asset-Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes") in the aggregate principal amount of $103,134,000;

      o ____% Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the aggregate face amount of $11,028,156.

The Trust is offering each class of Notes as book-entry securities clearing through DTC (in the United States) and Cedel or Euroclear (in Europe). The Trust is offering the Certificates in fully registered, certificated form. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

Insurer

MBIA Insurance Corporation, a New York stock insurance company. See "The Insurer" herein.

Insurance

Pursuant to its financial guaranty insurance policies, the Insurer will unconditionally and irrevocably guarantee:

      o the full and timely payment of interest on the Securities on each Distribution Date; and

      o the full and ultimate payment of principal of the Securities on the applicable Final Scheduled Distribution Date.

See "Enhancement--Insurance Policies" herein.

Closing Date

On or about February 23, 1999.

Cut-off Date

February 1, 1999.

Indenture Trustee

Harris Trust and Savings Bank.

Owner Trustee

Chase Manhattan Bank Delaware.

Sellers

The CIT Group Securitization Corporation II (the "Company" or the "Seller"). CIT Marine Trust 1996-A (the "Selling Trust").

Servicer

The CIT Group/Sales Financing, Inc. ("CITSF" or the "Servicer").

Distribution Dates; Record Dates

o The Trust will make distributions on the Securities on the 15th day of each calendar month (or, if it is not a Business Day, the next Business
      Day), beginning on March 15, 1999 (each, a "Distribution Date").

o Prior to the time that Definitive Notes are issued, the Trust will make payments on the Notes on each Distribution Date to holders of record at the close of business on the Business

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      Day preceding the Distribution Date and the Trust will make payments on the Certificates on each Distribution Date to holders of record at the close of business on the last Business Day of the prior calendar month (each, a "Record Date").

o If Definitive Notes are issued, the Record Date for the Notes will be the close of business on the last Business Day of the prior calendar month.

Interest Payments

The interest rate and pass-through rate for each class of Securities is as specified above. The Trust will calculate interest on the Securities on the basis of a 360-day year consisting of twelve 30-day months.

The Trust will calculate the amount of interest accrued on the Securities and due on any Distribution Date by reference to the one-month period from and including the prior Distribution Date to but excluding the current Distribution Date.

On each Distribution Date, the Trust will distribute accrued interest to the Noteholders at the applicable Interest Rate on the outstanding principal balance on each class of Notes and to the Certificateholders at the Pass-Through Rate on the outstanding Certificate Balance. Interest payments to all Noteholders will have the same priority. The Trust will not make interest payments to Certificateholders on any Distribution Date until all interest due to the Noteholders on that Distribution Date has been paid in full.

Principal Payments

The Trust will pay principal on each Distribution Date to the Securityholders in an amount generally equal to the principal actually collected on the Contracts during the related Due Period. In addition, the Trust will pay principal on each Distribution Date to the Noteholders (and after the Notes have been paid in full, the Certificateholders) from Excess Collections, if any, in an amount such that the excess of (i) the Pool Balance as of the last day of the related Due Period over (ii) the outstanding principal amount of the Securities on such Distribution Date, after giving effect to the principal distributed to the Securityholders as described above, is equal to $9,189,527 (1.25% of the Initial Pool Balance). "Excess Collections" are generally the amounts that remain in the Collection Account on any Distribution Date after the Trust has paid amounts owing to the Securityholders (other than additional principal distributions), the Servicer and the Insurer, paid interest on the Loan and deposited any amounts required to be deposited in the Reserve Account as a result of losses, repossessions and delinquencies on the Contracts.

Each "Due Period" is the calendar month that ends prior to a Distribution Date. The initial Due Period will be February 1999. The "Pool Balance" is the outstanding principal balance of the Contracts at any time. The "Initial Pool Balance" equals the Pool Balance as of the Cut-off Date.

Initially, principal collections on the Contracts will be distributed on each Distribution Date 99.0% to the Notes and 1.0% to the Certificates. On and after the Stepdown Date, principal collections on the Contracts will be distributed on each Distribution Date 98.5% to the Notes and 1.5% to the Certificates. On each Distribution Date, the Certificates will not receive their share of the principal collections on the Contracts until the Notes receive their share. "Stepdown Date" means the first Distribution Date on which the Certificate Balance is equal to or less than the amount by which the Pool Balance as of the last day of the related Due Period exceeds the principal amount of the Notes and the Certificate Balance.

The Notes' share of principal collections on the Contracts will be allocated as follows:

      o first, to the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been paid in full;

      o second, to the Class A-2 Notes until the outstanding principal balance of the Class A-2 Notes has been paid in full;

      o third, to the Class A-3 Notes until the outstanding principal balance of the Class A-3 Notes has been paid in full; and

      o fourth, to the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes has been paid in full.

The Certificates' share of principal collections on the Contracts will be allocated to the Certificates until the outstanding principal balance of the Certificates has been paid in full.

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The additional principal distribution from Excess Collections described above will be distributed to the Notes in sequential order until the Notes have been paid in full and then to the Certificates until the Certificates have been paid in full.

Notwithstanding the foregoing, if an Insurer Default has occurred and either is continuing or if the Insurance Policies are no longer in effect, the Trust will pay principal on each Distribution Date only to the Notes until they have been paid in full and only after the Notes have been paid in full will any Certificates receive any further principal payments.

Notwithstanding the foregoing, if an Event of Default has occurred and either an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect and the Notes have been accelerated, principal payments will be made on each class of Notes pro rata on the basis of their respective unpaid principal amounts.

See "The Notes--Payments of Principal," "The Certificates--Distributions of Principal" herein, and "The Purchase Agreements and the Trust Documents--Distributions" herein and in the Prospectus for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Final Scheduled Distribution Dates

The outstanding principal amount, if any, of each class of Securities will be payable in full on the date specified for each below:

      o Class A-1 Notes: August 2006 (the "Class A-1 Note Final Scheduled Distribution Date").

      o Class A-2 Notes: March 2010 (the "Class A-2 Note Final Scheduled Distribution Date").

      o Class A-3 Notes: May 2013 (the "Class A-3 Note Final Scheduled Distribution Date").

      o Class A-4 Notes: November 2019 (the "Class A-4 Note Final Scheduled Distribution Date").

      o     Certificates:   November  2019  (the  "Certificate  Final  Scheduled
            Distribution Date").

The actual date on which the aggregate outstanding principal amount of any class of Notes or of the Certificates is paid may be earlier than the respective Final Scheduled Distribution Dates set forth herein based on a variety of factors, including those described under "Maturity and Prepayment Considerations--Weighted Average Life of the Securities" herein.

Accelerated Maturity Date

The Notes may be accelerated and subject to immediate payment at par plus accrued and unpaid interest upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, only the Insurer may declare an Event of Default under the Indenture. In the case of the declaration of an Event of Default and an acceleration of the Notes, the Notes will be immediately due and payable. The Insurance Policies do not guarantee payment of any amounts that become due on an accelerated basis. However, the Insurance Policies will continue to guarantee payments of interest on and principal of the Securities in accordance with their original terms. See "Enhancement--Insurance Policies" herein.

Optional Purchase

Under certain circumstances, CITSF may elect to repurchase all of the remaining Contracts. The repurchase price will be the aggregate Purchase Price for the Contracts (including defaulted Contracts) plus the appraised value of any other property held by the Trust (less liquidation expenses) plus all amounts, if any, due to the Insurer. This optional repurchase is known as the "Optional Purchase."

CITSF may exercise the Optional Purchase only after the Pool Balance as of the last day of any Due Period is less than 10% of the Initial Pool Balance. The exercise of an Optional Purchase will effect early retirement of the Securities at the unpaid principal amount of the Securities plus any accrued and unpaid interest thereon at the applicable Interest Rate or Pass-Through Rate. See "The Notes--Redemption" and "The Certificates--Redemption" herein and "The Purchase Agreements and the Trust Documents--Termination" herein and in the Prospectus.

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Auction Call

Under certain circumstances, the Indenture Trustee must solicit bids from third parties for the purchase of the Contracts which remain in the Trust. This mandatory bid process and related sale, if any, is known as the "Auction Call." The Indenture Trustee may accept third party bids to purchase the Contracts pursuant to the Auction Call only if the bid price is sufficient to pay the Servicer Payment and the unpaid principal amount of the Securities plus any accrued and unpaid interest thereon at the applicable Interest Rate or Pass-Through Rate, plus payment of all amounts, if any, due to the Insurer. If the Indenture Trustee does not receive satisfactory bids, the Indenture Trustee is not required to solicit additional bids, to pursue negotiations or to sell the Contracts to any party.

The Indenture Trustee must solicit bids for an Auction Call after the first Distribution Date that the Pool Balance is less than 5% of the Initial Pool Balance. If the Auction Call results in a sale, the Indenture Trustee must pay from the sale proceeds the Servicer Payment, all amounts, if any, owing to the Insurer and all amounts owing to the holders of Securities in the same order as collections received on the Contracts. The expenses of the Auction Call will be paid by the Servicer. See "The Notes--Redemption" and "The Certificates--Redemption" herein and "The Purchase Agreements and the Trust Documents --Termination" herein and in the Prospectus.

TRUST PROPERTY

The Trust will primarily include the following property:

      o a pool of marine installment sale contracts and direct loans (the "Contracts") secured by the new and used boats, boat motors and boat trailers each of which are financed thereby and some of which may also be secured by U.S. preferred ship mortgages (the "Financed Boats");

      o all monies received under the Contracts on and after the Cut-off Date, exclusive of interest due and payable prior to the Cut-off Date;

      o     an assignment of the security interests in the Financed Boats;

      o the Collection Account, the Certificate Distribution Account and the Note Distribution Account in each case together with the proceeds thereof;

      o the Reserve Account (other than net investment earnings on the funds on deposit therein related to the Loan);

      o the right to proceeds from claims under certain insurance policies which insure individual Financed Boats or the related Obligors;

      o certain rights under the Purchase Agreement and the Sale and Servicing Agreement; and

      o     certain rights under the Insurance Policies.

The Contracts

On the Closing Date, the Trust will acquire, from the Seller and the Selling Trust, Contracts with an aggregate principal balance of approximately $735,162,156. As of the Cut-off Date, the Contracts will have the following characteristics:

Range of Contract Rates                                    7.50% to 21.00%

Weighted Average Contract Rate                             9.50%

Range of Original Principal Balances                       $1,931 to $800,000

Average Original Principal Balance                         $34,164

Range of Remaining Principal Balances                      $1,073 to $785,708

Average Remaining Principal Balance                        $31,914

Range of Original Terms to Maturity                        18 to 245 months

Weighted Average Original Term to                          184 months
Maturity

Range of Remaining Terms to Maturity                       12 to 240 months

Weighted Average Remaining Term to                         168 months
Maturity

Percentage of New/Used Boats at Time                       74.85%/25.15%
of Origination (by number of Contracts)

Percentage of New/Used Boats at Time                       67.16%/32.84%
of Origination (by principal balance)

Persons obligated to make payments under the Contracts (each, an "Obligor") may generally prepay their Contracts at any time without premium or penalty.

CREDIT ENHANCEMENT

Insurance Policies

MBIA Insurance Corporation (the "Insurer") will issue financial guaranty insurance policies (a "Note Insurance Policy" and a "Certificate Insurance Policy" and, together, the "Insurance Policies") to the Trust. Under the terms of the Note Insurance Policy, the Insurer will unconditionally and irrevocably guarantee:

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      o the full and timely payment of interest on the Notes on each Distribution Date;

      o the amount of any collateralization shortfall on any Distribution Date (after giving effect to the application of funds in the Reserve Account to cover such collateralization shortfall); and

      o the full and ultimate payment of principal on the Notes on the respective Note Final Scheduled Distribution Dates.

Under  the  terms  of  the  Certificate   Insurance  Policy,  the  Insurer  will
unconditionally and irrevocably guarantee:

      o the full and timely payment of interest on the Certificates on each Distribution Date;

      o following the payment in full of the Notes, the amount of any collateralization shortfall on any Distribution Date (after giving effect to the application of funds in the Reserve Account to cover such collateralization shortfall); and

      o the full and ultimate payment of principal on the Certificates on the Certificate Final Scheduled Distribution Date.

See "Enhancement--Insurance Policies" herein.

Reserve Account

On the Closing Date, the Company will establish an account in the name of the Indenture Trustee (the "Reserve Account") for the benefit of the Securityholders and the Insurer. If funds in the Collection Account are insufficient to make required payments of interest and, in certain circumstances (see "The Notes--Payments of Principal," "The Certificates--Payments of Principal" and "Enhancement--Reserve Account") payments of principal due on the Securities, then the Indenture Trustee will have the right to use funds in the Reserve Account to make these payments. The Reserve Account will be funded as follows:

      o On the Closing Date one or more financial institutions (the "Lender") will make a loan (the "Loan") to the Trust in an amount equal to 3.75% of the Initial Pool Balance, or approximately $27,568,581.

      o Periodically after the Closing Date the Servicer will deposit Excess Collections in the Reserve Account so that it equals the Specified Reserve Amount for the next Distribution Date.

      o In certain circumstances, as a result of delinquencies, losses and repossessions of Financed Boats or liquidations of Contracts, additional amounts will be required to be deposited in the Reserve Account.

Amounts in the Reserve Account may exceed the Specified Reserve Amount on a Distribution Date. If this occurs, the Trust will use these excess funds to pay principal due on the Loan made by the Lender. The Trust will release the remaining amount to the affiliate of the Seller who will own a portion of the Certificates.

The "Specified Reserve Amount" with respect to any Distribution Date is generally equal to the excess of (x) the greater of:

      o 5.55% of the Pool Balance as of the last day of the related Due Period; and

      o     $16,541,149  (which is equal to 2.25% of the Initial Pool  Balance);

over (y) the excess, if any, of

      o     the Pool Balance as of the last day of the related Due Period; over

      o the outstanding principal amount of the Securities on such Distribution Date (after giving effect to all principal, including any additional principal distributions from Excess Collections, distributed to the Securityholders on such Distribution Date).

Notwithstanding the foregoing, the Specified Reserve Amount may never be less than $7,351,622 (1.00% of the Initial Pool Balance); provided that such minimum amount may never be greater than the outstanding principal amount of the Securities (the "Minimum Reserve Amount").

Overcollateralization

Overcollateralization is the excess, if any, of the Pool Balance over the outstanding principal amount of the Securities. On the Closing Date there will be no overcollateralization. Overcollateralization may develop after the Closing Date as a result of additional principal distributions on the Securities from Excess

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Collections, if any. Excess Collections will be applied to the outstanding principal amount of the Securities such that the overcollateralization amount is initially increased to, and thereafter maintained at, $9,189,527 (1.25% of the Initial Pool Balance) (the "Targeted Overcollateral-ization Amount"). However, if there are not sufficient Excess Collections, the overcollateral-ization amount will not be increased to or maintained at the Targeted Overcollateralization Amount. In addition, realized losses on the Contracts will reduce the overcollateralization amount. If realized losses on the Contracts result in a collateralization shortfall on a Distribution Date, a draw will be made on the Note Insurance Policy and/or the Certificate Insurance Policy in the amount of any such collateralization shortfall (after giving effect to the application of funds in the Reserve Account to cover such collateral-ization shortfall).

Subordination

The Certificates will be subordinated to the Notes as follows:

      o the Trust will not pay interest on the Certificates on any Distribution Date until all interest owed on the Notes through that Distribution Date has been paid in full;

      o the Trust will not pay principal on the Certificates on any Distribution Date until the Notes have been paid their full share of principal collections on the Contracts for such Distribution Date; and

      o the Trust will not pay additional principal distributions from Excess Collections to the Certificates on any Distribution Date until all the Notes have been paid in full.

In addition, if an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect, the Trust will not pay principal on the Certificates on any Distribution Date until all of the Notes have been paid in full.

Monthly Advances

The amounts received under a Contract may not be sufficient to pay interest due under the terms of the Contract (referred to as a "Payment Shortfall"). If a Payment Shortfall occurs, the Servicer may advance funds to the Trust to compensate for the Payment Shortfall (referred to as a "Monthly Advance"). The Servicer will make a Monthly Advance only if the Servicer expects to be repaid for the Monthly Advance from future interest collections on the Contract for which the Servicer made such a Monthly Advance. The Trust will use future interest collections on a Contract to repay a Servicer's Monthly Advance on the Contract. If the Servicer determines that future interest collections on a Contract will not be sufficient to repay a Monthly Advance, then the Trust will repay the Monthly Advance from collections on all Contracts.

The Servicer will not make a Monthly Advance:

      o     to cover any principal portion of a Contract payment;

      o     on a Contract which the Obligor has prepaid in full; and

      o     on a Contract which is subject to a Relief Act Reduction.

See "The Purchase Agreements and The Trust Documents--Monthly Advances" herein and in the Prospectus.

COLLECTION ACCOUNT; PRIORITY OF
DISTRIBUTIONS

On the Closing Date, the Servicer will establish an account in the name of the Indenture Trustee known as the "Collection Account." On a monthly basis, the Servicer will deposit all payments which the Servicer has collected on the Contracts into the Collection Account. See "The Purchase Agreements and the Trust Documents--Distributions."

On each Distribution Date, the Indenture Trustee will withdraw funds in the Collection Account to make the following transfers and payments (to the extent sufficient funds are available therefor) in the following order of priority:

      (i) pay the Servicer Payment (including the servicing fee for the prior Due Period and any overdue servicing fees owed to the Servicer if the Servicer is not an affiliate of CIT and to the extent not previously retained by the Servicer) to the Servicer;

      (ii) pay to the Insurer any accrued and unpaid fees of the Insurer (to the extent accrued prior to an Insurer Default and not previously paid);

      (iii) pay interest on the Notes;

      (iv)  pay interest on the Certificates;

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      (v) pay principal on the Securities equal to the principal collections on the Contracts:

            o initially, principal collections on the Contracts will be distributed on each Distribution Date 99.0% to the Notes and 1.0% to the Certificates; and, on and after the Stepdown Date, 98.5% to the Notes and 1.5% to the Certificates;

            o the Trust will pay the Notes' share of principal collections on the Contracts sequentially to the holders of each class of the Notes until paid in full; and

            o after the Notes receive their share of the principal collections on the Contracts, the Trust will pay the Certificates' share of principal collections on the Contracts until the Certificates have been paid in full.

      (vi) pay the Reimbursement Obligations to the Insurer (to the extent not previously paid);

      (vii) pay interest on the Loan;

      (viii)if CIT or one of its affiliates is the Servicer, pay (to the extent not previously paid to the Servicer) the servicing fee (including any unpaid servicing fees owed to the Servicer for prior Due Periods) to the Servicer;

      (ix) deposit in the Reserve Account additional amounts required to be deposited pursuant to the Sale and Servicing Agreement as a result of delinquencies, losses and repossessions of Financed Boats or liquidations of Contracts;

      (x)   pay principal from a portion of the Excess Collections to:

            o the Noteholders, sequentially to the holders of each class of the Notes until paid in full; and

            o the Certificateholders after the Note-holders have been paid in full; and

      (xi)  the balance to the Reserve Account.

Funds on deposit in the Reserve Account in excess of the Specified Reserve Amount for the next Distribution Date shall be withdrawn from the Reserve Account and used to pay principal due on the Loan and the remaining amount shall be released to the Affiliated Owner.

Notwithstanding the foregoing, if an Insurer Default has occurred and is continuing or if the Insurance Policies are no longer in effect, the Trust will not pay principal to the Certificates until all the Notes have been paid in full.

Notwithstanding the foregoing, if an Event of Default has occurred and either an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect and the Notes have been accelerated, principal payments will be made on each class of Notes pro rata on the basis of their respective unpaid principal amounts.

See "The Purchase Agreements and the Trust Documents--Distributions" herein for additional details and for special priority rules that would apply in a default situation.

TAX STATUS

For Federal income tax purposes, the Notes will constitute indebtedness and the Certificates will constitute interests in a trust fund that will not be characterized as an association taxable as a corporation. Each holder of a Note, by the acceptance of a Note, will agree to treat the Notes as indebtedness and each holder of a Certificate, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the holders of the Certificates are partners for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the Notes are eligible for purchase by employee benefit plans. The Certificates are not eligible for purchase by employee benefit plans.

RATINGS OF THE SECURITIES

The Trust will not issue the Securities unless the Notes and the Certificates are rated in the highest long-term rating category by at least two nationally recognized statistical rating agencies (the "Rating Agencies"). A Rating Agency may lower or withdraw its rating if circumstances so warrant. See "Risk Factors--Subsequent Market Value of the Securities Dependent on Ratings of Securities and Insurer" herein.

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                                  RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the Securities:

Subsequent Market Value of          The ratings of the Securities  will be based
  the Securities Dependent on       primarily  on  the  credit   rating  of  the
  Ratings of Securities and         Insurer.  If the Rating Agencies lower their
  Insurer                           ratings of the  Insurer or their  assessment
                                    of the Insurer's ability to pay claims under
                                    the Insurance Policies,  the Rating Agencies
                                    may   also   lower   the   ratings   of  the
                                    Securities.  Since no person or entity  will
                                    provide  additional  credit  enhancement for
                                    the  Securities,  the  market  price  of the
                                    Securities   will  decrease  if  the  Rating
                                    Agencies lower their ratings of the Insurer or the Securities.

Prepayment of Contracts May         The  actual  length  of time  each  class of
  Affect Yield                      Securities is outstanding will depend on the
                                    rate of principal  payments and  prepayments
                                    and losses on the Contracts. The life of any
                                    Contract  will  depend on factors  including
                                    prepayments,   repurchases,   defaults   and
                                    extensions  of maturity.  These  factors may
                                    result  in  payment  of   principal  on  the
                                    Securities earlier or later than anticipated
                                    in calculating the weighted  average life of
                                    the  Securities.  You will  bear the risk of
                                    reinvesting   principal   returned   to  you
                                    resulting  from   prepayments  of  principal
                                    received  sooner  than  expected or required
                                    under  the   Contracts.   If  you   purchase
                                    Securities  at a discount  and the  Obligors
                                    repay their  Contracts at a slower rate than
                                    you  anticipated,  the actual  yield on your
                                    investment   will   be   lower   than   your
                                    anticipated    yield.    If   you   purchase
                                    Securities  at a  premium  and the  Obligors
                                    repay their  Contracts at a faster rate than
                                    you  anticipated,  the actual  yield on your
                                    investment   will   be   lower   than   your
                                    anticipated   yield.   See   "The   Purchase
                                    Agreements        and       the        Trust
                                    Documents--Termination,"  "--Modification of
                                    Contracts,"    "Maturity   and    Prepayment
                                    Considerations,"  and "Yield and  Prepayment
                                    Considerations"  herein  and  "The  Purchase
                                    Agreements and the Trust Documents--Sale and
                                    Assignment   of   the   Contracts"   in  the
                                    Prospectus.

Events of Default Under the         So long as no Insurer  Default has  occurred
  Indenture may Accelerate          and is continuing and the Insurance Policies
  Liquidation of the                are in  effect,  the  Insurer  will have the
  Contracts; Rights of Insurer      sole  right to  declare  an Event of Default
                                    under the Indenture.  The  Noteholders  will
                                    not be able to  declare  an Event of Default
                                    under   the    Indenture    and   cause   an
                                    acceleration  of the Notes.  After declaring
                                    an Event of Default, the Insurer will remain
                                    obligated  to  make  the  payments  required
                                    under the Insurance  Policies.  The Insurer,
                                    upon declaring an Event of Default under the
                                    Indenture,    may   elect   to   cause   the
                                    liquidation,  in whole  or in  part,  of the
                                    Contracts,  which will result in redemption,
                                    in  whole  or in  part,  of the  Securities.
                                    Insurer  decisions  with respect to defaults
                                    may  have  a   significant   impact  on  the
                                    weighted  average  lives of the  Securities.
                                    See  "The   Notes--Rights   of  Insurer  and
                                    Noteholders;   Indenture--Control   of   the
                                    Insurer" herein.

Possible Effects of Insurer         In the event that the  Insurer  defaults  on
  Default                           its obligations under the Insurance Policies
                                    or the Insurance Policies are no longer in effect, you may suffer additional decreases in the market price of the Securities and delays in payment or losses of principal and interest caused by numerous circumstances beyond the control of the Trust or the Servicer. Important factors that may arise following an Insurer Default include:

                                    Economic Factors

                                    Changes in economic  conditions may limit or
                                    prevent the Servicer from collecting amounts
                                    due  under  the  Contracts.   These  adverse
                                    economic developments may result in losses on your investment due to other risks in the portfolio including:

                                    o        payment defaults on Contracts;

                                    o        inability   to  realize   value  of
                                             collateral    which   secures   the
                                             Contracts  since  the Trust may not
                                             have first  priority  rights or any
                                             rights  to obtain  the  collateral;
                                             and

                                    o        depreciation   in  the   value   of
                                             collateral    which   secures   the
                                             Contracts.

                                    See "Certain Legal Aspects of the Contracts" in the Prospectus.

                                    Assets of Trust are Limited

                                    The  Trust  will  rely   solely  on  current
                                    collections  on the Contracts and amounts in
                                    the   Reserve   Account  to  make   required
                                    payments to you, which may not be sufficient to make all required payments.

                                    The Trust is only required to repay your principal to the extent that there are sufficient funds in the Collection Account to make payments of principal. Nonpayment of principal to you will only become a default, creating potential legal rights, after the Final Scheduled Distribution Date which is applicable to your class of Securities. Therefore, you may have no current remedy or any remedy at all in the event of nonpayment of principal amounts on your investment.

                                    Source  of  Funding  for   Reserve   Account
                                    Limited

                                    The Reserve Account will initially be funded
                                    by  a  loan  from  one  or  more   financial
                                    institutions. Any additional deposits to the
                                    Reserve  Account  will  generally  be funded
                                    from  the  Excess  Collections.  The  Excess
                                    Collections  may not be  sufficient  to fund
                                    the Reserve Account on any Distribution Date
                                    up to the  Specified  Reserve  Amount  or to
                                    replenish  the Reserve  Account  after funds
                                    are   withdrawn  to  make  payments  on  the
                                    Securities.  If  payments to you exhaust the
                                    Reserve  Account  and  there  are no  Excess
                                    Collections,   you  will  receive   payments
                                    solely from receipts on the Contracts.

                                    Excess Collections may decline for several reasons, including, but not limited to, the following:

                                    o        liquidation    of   Contracts   may
                                             reduce, or eliminate, the amount of
                                             Excess   Collections   that   would
                                             otherwise have been available;

                                    o        any  event  or  circumstance  which
                                             causes  the Trust to  receive  less
                                             than a full  month of  interest  at
                                             the  Contract  Rate will reduce the
                                             amount of Excess  Collections.  For
                                             example,  prepayment  in  full or a
                                             Relief Act  Reduction of a Contract
                                             may  result in  collection  of less
                                             than a full  month of  interest  at
                                             the Contract Rate;

                                    o        delinquencies on the Contracts will
                                             reduce    or    eliminate    Excess
                                             Collections  if the  Servicer  does
                                             not make a  Monthly  Advance  or if
                                             the Servicer  reimburses itself for
                                             a Monthly Advance from  collections
                                             on other Contracts; and

                                    o        disproportionate   prepayments   of
                                             Contracts   with  higher   Contract
                                             Rates.

                                    Subordination; Priority of Payment

                                    Payments of  principal  and  interest on the
                                    Certificates   will   be   subordinated   in
                                    priority  to  payments  of   principal   and
                                    interest on the Notes, as described  herein.
                                    Actions taken by the holders of the Notes upon an Event of Default may increase losses to holders of the Certificates. In addition, if an Event of Default has occurred and the Notes have been accelerated, payments of principal and interest on the Certificates will not be made until the Notes have been paid in full.

                                    Events of Default  Under the  Indenture  May
                                    Accelerate Liquidation

                                    The  Noteholders  will have  certain  powers
                                    over the Trust and its  property,  including
                                    the power to declare an Event of Default and
                                    to accelerate payment of the Securities. See
                                    "The  Notes--Redemption;  Acceleration"  and
                                    "--Rights   of  Insurer   and   Noteholders;
                                    Indenture"  herein.  The  Certificateholders
                                    will not have any rights to direct the Trust
                                    with  respect to any  actions so long as the
                                    Notes    are    outstanding.     See    "The
                                    Certificates--Limited Rights" herein.

                                    Geographic Concentration of Obligors

                                    Lack of geographically diverse Obligors may cause losses on the related Contracts to be higher than they would be if the Obligors were more geographically diverse. As of the Cut-off Date, the following states have concentrations, based on Obligors' mailing addresses, of 5% or more of the Initial Pool
                                    Balance:

                                    State              % of Initial Pool Balance
                                    -----              -------------------------
                                    o California                16.06%
                                    o Texas                     12.10%
                                    o Florida                    7.31%
                                    o Missouri                   5.20%

                                    Structure of Payments to Securityholders

                                    Because  Certificateholders  are entitled to
                                    receive certain  distributions  of principal
                                    at  the  same   time  as  the   Noteholders,
                                    Noteholders   may  suffer   greater   losses
                                    following  an  Insurer  Default  than  if no
                                    principal  were  paid to  Certificateholders
                                    until  all  principal  had been  paid to the
                                    Noteholders.   In   the   event   that   the
                                    Certificateholders  receive any  payments of
                                    principal prior to an Insurer Default and to
                                    the extent that  losses to the Trust  exceed
                                    the then  outstanding  principal  balance of
                                    the   Certificates,   the  Noteholders  will
                                    suffer losses of principal that otherwise may have resulted in additional losses to Certificateholders.

Year 2000                           Institutions  around the world are reviewing
                                    and  modifying  their  computer  systems  to
                                    ensure  they are Year  2000  compliant.  The
                                    issue,   in  general  terms,  is  that  many
                                    existing      computer      systems      and
                                    microprocessors  with  date-based  functions
                                    (including    those    in    non-information
                                    technology  equipment  and systems) use only
                                    two  digits to  identify  a year in the date
                                    field with the assumption that the first two
                                    digits   of  the  year  are   always   "19."
                                    Consequently, on January 1, 2000, computers that are not Year 2000 compliant may read the year as 1900. Systems that calculate, compare or sort using the incorrect date may malfunction.

                                    Because the Servicer, the Indenture Trustee,
                                    the  Owner   Trustee  and  the  Insurer  are
                                    dependent upon the proper functioning of computer systems, failure of their systems or vendor systems to be Year 2000 compliant could have a material adverse effect on you. Failure of this kind could, for example, result in:

                                    o        problems    with    collecting   or
                                             processing    payments    on    the
                                             Contracts and payments to you;

                                    o        incomplete or inaccurate accounting
                                             or reporting; and

                                    o        generation of erroneous results.

                                    If these risks are not remedied, you may experience delays in payment of principal and interest on your Securities and the Trust may need to replace the Servicer, which may also cause losses on the Contracts to increase.

                                    In addition,  the  Servicer,  the  Indenture
                                    Trustee  and the Owner  Trustee  depend upon
                                    the  proper   functioning   of  third  party
                                    computer  and   non-information   technology
                                    systems.  CITSF has been  communicating with
                                    those  parties  with  whom it has  important
                                    financial,     supplier    or    operational
                                    relationships  to  determine  the  extent to
                                    which those  parties are  vulnerable  to the
                                    Year 2000  issue.  As part of the process of
                                    evaluating  its  options and  attempting  to
                                    mitigate   third  party   risks,   CITSF  is
                                    collecting and analyzing information from third parties.

                                    If third parties with whom the Servicer, the Indenture Trustee and the Owner Trustee interact have material Year 2000 problems that are not remedied, they could experience serious problems, including the following:

                                    o        inability  to  obtain  or  exchange
                                             information  necessary  to  compute
                                             amounts due from existing  obligors
                                             or payments due on the Securities;

                                    o        inability to access or  effectively
                                             use facilities;

                                    o        failure of  equipment  to  function
                                             properly; and

                                    o        disruption of important services on
                                             which   they   depend,    such   as
                                             telecommunications     and    other
                                             utilities.

                                    CITSF has implemented a Year 2000 project to
                                    prepare its computer systems to be Year 2000
                                    compliant.   CITSF   expects   to   complete
                                    substantially all Year 2000 remediation and testing by the end of March 1999. CITSF's Year 2000 project may not be effective or its estimates about the timing and cost of completing its project may not be accurate.

Special Note Regarding              Certain statements contained or incorporated
  Forward-Looking                   in   this    Prospectus    Supplement    are
  Statements                        forward-looking     statements    concerning
                                    operations,    economic    performance   and
                                    financial    condition    of   the    Trust.
                                    Forward-looking statements are included, for example, in the discussions under the Risk
                                    Factors headings:

                                    o        Prepayment  of Contracts May Affect
                                             Yield;

                                    o        Possible Effects of Insurer Default
                                             -- Economic Factors; and

                                    o        Year 2000.

                                    These    statements    involve   risks   and
                                    uncertainties and actual results may differ materially from those expressed or implied in those statements.

Risks Associated With Structure     Certain  features of the  structure may pose
                                    additional   risks  to  you.  Based  on  the
                                    structure      of     this      transaction,
                                    Certificateholders     will,     in     most
                                    circumstances, receive their specified share
                                    of principal  collections  on the  Contracts
                                    concurrently   with  the   Noteholders.   In
                                    addition,  Certificateholders  will  receive
                                    payments of  principal  prior to the receipt
                                    of payments of principal by certain  classes
                                    of the Notes.  The weighted  average life of
                                    the  Certificates  will be  shorter  and the
                                    weighted  average  life of the Notes will be
                                    longer than if  Certificateholders  received
                                    principal    payments    only    after   the
                                    Noteholders  have  been  paid  in  full.  In
                                    addition,  based  on the  structure  of this
                                    transaction,  on each Distribution Date, the
                                    Noteholders  (and  after the Notes have been
                                    paid in  full  the  Certificateholders)  may
                                    receive an additional principal distribution
                                    from Excess Collections, if any. As a result
                                    of these additional principal  distributions
                                    from  Excess   Collections,   if  any,   the
                                    weighted  average  life  of  the  Notes  and
                                    Certificates   may  be   shorter   than   if
                                    Noteholders and Certificateholders  received
                                    only current  interest  payments and payment
                                    of principal  solely on the basis of current
                                    principal   payments   and   losses  on  the
                                    Contracts.

                          STRUCTURE OF THE TRANSACTION

      The Issuer, CIT Marine Trust 1999-A (the "Issuer" or the "Trust"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement"), to be dated as of the Cut-off Date between the Seller and Chase Manhattan Bank Delaware, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). Prior to the sale and assignment of the Contracts pursuant to the Sale and Servicing Agreement, the Trust will have no assets or obligations. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      Each Certificate will represent a fractional undivided interest in, and each Note will represent an obligation of, the Trust.

      The Trust will initially be capitalized with equity equal to $11,028,156 (the "Original Certificate Balance"). Certificates with an aggregate original face amount of $128,156 will be owned by the Affiliated Owner and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Owner, the Seller, the Servicer or their affiliates. The equity in the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from the Seller and CIT Marine Trust 1996-A (the "Selling Trust") pursuant to the Sale and Servicing Agreement.

      The Servicer will service the Contracts held by the Trust and will receive fees for such services. CITSF will be appointed as custodian on behalf of the Trust, and will hold the original marine installment sale contract or promissory note as well as the originals or copies of documents and instruments relating to each Contract and evidencing the security interest in the Financed Boat securing each Contract (the "Contract Files").

      The Trust's principal offices are in Wilmington, Delaware in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

      The following table illustrates the expected capitalization of the Trust as of the Statistical Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:

Class A-1 ____% Asset-Backed Notes .........................  $325,000,000
Class A-2 ____% Asset-Backed Notes .........................  $179,000,000
Class A-3 ____% Asset-Backed Notes .........................  $117,000,000
Class A-4 ____% Asset-Backed Notes .........................  $103,134,000
____% Asset-Backed Certificates ............................  $ 11,028,156
                                                              ------------
Total ......................................................  $735,162,156
                                                              ============

The Owner Trustee

      Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation. The principal offices of Chase Manhattan Bank Delaware are located at 1201 Market Street, Wilmington, Delaware 19801, Attn.: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement and the Sale and Servicing Agreement. The Owner Trustee may appoint a co-trustee to act as co-trustee pursuant to a co-trustee agreement with the Owner Trustee.

      The Owner Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Sale and Servicing Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      The Sale and Servicing Agreement will provide that the Servicer will pay the Owner Trustee's fees. The Sale and Servicing Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Sale and Servicing Agreement).

                               THE TRUST PROPERTY

      The Notes are an obligation of the Trust and will be secured by assets of the Trust (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The Trust property will include, among other things:

      (i) a pool (the "Contract Pool") of marine installment sale contracts and direct loans (the "Contracts") secured by the new and used boats, boat motors and boat trailers each of which are financed thereby and some of which may also be secured by U.S. preferred ship mortgages (the "Financed Boats");

      (ii) all monies received under the Contracts on and after the Cut-off Date, exclusive of interest due and payable prior to the Cut-off Date;

      (iii) an assignment of the security interests in the Financed Boats and any accessions thereto;

      (iv) the Collection Account, the Certificate Distribution Account and the Note Distribution Account (including all investments in such accounts and all income from the funds therein and all proceeds thereof);

      (v) all monies on deposit in the Reserve Account (other than net investment earnings on the funds on deposit therein related to the
            Loan);

      (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, which insure individual Financed Boats or the related Obligors;

      (vii) the rights of the Trust under the Purchase Agreement and the Sale and Servicing Agreement;

      (viii) the rights of the Trust under the Insurance Policies; and

      (ix)  any and all proceeds of the foregoing.

                               THE CONTRACT POOL

General

      CITSF will sell certain contracts to the Company pursuant to a Purchase Agreement to be dated as of the Cut-off Date (the "Purchase Agreement"). The Company and the Selling Trust will sell the Contracts to the Trust pursuant to the Sale and Servicing Agreement to be dated as of the Cut-off Date (the "Sale and Servicing Agreement"), among the Seller, the Selling Trust, the Servicer and the Trust. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts" in the Prospectus.

      CITSF or one of its affiliates purchased the Contracts from Dealers, or originated the Contracts directly, using the underwriting standards described under "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines" in the Prospectus, or acquired the Contracts from unaffiliated third parties (in which event CITSF reviewed such Contracts to confirm that they conformed to such underwriting standards).

      The Contracts which the Selling Trust will sell to the Trust were originated or purchased by CITSF (or its affiliates). CITSF then sold the Contracts to an affiliate of the Company which in turn sold them to the Selling Trust in 1996 and 1997. The Selling Trust will make no representations with respect to its Contracts, and will have no obligations to repurchase such Contracts and no obligations with respect to the Securities. However, CITSF's representations and warranties (and the remedies against CITSF for breach of these representations and warranties) will cover all of the Contracts including those sold by the Selling Trust. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts" in the Prospectus.

      All of the Contracts are Simple Interest Contracts. A "Simple Interest Contract" is a Contract as to which interest accrues under the simple interest method (i.e., the interest portion of each monthly payment equals the interest on the outstanding principal balance of the related Contract for the number of days since the most recent payment made on such Contract and the balance, if any, of such monthly payment is applied to principal).

      The Contracts were first entered onto CITSF's servicing system (which, typically, represents the date on which CITSF or one of its affiliates funds the purchase of such Contracts from Dealers) between September 1994 and January 1999. All Contracts are marine installment contracts or direct loans, each secured by a boat and some of which are secured by U.S. preferred ship mortgages. Such Contracts, secured by boats, are originated by a Dealer and purchased by CITSF or one of its affiliates, originated directly by CITSF or one of its affiliates, or acquired by CITSF or one of its affiliates from unaffiliated third parties.

Characteristics of Contracts

      The Contract Pool consists of contracts having an aggregate unpaid principal balance as of the Cut-off Date of $735,162,156. For the purposes of the discussion of the characteristics of the Contracts on the Cut-off Date contained herein, the principal balance of each Contract is the unpaid principal balance as of the Cut-off Date.

      The Contracts were selected from CITSF's portfolio of marine installment sale contracts and direct loans based on several criteria, including the following:

      (i)   each Contract was originated in the United States of America;

      (ii)  each Contract has a Contract Rate not less than 7.50%;

      (iii) each Contract provides for level monthly payments which include interest at the Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than 245 months;

      (iv) as of the Cut-off Date the most recent scheduled payment of principal and interest, if any, on each Contract was made by or on behalf of the related Obligor or was not delinquent more than 59 days;

      (v) no Financed Boat has been repossessed without reinstatement as of the Cut-off Date;

      (vi) as of the Cut-off Date no Obligor on any Contract was the subject of a bankruptcy proceeding;

      (vii) as of the Cut-off Date each Contract has a remaining principal balance of not less than $1,000 and not more than $800,000; and

      (viii)as of the  Cut-off  Date  none of the  Paid  Ahead  Simple  Interest
            Contracts in the Contract Pool were paid-ahead more than twelve scheduled monthly payments.

      As  of  the  Cut-off   Date,   the   Contract   Pool  had  the   following
characteristics:

Range of Contract Rates                                    7.50% to 21.00%

Weighted Average Contract Rate                             9.50%

Range of Original Principal Balances                       $1,931 to $800,000

Average Original Principal Balance                         $34,164

Range of Remaining Principal Balances                      $1,073 to $785,708

Average Remaining Principal Balance                        $31,914

Range of Original Terms to Maturity                        18 to 245 months

Weighted Average Original Term to Maturity                 184 months

Range of Remaining Terms to Maturity                       12 to 240 months

Weighted Average Remaining Term to Maturity                168 months

Percentage of New/Used Boats at Time of
Origination (by number of Contracts)                       74.85%/25.15%

Percentage of New/Used Boats at Time of
Origination (by principal balance)                         67.16%/32.84%

      Set forth below is a description of certain characteristics of the Contracts.

                   Geographical Distribution of Contracts(1)

                                                                                  % of Contract
                                          % of Contract    Aggregate Principal  Pool by Principal
                         Number of      Pool by Number of       Balance              Balance
                      Contracts As of    Contracts As of    Outstanding As of   Outstanding As of
      State          the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
      -----          ----------------    ----------------   ----------------    ----------------
Alabama ......               89                 0.39%          $  2,667,176            0.36%
Alaska .......               11                 0.05              1,229,093            0.17
Arizona ......              402                 1.75             16,635,498            2.26
Arkansas .....            1,079                 4.68             13,537,649            1.84
California ...            2,699                11.72            118,084,204           16.06
Colorado .....              536                 2.33             10,758,773            1.46
Connecticut ..              424                 1.84             17,280,646            2.35
Delaware .....               85                 0.37              3,904,338            0.53
District of
  Columbia ...               19                 0.08              1,048,658            0.14
Florida ......            1,295                 5.62             53,712,248            7.31
Georgia ......              489                 2.12             14,515,382            1.97
Hawaii .......                5                 0.02                610,058            0.08
Idaho ........               40                 0.17                772,772            0.11
Illinois .....              985                 4.28             32,977,650            4.49
Indiana ......              147                 0.64              4,581,592            0.62
Iowa .........               81                 0.35              2,694,505            0.37
Kansas .......              731                 3.17             15,740,307            2.14
Kentucky .....               83                 0.36              2,727,382            0.37
Louisiana ....               77                 0.33              3,752,731            0.51
Maine ........               35                 0.15                962,324            0.13
Maryland .....              714                 3.10             25,370,904            3.45
Massachusetts               751                 3.26             26,449,514            3.60
Michigan .....              192                 0.83              5,503,770            0.75
Minnesota ....              282                 1.22              7,643,590            1.04
Mississippi ..               62                 0.27              1,480,391            0.20
Missouri .....            1,597                 6.93             38,249,740            5.20
Montana ......               81                 0.35              1,185,116            0.16
Nebraska .....               48                 0.21              1,032,821            0.14
Nevada .......              379                 1.65             12,550,989            1.71
New Hampshire               131                 0.57              4,642,605            0.63
New Jersey ...              777                 3.37             31,197,292            4.24
New Mexico ...               99                 0.43              2,826,080            0.38
New York .....              935                 4.06             35,460,094            4.82
North Carolina              268                 1.16              6,314,448            0.86
North Dakota .                5                 0.02                121,715            0.02
Ohio .........              194                 0.84              7,628,487            1.04
Oklahoma .....              680                 2.95             14,934,337            2.03
Oregon .......              269                 1.17             12,088,888            1.64
Pennsylvania .              552                 2.40             21,342,452            2.90
Rhode Island .               94                 0.41              3,880,643            0.53
South Carolina              128                 0.56              4,766,518            0.65
South Dakota .               11                 0.05                223,477            0.03
Tennessee ....              183                 0.79              5,815,701            0.79
Texas ........            3,849                16.71             88,981,440           12.10
Utah .........              168                 0.73              5,433,089            0.74
Vermont ......               16                 0.07                276,718            0.04
Virginia .....              485                 2.11             17,501,360            2.38
Washington ...              554                 2.40             25,362,788            3.45
West Virginia                29                 0.13                653,332            0.09
Wisconsin ....              171                 0.74              7,634,775            1.04
Wyoming ......               20                 0.09                416,096            0.06
                         ------               ------           ------------          ------
Total                    23,036               100.00%(2)       $735,162,156          100.00%(2)
                         ======               ======           ============          ======

----------
(1) In most cases, based on the mailing addresses of the Obligors as of the Cut-off Date.

(2)   May not equal 100% due to rounding.

                   Distribution by Original Principal Balance

                                                                                        % of Contract
                                                % of Contract    Aggregate Principal  Pool by Principal
                               Number of      Pool by Number of       Balance              Balance
Range of Original           Contracts As of    Contracts As of    Outstanding As of   Outstanding As of
Principal Balances         the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
------------------         ----------------    ----------------   ----------------    ----------------
  $5,000.00 or Less               386               1.68%           $  1,057,157             0.14%
  $5,000.01 -  $10,000.00       2,911               12.64             17,615,881             2.40
 $10,000.01 -  $15,000.00       5,115               22.20             54,833,532             7.46
 $15,000.01 -  $20,000.00       4,060               17.62             62,774,014             8.54
 $20,000.01 -  $30,000.00       4,524               19.64            102,228,836            13.91
 $30,000.01 -  $40,000.00       1,792                7.78             57,929,751             7.88
 $40,000.01 -  $50,000.00         880                3.82             37,289,697             5.07
 $50,000.01 -  $60,000.00         574                2.49             29,796,109             4.05
 $60,000.01 -  $70,000.00         383                1.66             23,367,607             3.18
 $70,000.01 -  $80,000.00         305                1.32             21,732,668             2.96
 $80,000.01 -  $90,000.00         231                1.00             18,694,091             2.54
 $90,000.01 - $100,000.00         197                0.86             18,095,155             2.46
$100,000.01 - $125,000.00         484                2.10             52,438,717             7.13
$125,000.01 - $150,000.00         358                1.55             47,703,738             6.49
$150,000.01 - $175,000.00         257                1.12             40,099,467             5.45
$175,000.01 - $200,000.00         174                0.76             31,875,885             4.34
$200,000.01 - $250,000.00         159                0.69             34,398,403             4.68
$250,000.01 - $300,000.00          97                0.42             25,648,496             3.49
$300,000.01 - $400,000.00          94                0.41             30,956,338             4.21
$400,000.01 - $500,000.00          36                0.16             15,483,196             2.11
$500,000.01 - $600,000.00          12                0.05              6,335,929             0.86
$600,000.01 - $800,000.00           7                0.03              4,807,489             0.65
                               ------              ------           ------------           ------
  Total                        23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                 Distribution by Cut-off Date Principal Balance

                                                                                        % of Contract
                                                % of Contract    Aggregate Principal  Pool by Principal
                               Number of      Pool by Number of       Balance             Balance
Range of Cut-off           Contracts As of    Contracts As of    Outstanding As of   Outstanding As of
Date Principal Balances    the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
-----------------------    ----------------    ----------------   ----------------    ----------------
  $5,000.00 or Less             1,242                5.39%           $ 4,369,738             0.59%
  $5,000.01 -  $10,000.00       3,847               16.70             29,707,276             4.04
 $10,000.01 -  $15,000.00       4,968               21.57             61,665,910             8.39
 $15,000.01 -  $20,000.00       3,475               15.09             59,964,501             8.16
 $20,000.01 -  $30,000.00       3,933               17.07             96,002,685            13.06
 $30,000.01 -  $40,000.00       1,570                6.82             53,994,217             7.34
 $40,000.01 -  $50,000.00         807                3.50             36,159,711             4.92
 $50,000.01 -  $60,000.00         549                2.38             30,080,061             4.09
 $60,000.01 -  $70,000.00         354                1.54             22,940,309             3.12
 $70,000.01 -  $80,000.00         280                1.22             20,908,737             2.84
 $80,000.01 -  $90,000.00         198                0.86             16,771,622             2.28
 $90,000.01 - $100,000.00         223                0.97             21,287,951             2.90
$100,000.01 - $125,000.00         456                1.98             51,234,572             6.97
$125,000.01 - $150,000.00         357                1.55             49,016,635             6.67
$150,000.01 - $175,000.00         229                0.99             36,794,840             5.00
$175,000.01 - $200,000.00         178                0.77             33,439,828             4.55
$200,000.01 - $250,000.00         147                0.64             33,041,488             4.49
$250,000.01 - $300,000.00          91                0.40             24,931,792             3.39
$300,000.01 - $400,000.00          84                0.36             28,807,584             3.92
$400,000.01 - $500,000.00          31                0.13             13,699,199             1.86
$500,000.01 - $600,000.00          10                0.04              5,536,011             0.75
$600,000.01 - $800,000.00           7                0.03              4,807,489             0.65
                               ------              ------           ------------           ------
  Total                        23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                   Distribution by Original Term to Maturity

                                                                                       % of Contract
  Range of                                     % of Contract    Aggregate Principal  Pool by Principal
Original Terms                Number of       Pool by Number of       Balance             Balance
 to Maturity               Contracts As of    Contracts As of    Outstanding As of   Outstanding As of
 (in Months)               the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
--------------             ----------------    ----------------   ----------------    ----------------
  18 -  24                         21                0.09%          $     53,373             0.01%
  25 -  36                        200                0.87                764,481             0.10
  37 -  48                        368                1.60              1,714,850             0.23
  49 -  60                      1,421                6.17             10,111,013             1.38
  61 -  72                        670                2.91              5,671,552             0.77
  73 -  84                      1,136                4.93             11,658,495             1.59
  85 -  96                      1,421                6.17             13,397,618             1.82
  97 - 108                         61                0.26                909,142             0.12
 109 - 120                      5,681               24.66             82,313,858            11.20
 121 - 132                         93                0.40              1,567,335             0.21
 133 - 144                      4,574               19.86             88,066,562            11.98
 145 - 156                         91                0.40              2,007,743             0.27
 157 - 168                          9                0.04                517,928             0.07
 169 - 180                      5,547               24.08            248,418,402            33.79
 181 - 192                        160                0.69              6,595,517             0.90
 193 - 204                          7                0.03                614,654             0.08
 205 - 216                          1                0.00                126,117             0.02
 217 - 228                          3                0.01                484,176             0.07
 229 - 240                      1,530                6.64            253,676,926            34.51
 241 - 245                         42                0.18              6,492,414             0.88
                               ------              ------           ------------           ------
  Total                        23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                   Distribution by Remaining Term to Maturity

                                                                                        % of Contract
   Range of                                     % of Contract    Aggregate Principal  Pool by Principal
Remaining Terms                Number of      Pool by Number of        Balance             Balance
  to Maturity               Contracts As of    Contracts As of    Outstanding As of   Outstanding As of
  (in Months)               the Cut-off Date   the Cut-off Date   the Cut-off Date    the Cut-off Date
--------------              ----------------   ----------------   ----------------    ----------------
  12 -  24                        434                1.89%          $  1,515,060             0.21%
  25 -  36                        644                2.80              3,322,203             0.45
  37 -  48                      1,065                4.62              7,718,068             1.05
  49 -  60                        971                4.22              8,851,426             1.20
  61 -  72                        944                4.10              9,598,516             1.31
  73 -  84                      1,429                6.20             15,747,700             2.14
  85 -  96                      1,779                7.72             22,645,495             3.08
  97 - 108                      2,895               12.57             43,394,503             5.90
 109 - 120                      2,328               10.11             39,348,420             5.35
 121 - 132                      1,862                8.08             37,724,249             5.13
 133 - 144                      1,821                7.91             45,823,525             6.23
 145 - 156                        930                4.04             39,443,905             5.37
 157 - 168                      2,345               10.18            101,202,186            13.77
 169 - 180                      2,006                8.71             97,180,196            13.22
 181 - 192                         11                0.05              1,333,162             0.18
 193 - 204                         60                0.26              6,483,355             0.88
 205 - 216                        170                0.74             25,210,127             3.43
 217 - 228                        532                2.31             90,711,738            12.34
 229 - 240                        810                3.52            137,908,323            18.76
                               ------              ------           ------------           ------
   Total                       23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                        Distribution by Age of Contracts

                                                                                      % of Contract
                                               % of Contract    Aggregate Principal  Pool by Principal
   Age of                    Number of       Pool by Number of        Balance             Balance
  Contracts               Contracts As of     Contracts As of    Outstanding As of   Outstanding As of
 (in Months)              the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
 -----------              ----------------    ----------------   ----------------    ----------------
    5 or Less                     936                4.06%          $ 80,587,057            10.96%
    6 - 11                      5,862               25.45            220,345,000            29.97
   12 - 18                      4,742               20.59            169,222,469            23.02
   19 - 24                      5,209               22.61            125,187,302            17.03
   25 - 30                      1,946                8.45             48,481,628             6.59
   31 - 36                      2,521               10.94             53,127,286             7.23
   37 - 42                        847                3.68             19,902,216             2.71
   43 - 48                        805                3.49             14,310,035             1.95
   49 - 54                        163                0.71              3,971,326             0.54
   55 - 60                          5                0.02                 27,837             0.00
                               ------              ------           ------------           ------
   Total                       23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                         Distribution by Contract Rate

                                                                                      % of Contract
                                               % of Contract    Aggregate Principal  Pool by Principal
                             Number of       Pool by Number of        Balance             Balance
  Range of                Contracts As of     Contracts As of    Outstanding As of   Outstanding As of
  Contracts               the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
 -----------              ----------------    ----------------   ----------------    ----------------
  7.50 -  7.99%                   588                2.55%          $ 90,603,494            12.32%
  8.00 -  8.99%                 3,643               15.81            244,592,958            33.27
  9.00 -  9.99%                 5,986               25.99            191,640,293            26.07
 10.00 - 10.99%                 6,244               27.11            118,993,376            16.19
 11.00 - 11.99%                 3,272               14.20             52,317,565             7.12
 12.00 - 12.99%                 1,884                8.18             23,485,335             3.19
 13.00 - 13.99%                   864                3.75              8,899,330             1.21
 14.00 - 14.99%                   343                1.49              3,013,917             0.41
 15.00 - 15.99%                   128                0.56                887,916             0.12
 16.00 - 16.99%                    25                0.11                218,798             0.03
 17.00 - 17.99%                     6                0.03                 98,124             0.01
 18.00 - 18.99%                    15                0.07                148,505             0.02
 19.00 - 19.99%                    33                0.14                235,404             0.03
 20.00 - 21.00%                     5                0.02                 27,141             0.00
                               ------              ------           ------------           ------
   Total                       23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

                         Distribution by Year Originated

                                                                                      % of Contract
                                               % of Contract    Aggregate Principal  Pool by Principal
                             Number of       Pool by Number of        Balance             Balance
    Year                  Contracts As of     Contracts As of    Outstanding As of   Outstanding As of
Originated(2)             the Cut-off Date    the Cut-off Date   the Cut-off Date    the Cut-off Date
-------------             ----------------    ----------------   ----------------    ----------------
    1994                          123                0.53%          $  3,684,755             0.50%
    1995                        1,515                6.58             31,483,055             4.28
    1996                        4,305               18.69             98,775,718            13.44
    1997                        9,210               39.98            267,905,913            36.44
    1998                        7,629               33.12            319,471,737            43.46
    1999                          254                1.10             13,840,978             1.88
                               ------              ------           ------------           ------
   Total                       23,036              100.00%(1)       $735,162,156           100.00%(1)
                               ======              ======           ============           ======

----------
(1)   May not equal 100% due to rounding.

(2) Based on the date the Contracts were first entered onto CITSF's servicing system.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      Each of the Contracts is prepayable at any time without any penalty. If prepayments are received on the Contracts, the actual weighted average life of the Contracts will be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, if any, and purchases by CITSF or the Servicer of certain Contracts as described herein. Weighted average life means the average amount of time during which each dollar of principal on a Contract is outstanding. Any reinvestment risk resulting from the rate of prepayment of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by (i) the exercise of the option of CITSF to purchase all of the Contracts remaining in the Trust when the Pool Balance is 10% or less of the Initial Pool Balance, (ii) the sale by the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) of all of the Contracts remaining in the Trust when the Pool Balance is 5% or less of the Initial Pool Balance or (iii) an Event of Default and acceleration of the Notes. See "The Purchase Agreements and the Trust Documents--Termination" herein and in the Prospectus.

      The rate of principal payments (including prepayments) on pools of marine installment sale contracts and direct loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Contract Rates on the Contracts, the Contracts could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Contract Rates on the Contracts. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Contracts would generally be expected to decrease. No assurance can be given as to the influence of these factors on the actual prepayment experience of the Contracts.

      CITSF is not aware of any publicly available industry statistics that set forth principal prepayment experience for marine installment sale contracts and direct loans similar to the Contracts over an extended period of time, and its experience with respect to marine contracts included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Contracts.

Certain Payment Data

      Certain statistical information relating to the payment behavior of marine installment sale contracts and direct loans originated by CITSF directly or through Dealers is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, you should consider that the information set forth below reflects, with respect to contracts originated in a given year, all principal payments made in respect of such contracts in a given year, including regularly scheduled payments, liquidation or insurance proceeds applied to principal of such contracts, as well as principal prepayments made by or on behalf of the obligors on the contracts in advance of the date on which such principal payment was scheduled to be made. The information set forth below also reflects charge-offs of the contracts during a given year. In addition, the Company has not performed any statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of marine installment sale contracts and direct loans for purposes of determining expected payment behavior. Payment rates on the contracts are influenced by a number of economic, social and other factors. Furthermore, the prepayment experience of the Contracts may not exhibit payment behavior similar to the behavior summarized in the following table. In addition to the foregoing, you should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the payment behavior of marine installment sale contracts and direct loans beyond such periods. As a result, you should not draw any conclusions regarding the prepayment rate of the Contracts from the information presented in the table below. You must make your own assumptions regarding the prepayment rate of the Contracts.

      The following table sets forth, with respect to all of the marine installment sale contracts and direct loans originated by CITSF directly or through Dealers (excluding contracts purchased in bulk) in each period since
1994, the aggregate initial principal balance of the contracts originated in such period, the approximate aggregate principal balance outstanding on the contracts originated in such period as of the last day of such period and the approximate aggregate principal balance outstanding on the contracts originated in such period as of the end of each subsequent period.

              Information Regarding Principal Reduction on Marine
        Installment Sale Contracts and Direct Loans Originated by CITSF
                             (Dollars in Millions)

                                                                    Nine Months
                                                                      Ended
                                                                   September 30,
                              1994     1995     1996(3)    1997(3)    1998(3)
                              ----     ----     -------    ------- -------------
Approximate Volume(1) .....   $42.7   $106.3    $223.0     $432.5     $429.6
Approximate Aggregate
  Principal Balance(2):
    December 31, 1994 .....    38.6
    December 31, 1995 .....    31.5     96.6
    December 31, 1996 .....    24.7     77.8     206.8
    December 31, 1997 .....    18.9     59.8     165.8      403.8
    September 30, 1998 ....    13.9     44.8     131.2      338.2      409.4

----------
(1) Volume represents aggregate initial principal balance of each contract originated in a particular year or nine-month period.

(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding at the end of the indicated year or nine-month period on each contract originated in a particular year.

(3) Includes contracts sold by CITSF in a previous securitization which CITSF is servicing.

Paid-Ahead Simple Interest Contracts

      If an Obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Due Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Contract in such Due Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Contract (a "Paid-Ahead Simple Interest Contract") for the number of due dates corresponding to the number of such additional scheduled payments (the
"Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Contract, as reduced by the application of the additional scheduled payments made in the Due Period in which such Contract became a Paid-Ahead Simple Interest Contract. The Obligor's Contract would not be considered delinquent during the Paid-Ahead Period. A Payment Shortfall with respect to such Contract will exist during each Due Period occurring during the Paid-Ahead Period and the Servicer may be required to make a Monthly Advance in respect of such Payment Shortfall, as described under "The Purchase Agreements and The Trust Documents--Monthly Advances" herein and in the Prospectus; however, no Monthly Advances will be made in respect of principal in respect of a Paid-Ahead Simple Interest Contract. See "Yield and Prepayment Considerations" herein and in the Prospectus.

      When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Contract would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract, and on the number of payments that were paid ahead, there may be extended periods of time during which Contracts that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Contracts.

      Paid-Ahead Simple Interest Contracts will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Due Period in which such amount was received will generally shorten the weighted average life of the Securities. However, depending on the length of time during which a Paid-Ahead Simple Interest Contract is not amortizing as described above, the weighted average life of the Securities may be extended. In addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead Simple Interest Contract which subsequently goes into default, because Liquidation Proceeds with respect to such Contract will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Contract may be larger than would have been the case had such Monthly Advances not been made.

      As of the Cut-off Date, approximately 17.62% of the number of Contracts in the Contract Pool were Paid-Ahead Simple Interest Contracts, with at least one, but not more than twelve, paid-ahead scheduled monthly payments. CITSF's portfolio of marine installment sale contracts and direct loans has historically included contracts which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Contracts which may become Paid-Ahead Simple Interest Contracts or the number or the principal amount of the scheduled payments which may be paid ahead.

Weighted Average Life of the Securities

      Prepayments on marine installment sale contracts and direct loans can be measured relative to a prepayment model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of marine contracts, for the life of such contracts. A 100% Prepayment Assumption assumes prepayment rates of 0.25% per annum of the then outstanding principal balance of the Contracts in the first month of the life of the contracts and an additional 0.25% per annum in each month thereafter until the twenty-fourth month (for example, 0.50% in the second month). Beginning in the twenty-fourth month and in each month thereafter during the life of the contracts, a 100% Prepayment Assumption assumes a constant prepayment rate of 6% per annum each month. As used in each of the Prepayment Tables below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 100% of the Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of marine contracts, including the Contracts.

      As the rate of payments of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Contracts and the rate at which Contracts become Liquidated Contracts, final payment of each class of the Notes could occur significantly earlier than their respective Note Final Scheduled Distribution Dates. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Securities will be borne exclusively by the Securityholders.

      The tables captioned "Percentage of Initial Note Principal Balance at Various Percentages of the Prepayment Assumption" and "Percentage of Initial Certificate Balance at Various Percentages of the Prepayment Assumption" (each a "Prepayment Table") have been prepared on the basis of certain characteristics of the Contracts. Each Prepayment Table was prepared assuming that (i) the Contracts prepay in full at the specified percentage of the Prepayment Assumption, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Contracts is made on the last day of each month and each Contract accrues to 30 days each month, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Amount for the related Due Period, (v) the Closing Date occurs on February 23, 1999 and (vi) CITSF exercises its option to purchase the Contracts as specified under "The Purchase Agreements and The Trust Documents--Termination" herein and in the Prospectus. The Prepayment Tables indicate the projected weighted average life of each class of the Notes and the Certificates and set forth the percentage of the initial principal amount of each class of the Notes and the percentage of the Original Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various Prepayment Assumption percentages.

      The Prepayment Tables also assume that the Contracts have been aggregated into six hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average Contract Rate, weighted average original term to maturity, weighted average remaining term to maturity and weighted average seasoning as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                   Weighted        Weighted
                                                    Average        Average      Weighted
                     Aggregate       Weighted    Original Term  Remaining Term   Average
                     Principal       Average      to Maturity     to Maturity   Seasoning
                      Balance     Contract Rate    (Months)        (Months)      (Months)
                     ---------    -------------  -------------  --------------  ---------
Pool 1 ........   $ 95,742,923.27    11.011%          108             86            22
Pool 2 ........   $155,967,186.09    10.232%          149            131            18
Pool 3 ........   $120,233,988.91     9.671%          176            159            17
Pool 4 ........   $133,143,191.41     8.657%          204            188            16
Pool 5 ........   $119,251,303.59     8.388%          230            217            13
Pool 6 ........   $110,823,562.42     8.388%          233            220            13

      The information included in the following tables may constitute forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Contracts to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the Prepayment Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Contracts will prepay at the same level of the Prepayment Assumption. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in each Prepayment Table at the various constant percentages of the Prepayment Assumption specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between such assumptions and actual characteristics and performance of the Contracts or actual prepayment experience will affect the percentages of initial balances outstanding over time and weighted average lives of each class of the Notes and the Certificates.

      Percentage of Initial Note Principal Balance at Various Percentages
                        of the Prepayment Assumption (1)

                                   Class A-1
                                   ---------

Distribution Date          0%       200%      250%      300%      350%      400%      450%      500%
-----------------          --       ----      ----      ----      ----      ----      ----      ----
Initial
  Percentage .....      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/00 ..........       87.43%    64.33%    58.55%    52.77%    46.98%    41.19%    35.42%    29.65%
2/15/01 ..........       76.68%    33.03%    22.98%    13.24%     3.84%     0.00%     0.00%     0.00%
2/15/02 ..........       64.82%     5.84%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/03 ..........       51.74%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/04 ..........       37.32%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/05 ..........       21.48%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/06 ..........        3.98%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/07 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/08 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/09 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/10 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/11 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/12 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/13 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/14 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/15 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)(2):        3.94      1.52      1.29      1.13      1.00      0.89      0.80      0.73

                                   Class A-2
                                   ---------

Distribution Date          0%       200%      250%      300%      350%      400%      450%      500%
-----------------          --       ----      ----      ----      ----      ----      ----      ----
Initial Percentage      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/00 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/01 ..........      100.00%   100.00%   100.00%   100.00%   100.00%    90.47%    74.60%    59.30%
2/15/02 ..........      100.00%   100.00%    87.85%    66.57%    46.74%    28.27%    11.18%     0.00%
2/15/03 ..........      100.00%    67.59%    42.89%    20.58%     0.53%     0.00%     0.00%     0.00%
2/15/04 ..........      100.00%    30.16%     5.45%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/05 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/06 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/07 ..........       81.44%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/08 ..........       55.04%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/09 ..........       26.04%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/10 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/11 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/12 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/13 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/14 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/15 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)(2):        9.15      4.51      3.89      3.40      3.00      2.67      2.40      2.17

                                   Class A-3
                                   ---------

Distribution Date          0%       200%      250%      300%      350%      400%      450%      500%
-----------------          --       ----      ----      ----      ----      ----      ----      ----
Initial Percentage      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/00 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/01 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/02 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    92.90%
2/15/03 ..........      100.00%   100.00%   100.00%   100.00%   100.00%    73.30%    48.83%    27.05%
2/15/04 ..........      100.00%   100.00%   100.00%    75.38%    46.81%    22.13%     1.03%     0.00%
2/15/05 ..........      100.00%    96.35%    60.76%    30.80%     5.76%     0.00%     0.00%     0.00%
2/15/06 ..........      100.00%    53.13%    21.37%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/07 ..........      100.00%    20.78%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/08 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/09 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/10 ..........       92.78%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/11 ..........       60.40%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/12 ..........       25.02%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/13 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/14 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/15 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)(2):       12.31      7.20      6.33      5.61      5.00      4.49      4.05      3.67

                                   Class A-4
                                   ---------

Distribution Date          0%       200%      250%      300%      350%      400%      450%      500%
-----------------          --       ----      ----      ----      ----      ----      ----      ----
Initial Percentage      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/00 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/01 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/02 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/03 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/04 ..........      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    80.71%
2/15/05 ..........      100.00%   100.00%   100.00%   100.00%   100.00%    82.88%    63.46%     0.00%
2/15/06 ..........      100.00%   100.00%   100.00%    94.94%    71.32%     0.00%     0.00%     0.00%
2/15/07 ..........      100.00%   100.00%    91.74%    66.75%     0.00%     0.00%     0.00%     0.00%
2/15/08 ..........      100.00%    92.88%    65.72%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/09 ..........      100.00%    66.35%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/10 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/11 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/12 ..........      100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/13 ..........       96.45%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/14 ..........       65.81%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/15 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)(2):       14.96      9.94      8.92      8.00      7.14      6.48      5.91      5.36

----------
(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of the Note by the number of years from the date of the issuance of the Note to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

      The Company has prepared the foregoing Prepayment Tables based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Contracts which will differ from the actual characteristics and performance). Remember these assumptions when you review the Prepayment Tables.

       Percentage of Original Certificate Balance at Various Percentages
                        of the Prepayment Assumption (1)


Distribution Date          0%       200%      250%      300%      350%      400%      450%      500%
-----------------          --       ----      ----      ----      ----      ----      ----      ----
Initial Percentage      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
2/15/00 ..........       97.10%    90.22%    88.50%    86.78%    85.06%    83.34%    80.87%    78.27%
2/15/01 ..........       93.90%    79.79%    75.35%    71.19%    66.91%    63.17%    58.70%    54.90%
2/15/02 ..........       90.37%    67.59%    62.04%    56.98%    52.02%    47.79%    43.02%    39.09%
2/15/03 ..........       86.48%    56.95%    50.92%    45.61%    40.60%    36.49%    31.99%    28.46%
2/15/04 ..........       81.62%    47.70%    41.67%    36.55%    31.88%    28.22%    24.27%    21.34%
2/15/05 ..........       74.51%    39.66%    33.98%    29.35%    25.24%    22.21%    18.90%     0.00%
2/15/06 ..........       66.66%    32.67%    27.62%    23.65%    20.23%     0.00%     0.00%     0.00%
2/15/07 ..........       60.28%    27.45%    22.99%    19.64%     0.00%     0.00%     0.00%     0.00%
2/15/08 ..........       53.76%    23.08%    19.28%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/09 ..........       46.59%    19.30%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/10 ..........       38.99%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/11 ..........       33.76%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/12 ..........       28.04%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/13 ..........       23.49%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/14 ..........       19.13%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
2/15/15 ..........        0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)(2):        9.41      5.30      4.68      4.17      3.70      3.35      3.01      2.73

----------
(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance.

(2) The weighted average life of a Certificate is determined by (i) multiplying in the amount of each principal payment on the Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial face amount of the Certificate.

      The Company has prepared the foregoing Prepayment Table based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Contracts which will differ from the actual characteristics and performance of the Contracts). Remember these assumptions when you review the Prepayment Table.

                      YIELD AND PREPAYMENT CONSIDERATIONS

      Thirty  days  of  interest  will  be  paid  to  the  Noteholders  on  each
Distribution Date (except the first Distribution Date) to the extent of the remaining Available Amount and the remaining Available Reserve Amount, in an amount equal to one-twelfth of the product of the applicable Interest Rate and the outstanding principal amount of each class of the Notes as of the preceding Distribution Date (after giving effect to any distributions of principal, including the Additional Principal Distribution Amount, to be made on such Distribution Date). See "The Notes--Payments of Principal." Thirty days of interest will be passed through to Certificateholders on each Distribution Date (except the first Distribution Date) to the extent of the remaining Available Amount and the remaining Available Reserve Amount, in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance immediately preceding such Distribution Date. The "Certificate Balance" means the Original Certificate Balance reduced by all distributions allocable to principal actually made to Certificateholders. See "The Certificates--Distributions of Principal."

      Generally, the excess of the amount of interest paid at the Contract Rate over such Contract's allocable share of the interest due on the Securities, the Servicer Payment and accrued and unpaid fees of the Insurer would be available to pay the Additional Principal Distribution Amount or to fund the Reserve Account. The Trust will not receive a full month's interest at the Contract Rate on any Contract which is prepaid in full or which is subject to a Relief Act Reduction, nor will the Servicer make Monthly Advances for any Payment Shortfall which results from a prepayment in full of a Contract or a Relief Act Reduction. The Servicer will not make Non-Reimbursable Payments. As a result, there will be less interest available to the Trust to pay interest on the Securities, to pay the Additional Principal Distribution Amount and to fund the Reserve Account.

      If the  remaining  Available  Amount and the remaining  Available  Reserve
Amount is insufficient to pay interest on the Securities, the Note Insurance Policy will be the source of payment for the Noteholders and the Certificate Insurance Policy will be the source of payment for the Certificateholders.

                                  POOL FACTORS

      The "Certificate Pool Factor" is an eight-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the Original Certificate Balance. The Certificate Pool Factor will be 1.00000000 as of the Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

      The "Note Pool Factor" with respect to a class of Notes, is an eight-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of each class of Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of such class of Notes. The Note Pool Factor will be 1.00000000 as of the Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the applicable Note Pool Factor.

      On each Distribution Date, the Securityholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Note Pool Factor, the Certificate Pool Factor and various other items of information. Securityholders of record (which in the case of the Notes in most cases will be Cede & Co.) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.
Certificateholders and Note Owners may receive such reports, upon written request, together with a certification that they are Certificateholders or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Trustee (at the address listed in "Structure of the Transaction--The Owner Trustee") and the Indenture Trustee at 311 West Monroe Street, Chicago, Illinois 60606, Attention: Indenture Trust Administration. See "Certain Information Regarding the Securities--Statements to Securityholders" in the Prospectus.

                                USE OF PROCEEDS

      The Company will sell approximately $438,114,527 of Contracts to the Trust and the Selling Trust will sell the remaining $297,047,629 of Contracts to the Trust concurrently with the sale of the Securities, and the net proceeds from the sale of the Securities will be applied by the Trust to the purchase of the Contracts and to the payment of certain expenses connected with pooling the Contracts and issuing the Securities. Such net proceeds less the payment of such expenses represent the aggregate cash purchase price paid by the Trust to the Company and the Selling Trust for the sale of the Contracts to the Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in this Prospectus Supplement. The purchase price paid to CITSF by the Company for the Contracts it sells will be added to CITSF's general funds and will be available for general corporate purposes. The Selling Trust will apply the purchase price paid by the Company to the Selling Trust for the Contracts to repay indebtedness of the Selling Trust.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

General

      As of September 30, 1998, CITSF serviced for itself and others approximately 286,000 contracts (consisting primarily of recreation vehicle, home equity, recreational boat and manufactured housing contracts), representing an outstanding balance of approximately $8.5 billion. Of this portfolio, approximately 41,000 contracts (representing approximately $1.2 billion outstanding balance) consisted of marine installment sale contracts and direct loans. CITSF entered into agreements in 1996 and 1997 to service additional manufactured housing, recreation vehicle and recreational boat contracts for third parties, which increased substantially the total number of contracts serviced by CITSF.

Servicing

      The following table shows the composition of CITSF's servicing portfolio, including marine installment sale contracts and direct loans serviced by CITSF on the dates indicated:

                      THE CIT GROUP/SALES FINANCING, INC.

                    Contracts Being Serviced by Product Line

                          (Dollar amounts in millions)
                       (Number of accounts in thousands)

                                                          As of December 31,                                      As of Sept. 30,
                        ------------------------------------------------------------------------------------    ------------------
                               1994                  1995                  1996                  1997                  1998
                        (Number) (Dollars)    (Number) (Dollars)    (Number) (Dollars)    (Number) (Dollars)    (Number) (Dollars)
                        -------- ---------    -------- ---------    -------- ---------    -------- ---------    -------- ---------
RB-- Owned ............    1.1   $   62.0        5.8   $  152.1        1.5    $   45.9        3.5  $  172.9        14.1  $  562.3
RB--  Bulk Purchases ..    0.2        9.6        0.2        4.8        0.2         3.7        0.7      18.6         1.1      21.4
RB-- Servicing(1) .....     --         --         --         --       11.6       278.5       31.5     757.4        26.0     599.4
                         -----   --------      -----   --------      -----    --------      -----  --------       -----  --------
Total RB ..............    1.3       71.6        6.0      156.9       13.3       328.1       35.7     948.9        41.2   1,183.1
Total RV ..............   47.8    1,016.3       52.1    1,144.3       57.5     1,256.8       94.7   2,408.9        97.0   2,409.6
Total MH ..............   39.6      878.1       69.3    1,368.5       96.0     1,748.4       89.2   1,836.4        82.0   1,884.5
Home Equity ...........   13.5      570.8       27.1    1,039.0       52.6     2,005.5       57.3   2,446.2        57.8   2,784.9
Other(2) ..............    0.1        3.2        0.2        2.1        0.2         3.1        5.1     121.5         7.5     225.1
                         -----   --------      -----   --------      -----    --------      -----  --------       -----  --------
Total Contracts
  Serviced ............  102.3   $2,540.0      154.7   $3,710.8      219.6    $5,341.9      282.0  $7,761.9       285.5  $8,487.2

----------
RB    --Recreational Boat

RV    --Recreation Vehicle

MH    --Manufactured Housing

(1) Includes contracts sold by CITSF in a previous securitization which CITSF is servicing. The 1997 and 1998 amounts also include a third party servicing arrangement entered into in 1997.

(2)   Includes inventory financing receivables.

Delinquency and Loan Loss Experience for Marine Loan Portfolio

      The following Delinquency Experience and Loan Loss/Liquidation Experience tables set forth data for CITSF's marine loan portfolio. The following table sets forth the delinquency experience at December 31 for years 1994 to 1997 and at September 30, 1997 and 1998, of the portfolio of marine installment sale contracts and direct loans originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases, contracts in repossession and contracts serviced but not originated by CITSF.

                             Delinquency Experience
                          (Dollar amounts in millions)

                                      December 31,             At September 30,
                           ---------------------------------   ----------------
                            1994    1995    1996(3)  1997(3)   1997(3)  1998(3)
                           ------  ------  --------  -------   -------  -------
Number of Contracts
  (in thousands)             1.1      5.8     13.1     24.8      23.4    32.4
Principal Balance of
  Contracts Serviced       $62.0   $152.1   $324.5   $663.6    $595.8   $957.4
Principal Balance of
  Delinquent
  Contracts(1)
    30-59 Days             $ 0.4   $  1.3   $  5.7   $ 11.0    $  9.7   $ 10.1
    60-89 Days               0.1      0.5      2.0      4.2       3.9      3.1
    90 Days or More          0.1      0.7      3.5      9.4       5.1     10.4
Total Principal Balance
  of Delinquent
  Contracts                $ 0.6   $  2.5   $ 11.2   $ 24.6    $ 18.7   $ 23.6
Delinquencies as a
  Percent of Principal
  Balances(2)                0.97%    1.62%    3.45%    3.70%     3.15%    2.47%

----------
(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. A Contract is deemed delinquent only if payments exceeding $65 are contractually past due 30 days or more.

(2)   Based on dollar percent delinquent  calculated by dividing Total Principal
      Balance  of  Delinquent   Contracts  by  Principal  Balance  of  Contracts
      Serviced.

(3) Includes marine installment contracts and direct loans sold by CITSF in a previous securitization which CITSF is servicing.

      The following table sets forth the loan loss experience for the four years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 of the portfolio of marine installment sale contracts and direct loans originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases, contracts in repossession and contracts serviced but not originated by CITSF. "Net Losses" are equal to the excess of (x) the aggregate principal balance of all defaulted contracts that the Servicer has liquidated, disposed of the related financed boat or deemed all amounts due under such contract to be uncollectible during the period over (y) any liquidation proceeds or recoveries received during the period. Net Losses include the costs of outside collection, repossession and liquidation expenses.

                        Loan Loss/Liquidation Experience
                          (Dollar amounts in millions)

                                                         Nine Months Ended
                           Year Ended December 31,          September 30,
                     ----------------------------------  -------------------
                     1994     1995     1996(2)  1997(2)  1997(2)     1998(2)
                     ----     ----     -------  -------  -------     -------
Average Principal
  Balance of
  Contracts
  Serviced(1) .....  $47.0   $107.4    $240.5   $491.2   $446.2      $806.8
Net Losses:
  Dollars(3) ......  $0.02   $  0.10     $0.74  $  2.43  $  1.34     $  5.40
  Percentage(4) ...   0.05%     0.09%     0.31%    0.50%    0.40%(5)    0.89%(5)

----------
(1)   Excludes contracts in repossession.

(2) Includes marine installment sale contracts and direct outstanding loans sold by CITSF in a previous securitization which CITSF is servicing.

(3) Represents actual losses (including the costs of outside collection, repossession and liquidation but not including accrued interest) recorded at the time of liquidation net of recoveries.

(4)   As a percentage of the Average Principal Balance of Contracts Serviced.

(5) This percentage has been annualized, and as such, may not reflect the actual loss experience for the entire year.

      Certain of the matters discussed below may constitute forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the recreational boat portfolio of CITSF to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

      The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of CITSF's entire portfolio of marine loans originated and serviced by CITSF and are not historical data regarding the Contracts alone, since the Contracts constitute only a portion of CITSF's portfolio.

      The loss and delinquency information presented in these tables is based upon the method of recording a loss when all amounts, if any, expected to be recovered by the sale or disposition of the related Financed Boat have been received or when CITSF has deemed, in accordance with its customary practices and procedures, any further collections, other than recovery of deficiency judgments, to be unlikely (such method referred to herein as a "Liquidation Basis"). The Trust will use the Liquidation Basis method of computing losses in its monthly reports. CITSF also uses the Liquidation Basis for reporting losses on its owned portfolios. However, CITSF may record losses prior to the sale or disposition of the related financed boat due to valuation adjustments at various stages of delinquency or at the point of repossession. As a result, CITSF's reports of the timing and amount of losses and the Trust's reports of the timing and amount of losses may differ.

      Historically, several factors have influenced CITSF's delinquency and loss experience on its marine portfolio. These factors include the seasoning of a growing portfolio, varying economic conditions and other trends including the increasing propensity of consumers to fail to make timely payments on consumer credit obligations and their increasing willingness to seek bankruptcy protection. Accordingly, the data presented in the preceding tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Contracts and no assurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Contracts.

      As described in the Prospectus, in August 1994, CITSF initiated an underwriting program to provide for the approval of a broader range of credit scores with the appropriate pricing intended to compensate for the risk associated with lending to customers with lower credit scores. The increased loss rate for the nine months ended September 30, 1998 is attributable to the seasoning of contracts originated under the underwriting guidelines adopted in 1994.

      CITSF has not significantly changed its marine underwriting guidelines since 1994. However, starting in early 1997, marketing efforts have been shifted toward larger ticket vessels with higher credit quality obligors. The originations in this target market have resulted in decreased delinquencies on the overall portfolio as of September 30, 1998.

      In August 1997, CITSF entered into an agreement to provide servicing for approximately 42,000 additional recreation vehicle and recreational boat consumer contracts for another financial institution. CITSF is servicing these contracts at its Asset Service Center, but these contracts are not included in the preceding delinquency and loan loss/liquidation tables. The addition of these contracts to its servicing portfolio required CITSF to increase staffing levels and reallocate the existing staff at the Asset Service Center in order to service these contracts. The integration of these accounts was a contributing factor to the increase in delinquencies experienced during the fourth quarter of 1997.

                                  THE INSURER

      The MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

      Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

      The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc. and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1998 and for the nine month periods ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

      The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                          SAP
                                         ---------------------------------------
                                         December 31, 1997    September 30, 1998
                                         -----------------    ------------------
                                             (Audited)            (Unaudited)
                                                     (In millions)

Admitted Assets ......................        $5,256                 $6,318
Liabilities ..........................         3,496                  4,114
Capital and Surplus ..................         1,760                  2,204

                                                          GAAP
                                         ---------------------------------------
                                         December 31, 1997    September 30, 1998
                                         -----------------    ------------------
                                             (Audited)            (Unaudited)
                                                     (In millions)

Assets ...............................        $5,988                 $7,439
Liabilities ..........................         2,624                  3,268
Shareholder's Equity .................         3,364                  4,171

      Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is
(914) 273-4545.

      The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "The Insurer." Additionally, the Insurer makes no representation regarding the Securities or the advisability of investing in the Securities.

      THE INSURANCE POLICIES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      Moody's Investors Service, Inc. rates the financial strength of the Insurer "Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Insurer "AAA."

      Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Insurer "AAA."

      Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The Insurer does not guaranty the market price of the Securities nor does it guaranty that the ratings on the Securities will not be revised or withdrawn.

Available Information

      The consolidated financial statements of Insurer are included in, or as exhibits to, the following documents which have been filed with the Commission by the Insurer's parent company MBIA Inc., a Connecticut corporation and are hereby incorporated by reference:

      (a)   Annual Report on Form 10-K for the year ended December 31, 1997, and

      (b)   Quarterly  Report on Form 10-Q for the period  ended  September  30,
            1998.

      You are encouraged to review these documents, including the financial statements, as well as all financial statements of the Insurer included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities for information about the Insurer.

                                   THE NOTES

General

      The Notes will represent obligations of the Trust secured by assets of the Trust (other than the Certificate Distribution Account). The Trust will issue the Notes pursuant to the terms of an Indenture, to be dated as of the Cut-off Date (as amended and supplemented from time to time, the "Indenture") between Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"), and the Trust, a form of which was filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Indenture will be available from the Company, upon request, to the holders of the Notes or the Certificates and will be filed with the Commission following the issuance of the Notes and Certificates. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Each class of the Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding the Securities--Definitive Securities" in the Prospectus, and such persons will hold their interests in the Notes through DTC in the United States or Cedel or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus and Annex I hereto.

      Payments of interest and principal on the Notes with respect to each Due Period will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing March 15, 1999. With respect to any Distribution Date, the "Due Period" will be the calendar month preceding the month of such Distribution Date. The first Due Period will commence on and include February 1, 1999 and will end on and include February 28, 1999. Payments on the Notes on each Distribution Date will be made to the holders of record of the related Notes on the related Record Date.

      A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions, insurance companies or trust companies in the states of New York, Illinois, Delaware or Oklahoma are authorized or required by law, regulation or executive order to be closed.

Payments of Interest

      Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) to but excluding the Distribution Date (each, an "Interest Accrual Period"). The Trust will calculate interest on the Notes on the basis of a 360-day year consisting of twelve 30-day months. The Trust will distribute to the Noteholders of each class accrued interest at the applicable Interest Rate on the outstanding principal amount of such class on each Distribution Date.

      Interest payments on the Notes will generally be made from the Available Amount remaining after payment of the Servicer Payment and accrued and unpaid fees due to the Insurer. In the event such remaining amount is insufficient to pay the Note Interest Distribution Amount in full, such shortfall of interest on the Notes will be paid, first, from amounts, if any, available in the Reserve Account and, second, by the Insurer pursuant to the Note Insurance Policy. See "The Purchase Agreements and the Trust Documents--Distributions." Under certain limited circumstances and if an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect, amounts available to make interest payments on the Notes could be less than the full amount of interest payable on the Notes on a Distribution Date, in which case the Noteholders will receive their ratable share of such amount, based on the aggregate amount of interest due on such date on each class of the Notes. Interest on the Notes of any class for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date in addition to an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful).

      "Insurer Default" shall mean the occurrence and continuance of any of the following events:

            (a) the Insurer shall have failed to make a payment required under either of the Insurance Policies in accordance with its terms;

            (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Payments of Principal

      Principal of the Notes will be payable on each Distribution Date in an amount equal to the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount for such Distribution Date. Principal payments will be made to each class of Notes in sequential order. Payments of the Note Primary Principal Distribution Amount on each Distribution Date will be made from the Available Amount remaining after payment of the Servicer Payment, accrued and unpaid fees due to the Insurer, the Note Interest Distribution Amount and the Certificate Interest Distribution Amount. Payments of the Note Additional Principal Distribution Amount on each Distribution Date will be made from the Available Amount remaining after payment of the Note Primary Principal Distribution Amount (and all other amounts payable prior to the payment of such Note Primary Principal Distribution Amount in accordance with the foregoing sentence) and after payment of the Certificate Primary Principal Distribution Amount, the Reimbursement Obligations to the Insurer, interest on the Loan, certain additional amounts required to be deposited in the Reserve Account and, if CITSF or one of its affiliates is the Servicer, the Servicing Fee. See "The Purchase Agreements and the Trust Documents--Distributions."

      On each Distribution Date, the Trust will pay each of the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount as follows:

      (i) first, to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

      (ii) second, to the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

      (iii) third, to the Class A-3 Notes, until the Class A-3 Notes have been paid in full; and

      (iv) fourth, to the Class A-4 Notes, until the Class A-4 Notes have been paid in full.

      Notwithstanding the foregoing, if an Event of Default has occurred and an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect and the Notes have been accelerated, principal payments will be made on each class of Notes pro rata on the basis of their respective unpaid principal amounts.

      In the event that on a Distribution Date (after giving effect to the distribution of the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount to the Noteholders and the Certificate Primary Principal Distribution Amount and the Certificate Additional Principal Distribution Amount to the Certificateholders) the outstanding principal amount of the Notes and the Certificates is greater than the Pool Balance (such excess, the "Collateralization Shortfall"), such Collateralization Shortfall will be paid to the Notes, first, from amounts, if any, available in the Reserve Account (after payment of the Note Interest Distribution Amount and payment of the Certificate Interest Distribution Amount) and, second, from amounts paid by the Insurer pursuant to the Note Insurance Policy. Any such amounts will be applied to the Notes in the sequential order of their class designation.

      "Note Primary Principal Distribution Amount" means, for any Distribution Date, the Primary Note Percentage of the Primary Principal Distribution Amount.

      "Primary Note Percentage" means, for any Distribution Date, (x) prior to the Stepdown Date, 99.0%; and (y) on and after the Stepdown Date, 98.5%; provided, however, after the Notes have been paid in full, the Primary Note Percentage shall be 0%.

      "Stepdown Date" means the first Distribution Date on which the Certificate Balance is equal to or less than the Current Overcollateralization Amount.

      The "Primary Principal Distribution Amount" on each Distribution Date is equal to the sum of the following amounts with respect to the related Due Period, in each case calculated in accordance with the method specified in each
Contract:

      (i) all payments of principal (including all Principal Prepayments applied during the related Due Period) made on each Contract during the related Due Period;

      (ii) the Stated Principal Balance of each Contract which, as of the related Deposit Date, was purchased by CITSF or the Servicer pursuant to the Sale and Servicing Agreement; and

      (iii) the Principal Carryover Shortfall.

provided, however, that payments of principal (including Principal Prepayments) with respect to a Repurchased Contract received after the last day of the Due Period in which the Contract became a Repurchased Contract shall not be included in the Primary Principal Distribution Amount.

      "Note   Additional   Principal   Distribution   Amount"  means,   for  any
Distribution Date, the Additional Note Percentage of the Additional Principal Distribution Amount.

      "Additional Note Percentage" means, for any Distribution Date, (a) on and prior to the repayment in full of the Notes, 100%; and (b) after the repayment in full of the Notes, 0%.

      "Additional Principal Distribution Amount" means, for any Distribution Date, the excess, if any, of (a) the Targeted Overcollateralization Amount for such Distribution Date over (b) the Current Overcollateralization Amount for such Distribution Date.

      "Targeted Overcollateralization Amount" means, for any Distribution Date, $9,189,527 (1.25% of the Initial Pool Balance).

      "Current Overcollateralization Amount" means, for any Distribution Date, the excess, if any, of (a) the Pool Balance as of the last day of the related Due Period over (b) the outstanding principal amount of the Notes and Certificates on such Distribution Date minus the portion of the Primary
Principal Distribution Amount to be distributed to Securityholders on such Distribution Date.

      "Principal Carryover Shortfall" means, for any Distribution Date, the excess, if any, of (x) the Primary Principal Distribution Amount for the preceding Distribution Date over (y) the amount in respect of principal that was actually distributed to Securityholders on such Distribution Date.

      On the Note Final Scheduled Distribution Date of each class of Notes, the amount required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the aggregate outstanding principal amount of the related class of Notes to zero. The Indenture Trustee will withdraw (or cause to be withdrawn) from the Reserve Account (to the extent funds are available therefor in the Reserve Account), and will deposit in the Note Distribution Account an amount equal to the aggregate outstanding principal amount of such class of Notes. In the event that the amount withdrawn from the Reserve Account is insufficient to pay the outstanding principal amount of such class of Notes, the shortfall will be paid, by deposit into the Note Distribution Account, by the Insurer pursuant to the Note Insurance Policy on the applicable Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of each class of Notes is paid may be earlier than the Note Final Scheduled Distribution Date of such class of Notes based on a variety of factors including an Optional Purchase or Auction Call.

Redemption; Acceleration

      In the event of an Optional Purchase or Auction Call, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon at the applicable Interest Rates. An Optional Purchase of all the Contracts by CITSF may occur at CITSF's option on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance. An Auction Call may occur, and may result in the sale of the Contracts remaining in the Trust, following the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is 5% or less of the Initial Pool Balance. The "Initial Pool Balance" equals the Pool Balance as of the Cut-off Date.

      The Notes may be accelerated and subject to immediate payment at par plus accrued and unpaid interest upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing and the Insurance Policies are in effect, an Event of Default under the Indenture will occur only if the Insurer delivers to the Indenture Trustee a notice of the occurrence of certain events of default under the Insurance Agreement specifying that such event constitutes an Event of Default. In the case of such an Event of Default, the Notes will automatically become due and payable immediately at par plus accrued and unpaid interest. The Note Insurance Policy does not guarantee payment of any amounts that become due on an accelerated basis. However, the Note Insurance Policy will continue to guarantee payments due with respect to the Notes in accordance with their original terms. See "Enhancement--Insurance Policies" herein.

Rights of Insurer and Noteholders; Indenture

   Control of the Insurer

      Upon the occurrence of an Event of Default, so long as the Insurance Policies are in effect and an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Securities due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Securities, unless such Event of Default resulted in a claim being made on the Insurance Policies or arose from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Insurance Policies for any shortfalls in the Guaranteed Security Distributions on the Securities. Following any Event of Default under the Indenture, the Insurance Policies will continue to guarantee payments due with respect to the Securities in accordance with their original terms; however, the Insurer may elect to pay all or any portion of the outstanding principal amount due on the Securities, plus accrued interest thereon. See "Enhancement--Insurance Policies" herein. So long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, an Insurance Agreement Trigger Event is an Event of Default under the Indenture.

      Unless an Insurer Default shall have occurred and be continuing, Events of Default under the Indenture will include those events defined in the Insurance Agreement as Insurance Agreement Trigger Events, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Event of Default, including an Insurance Agreement Trigger Event, constitutes an Event of Default under the Indenture. "Insurance Agreement Trigger Events" consist of: (i) the failure of The CIT Group, Inc. ("CIT"), the Servicer or the Company to make any payment due under the Insurance Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Underwriting Agreement, the Indemnification Agreement, dated the Closing Date, among the Insurer, CIT, the Seller, the Servicer and the Underwriters (the "Indemnification Agreement") and the Insurance Premium Side Letter Agreement, dated the Closing Date, from the Insurer to CIT and the Seller (collectively, the "Transaction Documents") within three Business Days of notice of such failure; (ii) an Event of Termination occurs under the Sale and Servicing Agreement; (iii) an Event of Default occurs under the Indenture; (iv) certain covenant breaches with respect to the Transaction Documents by any of the Company, the Servicer or CIT and such breach continues for thirty (30) days after written notice has been given by the Insurer or any other authorized person pursuant to such Transaction Document;
(v) any representation or warranty made by CIT, the Servicer or the Company in the Transaction Documents proving to be incorrect in a material respect when made, and which has, in each case, a material adverse effect on its performance of the Transaction Documents, except in the case of the breach of any representation or warranty which triggers an obligation to repurchase a Contract under any such Transaction Document; (vi) an insolvency proceeding to which CIT, the Company or any material subsidiary that is a signatory to any Transaction Document is a party; (vii) the security interests of the Indenture Trustee shall cease to be effective or shall cease to be a first priority perfected security interest and such condition shall continue for 30 days after written notice shall have been given to the Servicer by the Insurer or any other person authorized to deliver such notice pursuant to the terms of the Transaction
Documents; (viii) subject to certain exceptions, any of the Transaction Documents or any other agreement contemplated therein shall cease to be in full force and effect; and (ix) a change in control of CIT where the acquiring/surviving entity does not have a senior unsecured long-term debt rating of at least "BBB" by S&P and "Baa2" by Moody's and CITSF or the acquiring/surviving entity does not continue to be in the business of servicing prime quality marine loans. So long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, the occurrence of an Insurance Agreement Trigger Event is also an Event of Default under the Indenture.

   Control of the Noteholders

      If an Event of Default occurs under the Indenture and for so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, the Insurer will control all remedies exercisable by the Noteholders. If an Insurer Default has occurred and is continuing, or the Insurance Policies are no longer in effect, the Indenture Trustee will have the power to direct the Owner Trustee to take certain actions in connection with the administration of the Trust property until the Notes have been paid in full and the Indenture has been discharged in accordance with its terms. The Indenture will specifically prohibit the Owner Trustee from taking any action that would impair the Indenture Trustee's security interest in the Trust property and will require the Owner Trustee to obtain the consent of the Insurer (so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect), Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding before modifying, amending, supplementing, waiving or terminating any provision of the Sale and Servicing Agreement. Therefore, except as described herein, until the Notes have been paid in full, only the Insurer (so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect), the Indenture Trustee and the Noteholders have the ability to direct the Trust with respect to certain actions permitted to be taken under the Sale and Servicing Agreement.

      If both an Event of Default under the Indenture and an Insurer Default occur and are continuing or the Insurance Policies are no longer in effect and the Notes are accelerated, the Indenture Trustee will have the right or will be required in certain circumstances to exercise remedies as a secured party, including selling the Contracts, in order to pay the principal of, and accrued interest on, the Notes. The proceeds of any sale of the Contracts may not be equal to or greater than the aggregate outstanding principal amount of the Notes plus, in each case, accrued interest thereon.

      If both an Event of Default under the Indenture and an Insurer Default occur and are continuing or the Insurance Policies are no longer in effect, the assets of the Trust may be sold which may result in early retirement of the Notes. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment and accrued and unpaid fees due to the Insurer accrued prior to the Insurer Default) and any amounts on deposit in the Note Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Notes in full, holders of the Notes will incur a loss. Such net proceeds together with amounts on deposit in the Note Distribution Account will be distributed to Securityholders (after payment of the accrued and unpaid fees due to the Insurer (accrued prior to the Insurer Default) and the Servicer Payment) in the following order of priority: (i) to the Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each class of the Notes for interest; (ii) to the Noteholders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, until the principal amount of the Notes is reduced to zero; (iii) to the Certificateholders for amounts due and unpaid on the Certificates for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Certificates for interest; (iv) to the Certificateholders for amounts due and unpaid on the Certificates for the Certificate Balance, ratably, without preference or priority of any kind, according to the amounts due and payable on the Certificates for the Certificate Balance; (v) to the Insurer for Reimbursement Obligations (to the extent not previously paid) plus interest accrued thereon prior to the Insurer Default; (vi) to pay to the Lender interest on the Loan; (vii) to pay the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates and only to the extent not previously paid to the Servicer) if CITSF or one of its affiliates is the Servicer; and
(viii) to pay to the Lender principal on the Loan.

      In the event that both an Event of Termination and an Insurer Default occurs and is continuing or the Insurance Policies are no longer in effect, the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding may remove the Servicer or waive such Event of Termination. So long as no Insurer Default occurs and is continuing and the Insurance Policies are in effect, if an Event of Termination occurs and is continuing, the Insurer may remove the Servicer or waive such Event of Termination.

                                THE CERTIFICATES

      The Certificates offered hereby will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement.

General

      The CIT Marine Trust 1999-A___% Asset-Backed Certificates (the "Certificates") will represent fractional undivided interests in the Trust. The Trust will issue the Certificates pursuant to a Trust Agreement, to be dated as of the Cut-off Date between the Seller and the Owner Trustee (the "Trust
Agreement"), a form of which was filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Trust Agreement will be available from the Company, upon request, to holders of the Notes or Certificates and will be filed with the Commission following the issuance of the Notes and the Certificates. Payments in respect of the
Certificates  will be  subordinated  to  payments  on the  Notes  to the  extent described herein. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Certificates will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that The CIT GP Corporation III, a Delaware corporation and a wholly owned subsidiary of CIT (the "Affiliated Owner") may be issued at least 1% of the

Original Certificate Balance. The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their nominees. See "Certain Information Regarding the Securities--Definitive Securities" in the Prospectus. Purchasers of Certificates and their assignees
(i) must confirm that they are not (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(b) a plan described in Section 4975(e)(1) of the Code, (c) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (d) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. ss2510.3-101 or otherwise under ERISA) or (e) a person investing "plan assets" of any such plan (including, without limitation, an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) or (ii) must confirm that they are, and each account for which they are purchasing Certificates is, a person who is (a) a citizen or resident of the United States,
(b) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more persons meeting the conditions of clause (a), (b) or (c) has the authority to control all substantial decisions of the trust. The Certificates may not be owned by more than 100 persons (as determined pursuant to Treasury Regulations Section 1.7704-1(h)).

      Payments of interest and principal on the Certificates with respect to each Due Period will be made on each Distribution Date, commencing March 15, 1999. Payments on the Certificates on each Distribution Date will be made to the holders of record of the Certificates on the related Record Date.

Distribution of Interest

      The Certificates will bear interest at the rate of ____% per annum (the "Pass-Through Rate"). The Trust will calculate interest on the Certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution Date will accrue at the Pass-Through Rate during the related Interest Accrual Period. The Trust will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Balance on each Distribution Date.

      Interest Payments on the Certificates will generally be made from the Available Amount remaining after payment of the Servicer Payment, accrued and unpaid fees due to the Insurer and the Note Interest Distribution Amount. In the event such remaining amount is insufficient to pay the Certificate Interest Distribution Amount in full, such shortfall will be paid, first, from amounts, if any, available in the Reserve Account and, second, by the Insurer pursuant to the Certificate Insurance Policy. See "The Purchase Agreements and the Trust Documents--Distributions." Under certain limited circumstances, if an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect, amounts available to make interest payments on the Certificates could be less than the full amount of interest payable on the Certificates on a Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date in addition to an amount equal to interest on such amount at the Pass-Through Rate (to the extent lawful).

      If an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect, the rights of Certificateholders to receive distributions of interest will be subordinated to the rights of the Noteholders to receive payment in full of all amounts of interest which the Noteholders are entitled to be paid on such Distribution Date. If an Event of Default has occurred and the Notes have been accelerated, Certificateholders will not be entitled to receive any distributions of interest or principal until the Notes have been paid in full.

Distributions of Principal

      Principal of the Certificates will be payable on each Distribution Date in an amount equal to the Certificate Primary Principal Distribution Amount and the Certificate Additional Principal Distribution Amount for such Distribution Date. Payment of the Certificate Primary Principal Distribution Amount on each Distribution Date to the Certificateholders will be made from the Available Amount remaining after payment of the Servicer Payment, accrued and unpaid fees due to the Insurer, the
Note Interest Distribution Amount, the Certificate Interest Distribution Amount and the Note Primary Principal Distribution Amount. Payments of the Certificate Additional Principal Distribution Amount on each Distribution Date will be made from the Available Amount remaining after payment of the Certificate Primary Principal Distribution Amount (and all other amounts payable prior to the payment of such Certificate Primary Principal Distribution Amount in accordance with the foregoing sentence) and after payment of the Reimbursement Obligations to the Insurer, interest on the Loan, the Servicing Fee if CITSF or one of its affiliates is the Servicer, the Note Additional Principal Distribution Amount and certain additional amounts required to be deposited in the Reserve Account. Payments of the Certificate Additional Principal Distribution Amount will only be made after the Notes have been paid in full. See "The Purchase Agreements and the Trust Documents--Distributions."

      In the event that on a Distribution Date (after giving effect to the distribution of the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount to the Noteholders and the Certificate Primary Principal Distribution Amount and the Certificate Additional Principal Distribution Amount to the Certificateholders) a Collateralization Shortfall exists, such Collateralization Shortfall will be paid to the Notes so long as any Note is outstanding and then to the Certificates on or after the Distribution Date that the Notes are paid in full, first, from amounts, if any, available in the Reserve Account (after payment of the Note Interest Distribution Amount and the Certificate Interest Distribution Amount) and, second, from amounts paid by the Insurer pursuant to the Certificate Insurance Policy.

      On the Certificate Final Scheduled Distribution Date, the amount required to be deposited in the Certificate Distribution Account in respect of the Certificate Balance will include the amount necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero. The Indenture Trustee will withdraw (or cause to be withdrawn) from the Reserve Account (to the extent funds are available therefor in the Reserve Account), and will deposit in the Certificate Distribution Account an amount equal to the Certificate Balance. In the event that the amount withdrawn from the Reserve Account is insufficient to pay the Certificate Balance of the Certificates, such shortfall will be paid, by deposit into the Certificate Distribution Account, by the Insurer pursuant to the Certificate Insurance Policy on the Certificate Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Certificates is paid may be earlier than the Certificate Final Scheduled Distribution Date based on a variety of factors including an Optional Purchase or Auction Call.

      "Certificate  Primary  Principal   Distribution  Amount"  means,  for  any
Distribution Date, the Primary Certificate Percentage of the Primary Principal Distribution Amount.

      "Primary Certificate Percentage" means, for any Distribution Date, (x) prior to the Stepdown Date, 1.0%, and (y) on and after the Stepdown Date, 1.5%; provided, however, that after the Notes have been paid in full, the Primary Certificate Percentage shall be 100%.

      "Certificate Additional Principal Distribution Amount" means, for any Distribution Date, the Additional Certificate Percentage of the Additional Principal Distribution Amount.

      "Additional Certificate Percentage" means, for any Distribution Date, (a) on and prior to the repayment in full of the Notes, 0%; and (b) after the repayment in full of the Notes, 100%.

Redemption

      In the event of an Optional Purchase or Auction Call, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. An Optional Purchase of all the Contracts by CITSF may occur at CITSF's option on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance. An Auction Call may occur, and may result in the sale of the Contracts remaining in the Trust, following the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is 5% or less of the Initial Pool Balance.

Limited Rights

      If an Event of Default occurs under the Indenture and for so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, the Insurer will control all remedies exercisable by the Certificateholders. If both an Event of Default under the Indenture and an Insurer Default have occurred and are continuing or the Insurance Policies are no longer in effect, the Certificateholders will not have any right to direct or to consent to any remedies therefor exercisable by the Indenture Trustee, including the sale of the Contracts, until the Notes have been paid in full. If an Event of Termination occurs, the Certificateholders will not have any right to direct or consent to removal of the Servicer or the waiver of such Event of Termination until the Notes have been paid in full and then only if an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect. So long as no Insurer Default occurs and is continuing and the Insurance Policies are in effect, in the event that an Event of Termination occurs and is continuing, the Insurer may remove the Servicer or waive such Event of Termination. See "Risk Factors--Events of Default under the Indenture May Accelerate Liquidation of the Contracts; Rights of Insurer" and "The Notes--Rights of Insurer and Noteholders; Indenture--Control of the Insurer" herein and "The Purchase Agreements and the Trust Documents--Event of Termination," "--Rights Upon Event of Termination" and "--Waiver of Past Defaults" in the Prospectus.

                                  ENHANCEMENT

      Insurance Policies. Simultaneously with the issuance of the Securities, the Insurer will deliver the Note Insurance Policy to the Indenture Trustee for the benefit of each Noteholder and will deliver the Certificate Insurance Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Insurance Policies, the Insurer will unconditionally and irrevocably guarantee the full and complete payment of (i) Guaranteed Security Distributions on the Securities and (ii) the amount of any Guaranteed Security Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee or the Owner Trustee fails to make a claim under the applicable Insurance Policy, Securityholders do not have the right to make a claim directly under the applicable Insurance Policy, but may sue to compel the Indenture Trustee or the Owner Trustee to do so.

      "Guaranteed Security Distributions" means payments which are scheduled to be made on the Securities during the term of the Insurance Policies in accordance with the original terms of the Securities when issued and without regard to any subsequent amendment or modification of the Securities that has not been consented to by the Insurer, which are (i) the timely payment of the
Note Interest Distribution Amount and the Certificate Interest Distribution Amount on each Distribution Date, (ii) the ultimate payment of principal on the Final Scheduled Distribution Date applicable to each class of Securities and
(iii) the Collateralization Shortfall. Guaranteed Security Distributions do not include payments which are made as a result of an Insurer Optional Deposit or which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis,
(c) the occurrence of an Event of Default under the Indenture or (d) any other cause. In the event the Insurer does not so elect, the Insurance Policies will continue to guarantee Guaranteed Security Distributions due on the Securities in accordance with their original terms. Guaranteed Security Distributions shall not include (x) any portion of the Note Interest Distribution Amount or the Certificate Interest Distribution Amount due to Securityholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer, or (y) any portion of the Note Interest Distribution Amount or the Certificate Interest Distribution Amount due to Securityholders representing interest on any Note Interest Carryover Shortfall or Certificate Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Interest Carryover Shortfall pursuant to the Insurance Policies.

      "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by or on behalf of the Insurer, at its sole option, to the Indenture Trustee or the Owner Trustee, as the case may be, for deposit into the Note Distribution Account or Certificate Distribution Account, as applicable, for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; (ii) to provide funds in respect of the payment of principal or interest on the Securities to the extent the amounts to be distributed to the Securityholders exceed the Available Amount or to fund a Collateralization Shortfall; or (iii) to include such amount as part of the Note Primary Principal Distribution Amount, the Note Additional Principal Distribution Amount, the Certificate Primary Principal Distribution Amount, the Certificate Additional Principal Distribution Amount, the Note Interest Distribution Amount or the Certificate Interest Distribution Amount, as the case may be, for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Insurance Policy or the Certificate Insurance Policy, respectively.

      Payment of claims on the Insurance Policies made in respect of Guaranteed Security Distributions will be made by the Insurer following Receipt by 3:00 p.m., New York City time on the third Business Day prior to the Distribution Date by the Insurer of the appropriate notice for payment. The Insurer will deliver amounts payable in respect of claims under the Insurance Policies to the Indenture Trustee or the Owner Trustee, as the case may be, for deposit into the Note Distribution Account or Certificate Distribution Account, as applicable.

      If payment of any amount guaranteed under the Insurance Policies is avoided as a preference payment in connection with any proceeding by or against the Trust, the Seller, the Selling Trust or the Servicer commenced under the U.S. Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency, receivership, rehabilitation or similar law, the Insurer shall make payment no earlier than the first to occur of (a) the third Business Day following Receipt by the Insurer from the Indenture Trustee or the Owner Trustee of (i) a certified copy of the final, nonappealable order of a court having competent jurisdiction to the effect that the Securityholder is required to return any principal or interest paid on the Securities during the term of the Insurance Policies because such payments were avoidable as preference payments under applicable law (the "Order"); (ii) an assignment duly executed and delivered by the Securityholder, in such form as is reasonably required by the Insurer and provided to the Securityholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Securityholder relating to or arising under the Securities against the Trust or otherwise with respect to such preference payment; (iii) a notice for payment by the Indenture Trustee or Owner Trustee; and (iv) appropriate instruments to effect the appointment of the Insurer as agent for the Securityholders in any legal proceeding relating to such avoided preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee or the Owner Trustee of the items referred to in clauses
(i) through (iv) above if the Insurer shall have received, at least three Business Days prior to such date of Receipt, written notice from the Indenture Trustee or the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be made to the receiver, or trustee in bankruptcy named in the Order and not to the Indenture Trustee or the Owner Trustee or any Securityholder directly (unless a Securityholder has previously paid such amount to the receiver, or trustee in bankruptcy in which case such payment shall be disbursed to the Indenture Trustee or the Owner Trustee for distribution to such Securityholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

      In the event the Insurer's claims paying ability ratings have been reduced by any of the Rating Agencies or if the Insurer fails to make a payment required under the Insurance Policies in accordance with their terms, the Servicer may, but it is not obligated to, upon payment of all amounts required to be paid to the Insurer pursuant to the Insurance Agreement through the date of any change either (i) replace both Insurance Policies with financial guaranty insurance policies issued by another insurer provided that, in the event that the Insurer's claims paying ability ratings have been reduced, the ratings on the claims paying ability of such replacement insurer are higher than those of the insurer sought to be replaced (after giving effect to such reduction) or (ii) terminate both Insurance Policies and provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies issue confirmation that, to the extent the ratings of the Securities have been reduced in connection with the reduction in the Insurer's claims paying ratings, the ratings of the Securities will be increased from their then-current levels (after giving effect to such reduction) as a result of such action.

      The terms "Receipt" and "Received" with respect to the Insurance Policies shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 3:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 3:00 p.m., New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Insurance Policies by the Indenture Trustee or the Owner Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

      The Insurer's obligations under the Insurance Policies in respect of Guaranteed Security Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee as provided in the related Insurance Policies whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee .

      The Insurer shall be subrogated to the rights of each Securityholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Insurance Policies.

      The terms of the Insurance Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Insurance Policies may not be canceled or revoked prior to distribution in full of all Guaranteed Security Distributions. The Insurance Policies are not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Insurance Policies are governed by the laws of the State of New York.

      Reserve Account. On the Closing Date, the Company will establish an account (the "Reserve Account") pursuant to the Sale and Servicing Agreement. The Indenture Trustee will have the right to withdraw (or cause to be withdrawn) payments from the Reserve Account under certain circumstances specified below. The Reserve Account will be funded on the Closing Date by a loan (the "Loan") made by the Lender in the amount of $27,568,581 (which is equal to 3.75% of the Initial Pool Balance). After the Closing Date, the Reserve Account will be funded with the Excess Collections, if any, and certain investment earnings on funds deposited in the Reserve Account related to the Excess Collections.

      On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Amount") will be equal to the lesser of
(i) the Specified Reserve Amount and (ii) the amount on deposit in the Reserve Account, before giving effect to any deposit to be made to the Reserve Account on such Distribution Date.

      On each Determination Date, the Servicer will determine the amounts, if any, required and available to be withdrawn from the Reserve Account on the related Distribution Date for payment to the Securityholders. If the Available Amount on any Distribution Date is insufficient (after payment of the Servicer Payment and accrued and unpaid fees due to the Insurer) to pay the interest required to be distributed on the Securities, the Indenture Trustee will withdraw (or cause to be withdrawn) from the Reserve Account an amount equal to the lesser of the amount of such deficiency or the Available Reserve Amount. In the event that on a Distribution Date (after giving effect to the distribution of the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount to the Noteholders and the Certificate Primary Principal Distribution Amount and the Certificate Additional Principal Distribution Amount to the Certificateholders) a Collateralization Shortfall exists, the Indenture Trustee will withdraw (or cause to be withdrawn) from the Reserve Account an amount equal to the lesser of such Collateralization Shortfall or the Available Reserve Amount. The Indenture Trustee will withdraw (or cause to be withdrawn) such amount from the Reserve Account and will deposit (or cause to be deposited) such amount into the Note Distribution Account and/or Certificate Distribution Account on the Business Day before the Distribution Date with respect to which such withdrawal was made. Any amounts withdrawn from the Reserve Account will be distributed to the Securityholders in the same order of priority as distributions of the Available Amount.

      On each Distribution Date, the Servicer will deposit Excess Collections, if any, into the Reserve Account. Amounts on deposit in the Reserve Account in excess of the Specified Reserve Amount for the next Distribution Date will be used to pay principal due on the Loan and the remaining amount shall be released to the Affiliated Owner.

      "Excess Collections" for any Distribution Date will equal the amounts collected or deposited in respect of the Contracts in the related Due Period and which remain in the Collection Account on such Distribution Date after taking into account distributions to be made on the Securities (other than the Additional Principal Distribution Amount), the Servicer Payment made to the Servicer on such Distribution Date, including the Servicing Fee paid on such Distribution Date and any unpaid Servicing Fees for past Distribution Dates, the interest on the Loan, all amounts owed to the Insurer and any amounts required to be deposited in the Reserve Account as a result of losses, repossessions and delinquencies on the Contracts.

      Subject to the Sale and Servicing Agreement, the "Specified Reserve Amount" with respect to any Distribution Date will generally equal the excess of
(i) 5.55% of the Pool Balance as of the last day of the related Due Period, but in no event less than 2.25% of the Initial Pool Balance (or approximately $16,541,149) over (ii) the excess of the Pool Balance as of the last day of the related Due Period over the outstanding principal amount of the Securities on such Distribution Date (after giving effect to all principal, including any additional principal distributions from Excess Collections, distributed to the Securityholders on such Distribution Date); but in no event less than the Minimum Reserve Amount.

      Subject to the Sale and Servicing Agreement, the "Minimum Reserve Amount" for each Distribution Date is generally equal to $7,351,622 (1.00% of the Initial Pool Balance); provided that the Minimum Reserve Amount shall not exceed the outstanding principal amount of the Securities as of any Distribution Date.

      On each Distribution Date, the Indenture Trustee will withdraw (or cause to be withdrawn) from the Reserve Account an amount equal to the amount by which the Available Reserve Amount (after taking into account any deposits to and withdrawals from the Reserve Account pursuant to the Sale and Servicing
Agreement on such Distribution Date) exceeds the Specified Reserve Amount for the next Distribution Date and apply such amount to pay principal due on the Loan and release the remaining amount to the Affiliated Owner. Any such amounts paid to the Lender or the Affiliated Owner will not be available for distribution to Securityholders.

      Generally, the sole source of funding for the Reserve Account will be the Loan and the Excess Collections. In certain circumstances, as a result of delinquencies, losses and repossessions of Financed Boats or liquidations of Contracts, additional amounts will be required to be deposited in the Reserve Account. Excess Collections may not be sufficient to fund the Reserve Account in an amount equal to the Specified Reserve Amount or to replenish the Reserve Account after funds are withdrawn to make payments on the Securities. None of the Seller, the Insurer, the Selling Trust or the Servicer will be obligated to deposit any of their own funds into the Reserve Account in the event that the Excess Collections are not sufficient to fund the Reserve Account in an amount equal to the Specified Reserve Amount.

      Overcollateralization. Overcollateralization is the excess, if any, of the Pool Balance over the outstanding principal amount of the Securities. On the Closing Date there will be no overcollateralization. Overcollateralization may develop after the Closing Date as a result of additional principal distributions on the Securities from Excess Collections, if any. Excess Collections will be applied to the outstanding principal amount of the Securities such that the Current Overcollateralization Amount is initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. However, if there are not sufficient Excess Collections, the Current Overcollateralization Amount will not be increased to or maintained at the Targeted Overcollateralization Amount. In addition, realized losses on the Contracts will reduce overcollateralization. If realized losses on the Contracts result in a Collateralization Shortfall on a Distribution Date, a draw will be made on the Note Insurance Policy and/or the Certificate Insurance Policy in the amount of any such Collateralization Shortfall (after giving effect to the application of funds in the Reserve Account to cover such Collateralization Shortfall).

      Subordination. To the extent described herein, the rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Contracts in the event that an Insurer Default has occurred and is continuing.

      In the event that an Insurer Default has occurred and is continuing or the Insurance Policies are no longer in effect, no distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Notes payable on such Distribution Date has been distributed to the Noteholders; and (ii) principal until the Notes have been paid in full.

                THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

Sale and Assignment of the Contracts

Repurchased Contracts

      Under the terms of the Sale and Servicing Agreement and subject to certain conditions specified in the Sale and Servicing Agreement, CITSF will be obligated to repurchase from the Trust for the Purchase Price any Contract (a "Repurchased Contract") (i) not later than sixty days after CITSF becomes aware or after CITSF's receipt of written notice from the Owner Trustee, the Indenture Trustee or the Servicer, of a breach of any representation or warranty by CITSF in the Sale and Servicing Agreement that materially and adversely affects the Trust's interest in such Contract or with respect to which the interests of the Insurer are materially and adversely affected and which breach has not been cured or (ii) not later than sixty days after CITSF receives written notice from either Owner Trustee or the Indenture Trustee of a failure to make a notation of a security interest on a title document required to perfect the security interest of the Trust in a Financed Boat subject to a Contract that materially and adversely affects the Trust's interest in such Contract or with respect to which the interests of the Insurer are materially and adversely affected and which failure has not been cured. This repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation and warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Sale and Servicing Agreement) or for the failure to make a notation of a security interest in a title document required to perfect the security interest of the Trust in a Financed Boat subject to a Contract, as the case may be.

Security Interests in the Financed Boats

      Pursuant to the Sale and Servicing Agreement, the Seller will agree to cause filings of the assignments to the Trust of all Preferred Mortgages showing the chain of ownership of each such Preferred Mortgage from the last mortgagee of record of each such Contract to the Trust, within 180 days of the Closing Date. See "Certain Legal Aspects of the Contracts--Security Interests in the Financed Boats" in the Prospectus.

Distributions

      On a monthly basis, or no later than two Business Days after receipt, as required in certain circumstances under the Sale and Servicing Agreement, the Servicer will deposit all payments which the Servicer has collected on the Contracts into the Collection Account. See "The Purchase Agreements and the Trust Documents--Collections" in the Prospectus. On each Determination Date, the Servicer will determine the amount in the Collection Account available for distribution on the related Distribution Date and inform the Indenture Trustee, who shall allocate such amounts between the Notes and the Certificates and make distributions to Securityholders, all as described below.

      On each Distribution Date, the Indenture Trustee will withdraw the Available Amount from the Collection Account to make the following transfers and payments (to the extent sufficient funds are available therefor) in the following order:

      (a) pay the Servicer Payment (including the Servicing Fee for the prior Due Period and any overdue Servicing Fees owed to the Servicer, if the Servicer is not an affiliate of CIT, and to the extent not previously retained by the Servicer) to the Servicer;

      (b) pay the Insurer any accrued and unpaid fees (to the extent accrued prior to an Insurer Default and not previously paid);

      (c) deposit the Note Interest Distribution Amount into the Note Distribution Account, for payment to the Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each class of the Notes for interest;

      (d)   deposit  the  Certificate  Interest  Distribution  Amount  into  the
            Certificate    Distribution    Account,    for    payment   to   the
            Certificateholders for interest on such Distribution Date;

      (e) on and prior to the Distribution Date on which the Notes have been paid in full, deposit the Note Primary Principal Distribution Amount into the Note Distribution Account, for payment of principal to the Noteholders in the following order of priority:

            (i) to the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero;

            (ii) to the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero;

            (iii) to the Class A-3 Notes  until  the  principal  balance  of the
                  Class A-3 Notes is reduced to zero; and

            (iv) to the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero.

      (f) on and prior to the Distribution Date on which the Certificates have been paid in full, deposit the Certificate Primary Principal Distribution Amount into the Certificate Distribution Account, for payment of principal to the Certificateholders;

      (g) pay the Reimbursement Obligations to the Insurer (to the extent not previously paid);

      (h)   pay the Lender interest on the Loan;

      (i) if CITSF or one of its affiliates is the Servicer, pay (to the extent not previously paid to the Servicer) the Servicing Fee (including any unpaid Servicing Fees for prior Due Periods) to the Servicer;

      (j) deposit in the Reserve Account additional amounts required to be deposited pursuant to the Sale and Servicing Agreement as a result of delinquencies, losses and repossessions of Financed Boats or liquidations of Contracts;

      (k) on and prior to the Distribution Date on which the Notes have been paid in full, deposit the Note Additional Principal Distribution Amount into the Note Distribution Account, for payment of principal to the Noteholders in the following order of priority:

            (i) to the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero;

            (ii) to the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero;

            (iii) to the Class A-3 Notes  until  the  principal  balance  of the
                  Class A-3 Notes is reduced to zero; and

            (iv) to the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero;

      (l) on and prior to the Distribution Date on which the Certificates have been paid in full, deposit the Certificate Additional Principal Distribution Amount into the Certificate Distribution Account, for payment of principal to the Certificateholders; and

      (m)   deposit into the Reserve Account the balance.

      Funds on deposit in the Reserve Account in excess of the Specified Reserve Amount for the next Distribution Date shall be withdrawn from the Reserve Account and used to pay principal due on the Loan and the remaining amount shall be released to the Affiliated Owner.

      The "Stated Principal Balance" of a Contract for any Due Period is its unpaid principal balance at the end of the related Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings.

      "Principal Prepayment" means a payment or other recovery of principal on a Contract (including insurance proceeds with respect to such Contract and Net Liquidation Proceeds applied to principal on a Contract) which is received in advance of its due date and applied upon receipt (or, in the case of a partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount of such Contract prior to the date or dates on which such principal amount is scheduled to be paid.

      "Net Liquidation Proceeds" means the monies collected (from whatever source) during a Due Period on a Liquidated Contract (except for certain amounts allocable to forced place insurance in accordance with the Sale and Servicing Agreement), net of the sum of (a) Liquidation Expenses, plus (b) any payments required by law to be remitted to the Obligor.

      A "Liquidated  Contract" is a defaulted  Contract as to which the Servicer
(A) has recovered all amounts that it expects to recover by sale or disposition of the related Financed Boat or (B) has deemed, in accordance with its customary practices and procedures, any further collections, other than recovery of deficiency judgments, to be unlikely, but in any event a Contract shall be deemed to become a Liquidated Contract no later than the date on which the Servicer has received proceeds from the sale or disposition of such Financed Boat, and such Contract shall have a principal balance of zero.

      "Liquidation Expenses" means all reasonable fees of third parties and other expenses incurred by the Servicer in the course of converting any defaulted Contract or Financed Boat into cash proceeds (including, without limitation, expenses relating to recovery, repossession and sale of such Financed Boat).

      The "Available  Amount" on any Distribution Date is equal to the excess of
(A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of the Contracts (including any Late
Fees) in the related Due Period (but excluding any payments made under the Insurance Policies); (ii) Insurer Optional Deposits in the related Due Period; and (iii) the Purchase Price for any Contract repurchased by CITSF as a result of breaches of certain representations and warranties or purchased by the Servicer as a result of breaches of certain covenants and any Monthly Advances made by the Servicer, if such Purchase Price or Monthly Advance is paid on the Deposit Date immediately preceding such Distribution Date, over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on Liquidated Contracts, Liquidation Expenses incurred and taxes and insurance advanced by the Servicer in respect of Financed Boats that are reimbursable to the Servicer under the Sale and Servicing Agreement, (ii) any amounts incorrectly deposited in the Collection Account, (iii) net investment earnings on the funds in the Collection Account, and (iv) any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Sale and Servicing Agreement.

      The "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase, plus thirty days' interest thereon at the Contract Rate, plus the reimbursement then due to the Servicer for outstanding Monthly Advances on such Contract, plus the amounts then due to the Insurer for Reimbursement Obligations.

      "Certificate  Interest  Carryover  Shortfall"  means, for any Distribution
Date, the excess of the Certificate Interest Distribution Amount for the preceding Distribution Date over the amount in respect of interest at the Pass-Through Rate that was actually deposited into the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

      "Certificate Interest Distribution Amount" means, for any Distribution Date, the sum of the Certificate Monthly Interest Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

      "Certificate Monthly Interest Amount" means, for any Distribution Date, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution
Date) at the Pass-Through Rate on the Certificate Balance on such Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance), before giving effect to any distributions of principal to the Certificateholders on such Distribution Date.

      "Note Interest Carryover Shortfall" means, for any Distribution Date for each class of Notes (other than the initial Distribution Date), the excess of
(i) the Note Interest Distribution Amount for the preceding Distribution Date for such class of Notes, over (ii) the amount in respect of interest that was actually deposited into the Note Distribution Account in respect of such class of Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the applicable Interest Rate borne by such class of Notes.

      "Note Interest Distribution Amount" means, for any Distribution Date for any class of Notes, the sum of (x) the Note Monthly Interest Amount for such Distribution Date for such class of Notes and (y) the Note Interest Carryover Shortfall for such Distribution Date for such class of Notes.

      "Note Monthly Interest Amount" means, for any Distribution Date for any class of Notes, interest accrued during the related Interest Accrual Period at the applicable Interest Rate on the outstanding principal balance of such class of Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) before giving effect to any distributions of principal to the Noteholders on such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Reimbursement Obligations" means the sum of (i) any unreimbursed payments made by the Insurer under the Insurance Policies and any Insurer Optional
Deposits (to the extent not reimbursed from other amounts available to the Insurer); (ii) any unpaid premium due and owing on the Insurance Policies; and
(iii) all other amounts due to the Insurer under the Insurance Agreement and the Indemnification Agreement, together in each case with interest on such amounts, to the extent not previously paid.

Modification of Contracts

      Consistent with its customary servicing practices and procedures, the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule of a Contract or otherwise to modify the terms of a Contract provided that (i) the maturity of such Contract would not extend beyond the 180th day prior to the Certificate Final Scheduled Distribution Date and (ii) the deferral, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract or direct loan. The Servicer may, in accordance with its customary servicing procedures, in its good faith judgment, waive any late fees that may be due and payable under any Contract. Notwithstanding the foregoing, in connection with the settlement by the Servicer of a defaulted Contract, the Servicer may forgive a portion of such Contract, if in its discretion it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Trust's receiving a greater amount of collections than the Net Liquidation Proceeds that would result from repossessing and liquidating the related Financed Boat.

Monthly Advances

      With respect to each Contract as to which there has been a Payment Shortfall during the related Due Period (other than a Payment Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period), the Servicer shall advance funds in the amount of such Payment Shortfall (each, a "Monthly Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent interest collections on such Contract made by or on behalf of the Obligor thereunder, or from Net Liquidation Proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent interest collections with respect to such Contract. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from subsequent interest collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. In determining whether an advance is or will be unrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. The Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment or (ii) a Payment Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period.

Non-Reimbursable Payments

      The Servicer will not be obligated to make any Non-Reimbursable Payments.

Servicing Compensation

      The Servicer will be entitled to receive, out of collections on the Contracts, a monthly fee (the "Servicing Fee") for each Due Period, payable on the following Distribution Date, equal to the sum of (i) one-twelfth of the product of 0.50% (the "Servicing Fee Rate") and the Pool Balance as of the last day of the preceding Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (ii) any investment earnings (net of investment expenses and losses) on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account; provided, however, if

CITSF or an affiliate thereof is not the Servicer, the Servicing Fee Rate shall be a rate determined at the time of the appointment of a successor servicer but not to exceed 1.00%. The "Servicer Payment" is equal on each Distribution Date to the sum of the reimbursement due to the Servicer for outstanding Monthly Advances and the Servicing Fee (including unpaid Servicing Fees for past
Distribution Dates). If CITSF or one of its affiliates is the Servicer, the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates) shall not be included in the Servicer Payment but instead shall be payable to the Servicer on each Distribution Date only from the Available Amount, if any, remaining after the payment on such Distribution Date of accrued and unpaid fees due to the Insurer, principal and interest payable on the Securities, Reimbursement Obligations payable to the Insurer and the interest on the Loan.

Payment of Notes

      Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders under the Sale and Servicing Agreement, except as otherwise provided therein.

Rights Upon Event of Termination

      As long as an Event of Termination under the Trust Documents remains unremedied, the Insurer, or if an Insurer Default occurs and is continuing the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) may (and at the written direction of the holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or, if no Notes are outstanding, the holders of Certificates evidencing not less than a majority of the Certificate Balance)) will (unless prohibited by applicable law), terminate all (but not less than all) of the rights and obligations of the Servicer under the Trust Documents and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) all authority and power of the Servicer under the Trust Documents, whether with respect to the Contracts, the Contract Files or otherwise, will pass to and be vested in the Indenture Trustee (or, if no Notes are outstanding, such authority will pass to and be vested in the Owner Trustee); provided, however, that neither the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) nor any successor servicer will assume any obligation of CITSF to repurchase Contracts for breaches of representations or warranties, and the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or the successor servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Trust Documents.

Waiver of Past Defaults

      Notwithstanding anything to the contrary set forth under the "The Purchase Agreements and the Trust Documents--Waiver of Past Defaults" in the Prospectus, so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect, the Insurer may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' rights with respect to subsequent defaults.

Amendment

      Notwithstanding anything to the contrary set forth under "The Purchase Agreements and the Trust Documents--Amendment" in the Prospectus, the Trust Documents may be amended by the parties thereto and, in the event that such amendment affects the Indenture Trustee, the Indenture Trustee, and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing and the Insurance Policies are in effect), but without prior notice to or the consent of the related Securityholders, (i) to correct manifest error or cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add or amend any provision as requested by the Rating Agencies to maintain or improve the rating of the Securities; (iv) to add to the covenants, restrictions or obligations of the Seller, the Company, the Servicer, the Owner Trustee or the Indenture Trustee; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the property owned by the related Trust and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Documents by more than one trustee; (vi) to add, change or amend any provision to maintain the Trust as an entity not subject to federal income tax; or (vii) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vii) will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of the Trust or the Securityholders. Any action specified in clauses (v) and
(vi) shall be taken only upon satisfaction of the Rating Agency Condition. The Trust Documents may also be amended by the parties thereto, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) and with the consent of the holders of not less than a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Trust Documents, or of modifying in any manner the rights of such Noteholders or Certificateholders, respectively; except that no such amendment may, except as described above, increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on any Note or Certificate, the Pass-Through Rate or the Interest Rate.

      A "Rating Agency Condition" means the condition that each Rating Agency shall have notified the Seller, the Servicer, the Issuer and the Insurer (so long as the Insurance Policies are in effect and no Insurer Default has occurred and is continuing) in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes or Certificates without regard to the Insurance Policies.

Termination

      In order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase (the "Optional Purchase") from the Trust, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance, all remaining
Contracts at a price equal to the aggregate Purchase Price for the Contracts (including defaulted Contracts), plus the appraised value of any other property held by the Trust (less Liquidation Expenses) plus all amounts, if any, due to the Insurer. Exercise of such right will effect early retirement of the Securities at the unpaid principal amount of the Securities plus any accrued and unpaid interest thereon at the applicable Interest Rate or Pass-Through Rate; provided that, unless an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

      After the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is 5% or less of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust (the "Auction Call"). Provided that the Trust receives at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for marine installment sales contracts and the highest bid will result in sale proceeds sufficient to pay the Servicer Payment, all amounts, if any, owing to the Insurer and all amounts owing to the holders of Securities, then the Contracts shall be sold and such sales proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Due Period. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Trust Documents. Any such sale will effect early retirement of the Securities. See "The Certificates--Redemption," "The Notes--Redemption" and "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Tax Consequences with Respect to the Notes

      Tax Characterization of the Notes and the Trust. Schulte Roth & Zabel LLP has advised the Trust that, based on the terms of the Notes and the transactions relating to the Contracts as set forth herein, the Notes will be treated as debt for Federal income tax purposes. However, there is no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

      Schulte Roth & Zabel LLP is also of the opinion that, based on the applicable provisions of the Trust Documents and related documents, for Federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. If the IRS were to successfully characterize the Trust as an entity taxable as a corporation for Federal income tax purposes, the income from the Contracts (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which could reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to state or local income or franchise tax, the amount of cash available to make payment on the Notes could be reduced.

      If, contrary to the opinion of Schulte Roth & Zabel LLP, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, and if the Trust were taxable as a corporation with the adverse consequences described above, the taxable corporation would not be able to deduct interest on the Notes. The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

      Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Some or all of the Notes may be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). The amount of OID on the Notes will equal the difference between the issue price and the principal amount of the Notes unless the OID is less then a statutorily defined de minimis amount.

      OID will accrue to the Noteholders over the life of the Notes, taking account of a reasonable prepayment assumption, based on a constant yield to maturity method, using semi-annual compounding, and properly adjusted for actual prepayments on the Contracts. The portion of OID that accrues during the time a Noteholder owns the Notes (i) constitutes interest includable in the Noteholder's gross income for federal income tax purposes and (ii) is added to the Noteholder's tax basis for purposes of determining gain or loss on the maturity, redemption, prior sale, or other disposition of the Notes. Thus, the effect of OID is to increase the amount of taxable income above the actual interest payments during the life of the Notes.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted to the extent the Noteholder has capital gains for the taxable year, and non-corporate Noteholders can deduct a limited amount of such losses in excess of available capital gains.

      Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust (in this case, a holder of 10% of the capital or profits of the Trust) nor a "controlled foreign corporation" with respect to which the Trust is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. In the case of payments made after December 31, 1999, unless the clearing organization or financial institution is a foreign entity that has entered into a withholding agreement with the IRS, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then any payment of such interest will be subject to United States Federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

      If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. If a holder provides an appropriate IRS form indicating that the interest, gain or income is effectively connected with the conduct of a trade or business in the United States, such interest, gain or income will be exempt from the withholding tax previously discussed. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty (as modified by the branch profits tax rules).

      Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

Certain Federal Tax Consequences with Respect to the Certificates

      Tax Characterization of the Trust. The Affiliated Owner and the Servicer have agreed, and the other Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Affiliated Owner, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      If the Trust were held to be taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). See also the discussion above under "--Certain Federal Tax Consequences with Respect to the Notes--Tax Characterization of the Notes and the Trust." However, in the opinion of Schulte Roth & Zabel LLP, the Trust will not be taxable as a corporation.

      Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Contracts.

      Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "--Backup

Withholding." The Trust's income will consist primarily of interest accrued on the Contracts (including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium), investment income from investments in the Collection Account, Note Distribution Account, Reserve Account and Certificate Distribution Account and payments received from the Insurer. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing, insurance and other fees and losses or deductions upon collection or disposition of the Contracts.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and Related Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income, if any, of the Trust for each interest accrual period equal to the sum of (i) the amount of any interest that accrues on the Certificates for such interest accrual period based on the Pass-Through Rate; (ii) an amount equivalent to any overdue interest on the Certificates that accrued during a prior interest accrual period (to the extent that no allocation of taxable income has previously been made for such amount under clause (i) or this clause (ii)); and (iii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Affiliated Owner. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Pass-Through Rate or may be allocated income greater than the amount of cash distributed to them.

      An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer and the Insurer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. In addition, Section 68 of the Code provides that the amount of certain itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($126,600 for taxable years beginning in 1999, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Contracts, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

      Market Discount. To the extent that the Contracts are purchased by the Trust for a price that is less than the aggregate stated redemption price at maturity of the Contracts, the Trust must account for "market discount" on the Contracts pursuant to Section 1276 of the Code. Any market discount will be accounted for each of the Contracts on an individual basis, and the Trust will make an election to calculate such market discount as it economically accrues. Any income resulting from the accrual of market discount will be allocated to the Certificateholders as described above.

      Original Issue Discount and Bond Premium. It is believed that the Contracts were not and will not be issued with original issue discount or at a premium, and, therefore, the Trust should not have original issue discount income or amortizable bond premium.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such

Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Owner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

      Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Servicer, on behalf of the Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Affiliated Owner will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section

17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

      The Affiliated Owner, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                         CERTAIN STATE TAX CONSEQUENCES

      The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Oklahoma. The State of Oklahoma imposes a state income tax on individuals, nonresident aliens (with respect to Oklahoma taxable income), corporations, certain foreign corporations, and trusts and estates with Oklahoma taxable income. No ruling on any of the issues discussed below will be sought from the Oklahoma Tax Commission.

      Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

Tax Consequences With Respect to the Notes

      Crowe & Dunlevy, P.C., Oklahoma Tax Counsel to the Seller ("Oklahoma Tax Counsel") will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Oklahoma income tax purposes, and the Noteholders not otherwise subject to taxation in Oklahoma should not become subject to taxation in Oklahoma solely because of a holder's ownership of Notes. However, a Noteholder already subject to Oklahoma's income tax could be required to pay additional Oklahoma tax as a result of the holder's ownership or disposition of Notes.

Tax Consequences With Respect to the Certificates Issued by a Trust Treated as a Partnership

      Oklahoma Tax Counsel will deliver its opinion that if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Oklahoma income tax purposes.

Under current law, Certificateholders that are nonresidents of Oklahoma and are not otherwise subject to Oklahoma income tax should not be subject to Oklahoma income tax on the income from the Trust because it is unlikely that the Trust has established a nonunitary business or commercial situs in Oklahoma. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Oklahoma to pay Oklahoma income tax on income beyond that derived from the Certificates.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

The Certificates

      An interest in the Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. Each Certificateholder must represent and warrant that it is not subject to the foregoing limitation.

The Notes

      Subject to the considerations discussed below and under "ERISA Considerations" in the Prospectus, a Benefit Plan may purchase the Notes. The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60 regarding investments by life insurance company general accounts; PTCE 96-23 regarding transactions effected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Any purchaser or holder of the Notes will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Benefit Plan and is not purchasing such Notes on behalf of or with plan assets of any Benefit Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

      A plan fiduciary considering the purchase of the Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS.

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among CIT, CITSF, the Company and Goldman, Sachs & Co., as representative of the serveral underwriters (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amount of the Certificates and the Notes offered hereby, as set forth opposite their respective names below:

                                Class A-1 Notes
                                                   Principal
                                                     Amount
                                                 ------------
                 Goldman, Sachs & Co. ........   $ 65,000,000

                 Bear, Stearns & Co. Inc. ....   $ 65,000,000

                 Chase Securities Inc. .......   $ 65,000,000

                 First Union Capital Markets..   $ 65,000,000

                 Salomon Smith Barney ........   $ 65,000,000
                                                 ------------
                                                 $325,000,000
                                                 ============

                                Class A-2 Notes
                                                   Principal
                                                     Amount
                                                 ------------
                 Goldman, Sachs & Co. ........   $ 35,800,000

                 Bear, Stearns & Co. Inc. ....   $ 35,800,000

                 Chase Securities Inc. .......   $ 35,800,000

                 First Union Capital Markets..   $ 35,800,000

                 Salomon Smith Barney ........   $ 35,800,000
                                                 ------------
                                                 $179,000,000
                                                 ============

                                Class A-3 Notes
                                                   Principal
                                                     Amount
                                                 ------------
                 Goldman, Sachs & Co. ........   $ 23,400,000

                 Bear, Stearns & Co. Inc. ....   $ 23,400,000

                 Chase Securities Inc. .......   $ 23,400,000

                 First Union Capital Markets..   $ 23,400,000

                 Salomon Smith Barney ........   $ 23,400,000
                                                 ------------
                                                 $117,000,000
                                                 ============

                                Class A-4 Notes
                                                   Principal
                                                     Amount
                                                 ------------
                 Goldman, Sachs & Co. ........   $ 20,626,800

                 Bear, Stearns & Co. Inc. ....   $ 20,626,800

                 Chase Securities Inc. .......   $ 20,626,800

                 First Union Capital Markets..   $ 20,626,800

                 Salomon Smith Barney ........   $ 20,626,800
                                                 ------------
                                                 $103,134,000
                                                 ============

                                  Certificates

                                                   Principal
                                                     Amount
                                                  -----------
                 Goldman, Sachs & Co. .........   $ 2,180,000

                 Bear, Stearns & Co. Inc. .....   $ 2,180,000

                 Chase Securities Inc. ........   $ 2,180,000

                 First Union Capital Markets...   $ 2,180,000

                 Salomon Smith Barney .........   $ 2,180,000
                                                  -----------
                                                  $10,900,000
                                                  ===========

      The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Certificates or Notes is subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Certificates and Notes if any are taken.

      The Underwriters have advised the Company that they propose to offer the Certificates and Notes directly to the public at the public offering price set forth on the cover page hereof and to certain dealers at a price that represents a concession not in excess of the percentage of the principal balances of the Certificates and each Class of Notes set forth below. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the percentage of the principal balances of the Certificates and each Class of Notes set forth below.

                                          Selling      Reallowance
                 Class                  Concession       Discount
                 -----                  ----------     -----------
                 A-1 ..................      %              %

                 A-2 ..................      %              %

                 A-3 ..................      %              %

                 A-4 ..................      %              %

                 Certificates..........      %              %

      After  the  initial  public  offering,   the  public  offering  price  and
concessions and discounts to dealers may be changed by the Underwriters.

      CITSF has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.

      Until the distribution of the Notes and the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes and the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes and the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes and the Certificates.

      If the Underwriters create a short position in the Notes or the Certificates in connection with this offering (i.e., they sell more Notes or Certificates than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Notes or Certificates, as the case may be, in the open market.

      The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Notes or Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes or the Certificates, as the case may be, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Notes or Certificates, as the case may be, as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

      None of the Company, CITSF or any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes or the Certificates. In addition, none of the Company, CITSF or any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Trust may, from time to time, invest the funds of the Trust in Eligible Investments acquired from the Underwriters.

      The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

                                    RATINGS

      It is a condition to the issuance of the Notes that the Notes be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") (each, a "Rating Agency"). It is a condition to the issuance of the Certificates that the Certificates be rated at least "AAA" by S&P and "Aaa" by Moody's. The ratings of the Securities will be based primarily on the ratings by the Rating Agencies of the Insurer. The ratings of the Notes may also be based on the Contracts, the Reserve Account, and the terms of the Securities, including the subordination provided by the Certificates. The ratings of the Certificates may also be based on the Contracts and the Reserve Account. The ratings of the Securities should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Securityholders may suffer a lower than anticipated yield. The ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee pursuant to an Auction Call or Optional Purchase.

      There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate any of the Securities, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

                                LEGAL INVESTMENT

      The appropriate characterization of the Certificates and each class of the Notes under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Certificates and the Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates and each class of the Notes will constitute legal investments for them.

                                    EXPERTS

      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel LLP, New York, New York and Robert S. Fisher, Esq., Tenafly, New Jersey, for the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, for the Insurer by Shaw Pittman Potts & Trowbridge and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. The material federal income tax consequences of the Securities will be passed upon for the Company by Schulte Roth & Zabel LLP. The material Oklahoma state income tax consequences of the Securities will be passed upon for the Company by Crowe & Dunlevy, P.C. Certain legal matters will be passed upon for CITSF by its Senior Vice President and General Counsel, Norman H. Rosen, Esq.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND

                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Notes of CIT Marine Trust 1999-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (i) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

      (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Withholding Taxes and Documentation Requirements

      A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing the appropriate form.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing the appropriate form.

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing the appropriate form.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The holder of Global Securities files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

      Treasury regulations which will be applicable to payments made after December 31, 1999 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. Pursuant to the new regulations, while a beneficial owner will still be required to submit a Form W-8BEN to a "qualified intermediary" through which it holds a Global Security, such qualified intermediary (i.e., a foreign clearing organization or financial institution that enters into a withholding agreement with the IRS) generally will not be required to forward the Form W-8BEN to the withholding agent. Investors are urged to consult their own tax advisors with respect to the application of these new regulations.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. Persons have the authority to control all of its substantial decisions. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX TO DEFINED TERMS

Additional Certificate Percentage ......................................      42
Additional Note Percentage .............................................      37
Additional Principal Distribution Amount ...............................      37
Affiliated Owner .......................................................      40
Auction Call ...........................................................   7, 52
Available Amount .......................................................      49
Available Reserve Amount ...............................................      45
Benefit Plan ...........................................................      58
Business Day ...........................................................      35
Certificate Additional Principal Distribution Amount ...................      42
Certificate Balance ....................................................      29
Certificate Final Scheduled Distribution Date ..........................       6
Certificate Insurance Policy ...........................................       7
Certificate Interest Carryover Shortfall ...............................      49
Certificate Interest Distribution Amount ...............................      49
Certificate Monthly Interest Amount ....................................      49
Certificate Pool Factor ................................................      30
Certificate Primary Principal Distribution Amount ......................      42
Certificates ...........................................................   4, 40
CIT ....................................................................      39
CITSF ..................................................................       4
Class A-1 Note Final Scheduled Distribution Date .......................       6
Class A-1 Notes ........................................................       4
Class A-2 Note Final Scheduled Distribution Date .......................       6
Class A-2 Notes ........................................................       4
Class A-3 Note Final Scheduled Distribution Date .......................       6
Class A-3 Notes ........................................................       4
Class A-4 Note Final Scheduled Distribution Date .......................       6
Class A-4 Notes ........................................................       4
CMAC ...................................................................      33
Collateralization Shortfall ............................................      37
Collection Account .....................................................       9
Company ................................................................       4
Contract Files .........................................................      15
Contract Pool ..........................................................      16
Contracts ..............................................................   7, 16
Current Overcollateralization Amount ...................................      37
Definitive Certificates ................................................      41
Distribution Date ......................................................   4, 35
Due Period .............................................................   5, 35
ERISA ..................................................................      58
Excess Collections .....................................................   5, 45
Financed Boats .........................................................   7, 16
GAAP ...................................................................      34
Global Securities ......................................................      62
Guaranteed Security Distributions ......................................      43
Indemnification Agreement ..............................................      39
Indenture ..............................................................      35
Indenture Trustee ......................................................      35
Initial Pool Balance ...................................................   5, 38
Insurance Agreement Trigger Events .....................................      39
Insurance Policies .....................................................       7
Insurer ................................................................   7, 33
Insurer Default ........................................................      36
Insurer Optional Deposit ...............................................      43
Interest Accrual Period ................................................      35
Issuer .................................................................      15

Lender .................................................................       8
Liquidated Contract ....................................................      49
Liquidation Basis ......................................................      32
Liquidation Expenses ...................................................      49
Loan ...................................................................   8, 45
Minimum Reserve Amount .................................................   8, 46
Monthly Advance ........................................................   9, 50
Moody's ................................................................      61
Net Liquidation Proceeds ...............................................      48
Net Losses .............................................................      32
Note Additional Principal Distribution Amount ..........................      37
Note Insurance Policy ..................................................       7
Note Interest Carryover Shortfall ......................................      49
Note Interest Distribution Amount ......................................      49
Note Monthly Interest Amount ...........................................      50
Note Owner .............................................................      35
Note Pool Factor .......................................................      30
Note Primary Principal Distribution Amount .............................      37
Notes ..................................................................       4
Obligor ................................................................       7
OID ....................................................................      53
Oklahoma Tax Counsel ...................................................      57
Optional Purchase ......................................................   6, 52
Order ..................................................................      44
Original Certificate Balance ...........................................      15
Owner Trustee ..........................................................      15
Paid-Ahead Period ......................................................      24
Paid-Ahead Simple Interest Contract ....................................      24
Pass-Through Rate ......................................................      41
Payment Shortfall ......................................................       9
Pool Balance ...........................................................       5
Prepayment Assumption ..................................................      25
Prepayment Table .......................................................      25
prepayments ............................................................      23
Primary Certificate Percentage .........................................      42
Primary Note Percentage ................................................      37
Primary Principal Distribution Amount ..................................      37
Principal Carryover Shortfall ..........................................      37
Principal Prepayment ...................................................      48
PTCE ...................................................................      58
Purchase Agreement .....................................................      17
Purchase Price .........................................................      49
Rating Agencies ........................................................      10
Rating Agency ..........................................................      61
Rating Agency Condition ................................................      52
Receipt ................................................................      44
Received ...............................................................      44
Record Date ............................................................       5
Reimbursement Obligations ..............................................      50
Repurchased Contract ...................................................      47
Reserve Account ........................................................   8, 45
S&P ....................................................................      61
Sale and Servicing Agreement ...........................................      17
SAP ....................................................................      34
Securities .............................................................       4
Seller .................................................................       4
Selling Trust ..........................................................   4, 15
Servicer ...............................................................       4
Servicer Payment .......................................................      51

Servicing Fee .........................................................       50
Servicing Fee Rate ....................................................       50
Simple Interest Contract ..............................................       17
Specified Reserve Amount ..............................................    8, 46
Stated Principal Balance ..............................................       48
Stepdown Date .........................................................    5, 37
Targeted Overcollateralization Amount .................................    9, 37
Transaction Documents .................................................       39
Trust .................................................................    4, 15
Trust Agreement .......................................................   15, 40
U.S. Person ...........................................................       64
Underwriters ..........................................................       59
Underwriting Agreement ................................................       59

PROSPECTUS

                                CIT MARINE TRUSTS

                               ASSET-BACKED NOTES

                            ASSET-BACKED CERTIFICATES

               THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

                  THE CIT GROUP/SALES FINANCING, INC., SERVICER

      The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either (i) one or more classes of Certificates, (ii) one or more classes of Notes or (iii) one or more classes of Certificates and one or more classes of Notes, as set forth in the related Prospectus Supplement.

      Each series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by The CIT Group Securitization Corporation II (the "Company" or the "Seller").

      The assets of each Trust will primarily include a pool of marine installment sale contracts and direct loans (the "Initial Contracts") secured by the new and used boats, boat motors and boat trailers financed thereby (the "Initial Financed Boats"), certain monies received under the Initial Contracts on and after the Initial Cut-off Date specified in the related Prospectus Supplement (the "Initial Cut-off Date"), an assignment of the security interests in the Initial Financed Boats, the proceeds from claims under certain insurance policies in respect of individual Initial Financed Boats or the related Obligors and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the assets of each Trust will include specified credit or cash flow enhancement and monies on deposit in one or more trust accounts, which may include a Pre-Funding Account which would be used to purchase from time to time additional marine installment sale contracts and direct loans (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used boats, boat motors and boat trailers financed thereby (the "Subsequent Financed Boats" and, together with the Initial Financed Boats, the "Financed Boats"), certain monies received under the Subsequent Contracts on and after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date"), an assignment of the security interests in the Subsequent Financed Boats and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Boats or the related Obligors, to the extent specified in the related Prospectus Supplement.

                                                   (Continued on following page)


      A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY CAN BE FOUND ON PAGE 22 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

      THE SECURITIES WILL REPRESENT INTERESTS IN OR OBLIGATIONS OF A TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES (EXCEPT TO THE LIMITED EXTENT, IF ANY, DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT).

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September 29, 1998.

      (continued from preceding page)

      Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, The CIT Group/Sales Financing, Inc. (the "Servicer") and the trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the trustee specified in the related Prospectus Supplement (the "Owner Trustee") and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, the Servicer and such Owner Trustee. The Trustee or Owner Trustee for any Trust will be referred to in this Prospectus as the "Owner Trustee." The Notes, if any, of a series of Securities will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The Certificates, if any, of a series of Securities will represent fractional undivided interests in the related Trust and/or the residual interest in the Trust.

      Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts, in the amounts, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to distributions of interest, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement.

      The rate of distributions in respect of principal on the Securities of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

      If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, limited guarantee by The CIT Group, Inc. ("CIT"), reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any class of Securities.

      Unless otherwise provided in the related Prospectus Supplement, the Certificates, if any, and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC and, in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear"). Definitive Securities will be available only under limited circumstances to the extent described herein and in the related Prospectus Supplement.

      There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") on behalf of each Trust a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including exhibits filed as part thereof, which is available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and the regional offices of the Commission located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Both registrants also file electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as are required under The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Company expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed. Such reports and other information filed on behalf of each Trust will be available for inspection as set forth above.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Securities to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the series and class or classes of Notes and the series and class or classes of Certificates and the respective Interest Rate to be paid to each such class of Notes and Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class of Certificates, (ii) the initial aggregate principal amount of each class of Notes, the initial aggregate Certificate Balance of each class of Certificates, Distribution Dates relating to such class or series and, if applicable, the initial and final scheduled Distribution Dates for each series and class; (iii) information as to the assets comprising the Trust, including the general characteristics of the marine installment sale contracts and direct loans included therein and, if applicable, the assignment of security interests in the Financed Boats, specified credit or cash flow enhancement and all monies on deposit in any specified cash account, the proceeds from claims under certain insurance policies and certain rights under the Trust Documents; (iv) the circumstances, if any, under which the Trust may be subject to early termination; (v) the method used to calculate the amount of principal, if any, to be distributed with respect to each class of Notes and Certificates; (vi) the order of application of distributions to each of the classes within such series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the plan of distribution of such Securities; (viii) the aggregate original percentage ownership interest in the Trust to be evidenced by each class of Certificates; (ix) information as to the nature and extent of subordination with respect to any class of Notes or Certificates that is subordinate in right of payment to any other class of Notes or Certificates; and
(x) information as to the Seller, the Servicer, CIT, the Owner Trustee and the Indenture Trustee.

                           REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Securities are issued, monthly and annual unaudited reports containing information concerning each Trust will be prepared by the Servicer and sent on behalf of each Trust only to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede, as nominee of DTC and registered holder of the Notes and the Certificates.

Securityholders may elect to hold their securities through any of DTC (in the United States) and, in the case of Noteholders, Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Indirect Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Statements to Securityholders." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, the Servicer nor CIT intends to send any of its financial statements to Securityholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus:

            (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1997 together with the report of KPMG Peat Marwick LLP, independent certified public accountants;

            (b) CIT's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

            (c) CIT's Current Reports on Form 8-K dated January 15, 1998, January 28, 1998, March 24, 1998, April 22, 1998, June 5, 1998, July 22,
      1998, July 29, 1998 and August 27, 1998.

      All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      CIT WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUEST SHOULD BE DIRECTED TO:

                                                CORPORATE SECRETARY
                                                THE CIT GROUP, INC.
                                                1211 AVENUE OF THE AMERICAS
                                                NEW YORK, NEW YORK 10036
                                                (212) 536-1950

      The Trustee on behalf of the Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by regerence into the information that this Prospectus incorporates). Such requests should be directed to the corporate trust office of the Trustee specified in the accompanying Prospectus Supplement.

                                   ----------

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                     SUMMARY

      This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the "Index of Principal Terms" for the location herein of defined terms.

Issuer......................  With respect to each series of Securities, a trust
                              (the "Trust" or the "Issuer"), will be formed by the Seller pursuant to either a Pooling and Servicing Agreement among the Seller, the Servicer and the trustee specified in the related Prospectus Supplement, or a Trust Agreement among the Seller, the owner trustee specified in the related Prospectus Supplement and certain other parties as specified in the related Prospectus Supplement.

Seller......................  The CIT Group  Securitization  Corporation II (the
                              "Company" or the "Seller"), a wholly-owned, limited purpose subsidiary of The CIT Group, Inc. ("CIT"). If and to the extent specified in the related Prospectus Supplement, a trust of which a special purpose affiliate of CIT is the depositor (a "Selling Trust") may also be a "Seller." Except if and to the extent specified in the related Prospectus Supplement, neither CIT nor any of its affiliates, including the Company, The CIT
                              Group/Sales Financing, Inc. ("CITSF") and any Selling Trust, has guaranteed, insured or is otherwise obligated with respect to the Securities. See "Risk Factors--Limited Obligations."

Servicer....................  The  CIT  Group/Sales  Financing,  Inc.  (in  such capacity referred to herein as the "Servicer"), a wholly-owned subsidiary of CIT. The Servicer will be responsible for managing, administering, servicing and making collections on the Contracts held by each Trust.

Owner Trustee...............  The Trustee  pursuant  to a Pooling and  Servicing
                              Agreement or the Owner Trustee pursuant to a Trust Agreement, in each case as specified in the related Prospectus Supplement. The Trustee or Owner Trustee for any Trust will be referred to in this Prospectus as the "Owner Trustee." See "The Trusts--The Trustee(s)."

Indenture Trustee...........  With respect to any series of Securities including one or more classes of Notes, the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The Owner Trustee and the Indenture Trustee for a series are referred to herein collectively as the "Trustees."

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Risk Factors................  Certain  potential risks and other  considerations are particularly relevant to a decision to invest in any securities sold hereunder. See "Risk Factors."

The Certificates............  Each  series  of  Asset-Backed  Certificates  (the
                              "Certificates") will be issued pursuant to the related Trust Documents. The Certificates will represent fractional undivided interests in the related Trust and/or the residual interest in the related Trust, and will have the Original Certificate Balance, if any, specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Company or one of its affiliates will own the entire beneficial interest in the Trust. See "The Certificates--General."

                              Payments in respect of the Certificates will be subordinated to payments on the Notes of the same series to the extent described in the related
                              Prospectus       Supplement.        See       "The
                              Certificates--General."

                              The Certificates will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement; provided, however, that one Certificate of each series may be issued in a denomination other than such integral multiple such that the applicable Affiliated Owner, if any, specified in the related Prospectus Supplement
                              (the "Affiliated Owner") may be issued at least the portion of the Original Certificate Balance specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, persons ("Certificate Owners") acquiring beneficial interests in the Certificates will hold their interests through The Depository Trust Company ("DTC"). Definitive Certificates will be issued only under the limited circumstances described herein or in the related Prospectus Supplement. Unless and until Certificates of a class are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Certificateholders will refer to the same actions and effects with respect to DTC or Cede & Co. ("Cede"), as the case may be, for the benefit of the related Certificate Owners in accordance with the DTC procedures. See
                              "Certain      Information       Regarding      the
                              Securities--Book-Entry      Registration"      and
                              "--Definitive Securities."

                              Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will have a stated Certificate Balance (as defined in the related Prospectus

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                              Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining subsequent changes to the Pass-Through Rate.

                              A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions in respect of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a series may include one or more classes of Certificates ("Stripped Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

                              If CITSF exercises its option to purchase the Contracts of a Trust or if the Contracts are sold by the Indenture Trustee (or, if the series did not include Notes or the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) on the terms and conditions described under "The Purchase Agreements and the Trust Documents--Termination," Certificate Owners may receive an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), Certificate Owners may receive a distribution in respect of principal on or immediately following the end of the funding period specified in the related Prospectus Supplement (the "Funding Period") in an amount and manner specified in the related Prospectus Supplement.

The Notes...................  Each  series of  Asset-Backed  Notes (the  "Notes"
                              and, together with the Certificates, the "Securities") will represent obligations of a Trust secured by assets of such Trust (other than the accounts or other property specified in the related Prospectus Supplement). See "The Notes--General."

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                              The Notes will be issued pursuant to an Indenture between the Issuer and the Indenture Trustee (the "Indenture"). See "The Notes--General."

                              The Notes will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement; provided, however, that one Note of each class of each series may be issued in a denomination other than such integral multiple. Unless otherwise specified in the related Prospectus Supplement, the Notes will be issued in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, persons ("Note Owners") acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, and Definitive Notes will be issued only under the limited circumstances described herein or in the related Prospectus Supplement. Unless and until Notes of a class are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Noteholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of the related Note Owners in accordance with the DTC procedures. See
                              "Certain      Information       Regarding      the
                              Securities--Book-Entry      Registration"      and
                              "--Definitive Securities."

                              Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest
                              Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate.

                              A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a series may include one or more classes of Notes ("Stripped Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

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                              If CITSF exercises its option to purchase the Contracts of a Trust or if the Contracts are sold by the Indenture Trustee (or, if the series did not include Notes or the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) on the terms and conditions described under "The Purchase Agreements and the Trust Documents--Termination," the outstanding Notes, if any, of such series will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, all or certain classes of the outstanding Notes, if any, of such series will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement.

Property of a Trust.........  The property of a Trust will primarily include (i)
                              a pool (the "Contract Pool") of marine installment sale contracts and direct loans (the "Initial Contracts") secured by the new and used boats, boat motors and boat trailers financed thereby
                              (the "Initial Financed Boats"), (ii) certain monies received under the Initial Contracts on and after the Initial Cut-off Date specified in the related Prospectus Supplement (the "Initial Cut-off Date"), (iii) an assignment of the security interests in the Initial Financed Boats,
                              (iv) the Collection Account and the Paid-Ahead Account, if any, including all investments therein, all income from the investment of funds therein and all proceeds thereof, certain other accounts and the proceeds thereof and certain other rights under the Trust Documents specified in the related Prospectus Supplement, and (v) the proceeds from claims under certain insurance policies in respect of individual Initial Financed Boats or the related Obligors. In addition, if so specified in the related Prospectus Supplement, the property of a Trust will include specified credit or cash flow enhancement and monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Owner Trustee, which will be used to purchase Subsequent Contracts from the Seller from time to time during the Funding Period, as well as any Subsequent Contracts so purchased. See "The Trust Property."

                              If and  to  the  extent  provided  in the  related
                              Prospectus Supplement, a Trust will be obligated to purchase from the Seller (subject to the satisfaction of certain conditions described in the applicable Trust Documents) from time to time during the Funding Period, from monies on deposit in the Pre-Funding Account, additional marine installment sale contracts and direct

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                              loans (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used boats, boat motors and boat trailers financed thereby (the "Subsequent Financed Boats" and, together with the Initial
                              Financed Boats, the "Financed Boats"), certain monies received under the Subsequent Contracts on and after the related Subsequent Cut-off Dates (specified in the related Prospectus Supplement), an assignment of the security interests in the Subsequent Financed Boats, and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Boats or the related Obligors. It is expected that the Subsequent Contracts will have an aggregate principal balance approximately equal to the Pre-Funded Amount on the related Closing Date.

                              CITSF will be obligated to repurchase Contracts (a "Repurchased Contract") upon the occurrence of certain breaches of representations and warranties (a "Repurchase Event"). See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts" and "--Servicing Procedures."

The Contracts...............  The property of a Trust will consist  primarily of marine installment sale contracts for boats originated by boat dealers ("Dealers") and acquired by CITSF or The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") or other affiliates of CITSF and marine loans originated directly by CITSF or one of its affiliates or acquired by CITSF or one of its affiliates from unaffiliated third parties. On or prior to the date of issuance of a series of the Securities (the "Closing Date"), CITCF-NY will sell certain contracts that will constitute a portion of the Initial Contracts to CITSF pursuant to a purchase agreement, and CITSF will sell the Initial Contracts to the Company pursuant to a purchase agreement (the "Purchase Agreement"), and the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) will sell the Initial Contracts to a Trust pursuant to the Trust Documents. If and to the extent specified in the related Prospectus Supplement, CITSF or the Seller or one of their respective affiliates may retain the right to receive a portion of the interest accruing on some or all of the Contracts sold to a Trust. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts."

                              The Contracts will generally be prepayable at any time without penalty to the purchaser of the related Financed Boats, the borrower under a loan contract or other person or persons who are obligated to make payments under the Contract (each, an "Obligor"). The related Prospectus Supplement will contain certain information

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                              with respect to each Contract Pool as of the Initial Cut-off Date or such other date specified therein, including the proportions of each type of Financed Boats, the weighted average annual percentage rate and the weighted average remaining maturity of the Contracts.

                              If and to the extent specified in the related Prospectus Supplement, from time to time during the Funding Period, CITSF will be obligated to sell, and the Company will be obligated to purchase, pursuant to a purchase agreement (the "Subsequent Purchase Agreement") subject to the satisfaction of certain conditions described therein, Subsequent Contracts at a purchase price which, unless otherwise specified in the related Prospectus Supplement, will be equal to the aggregate principal amounts thereof as of the first day in the related month of transfer designated by CITSF and the Company (each, a "Subsequent Cut-off Date"). A portion of such Subsequent Contracts may be acquired by CITSF from CITCF-NY or other affiliates of CITSF. Pursuant to one or more subsequent transfer agreements (each, a "Subsequent Transfer Agreement") between the Company and the related Trust, and subject to the satisfaction of certain conditions described therein, the Company will in turn sell the Subsequent Contracts to such Trust at a purchase price equal to the amount paid by the Company to CITSF for such Subsequent Contracts, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. Subsequent Contracts will be transferred from CITSF to the Company and from the Company to such Trust on the Business Day specified by CITSF and the Company during the month in which the related Subsequent Cut-off Date occurs (each, a "Subsequent Transfer Date").

Pre-Funding Account.........  If  the  Prospectus  Supplement  for a  series  of
                              Securities specifies that a portion of the proceeds of the offering will be deposited in a Pre-Funding Account, the Pre-Funding Account will be maintained as an Eligible Account, which account may be maintained with the Owner Trustee or the Indenture Trustee, and the funds on deposit therein will be invested solely in Permitted Investments (as defined in the related Prospectus Supplement) that mature not later than one Business Day prior to the next succeeding Distribution Date, until such funds are applied during the Funding Period to pay to the Company the purchase price for Subsequent Contracts. See "The Purchase Agreements and the Trust Documents--Accounts." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

                              On the Closing Date, the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, in the amount, if any, specified in the related

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                              Prospectus Supplement (the "Pre-Funded Amount"). The Pre-Funded Amount will not exceed one-third of the sum of the Original Certificate Balance and the initial principal amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, the "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture (if any), (iii) the date on which an Event of Termination occurs under the Trust Documents, (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT, or (v) the close of business on the date specified in the related Prospectus Supplement (which date will occur in the third calendar month after the month in which the Closing Date occurred). Unless otherwise specified in the related Prospectus Supplement, during the Funding Period, on one or more Subsequent Transfer Dates, the Pre-Funded Amount will be applied to purchase Subsequent Contracts from the Company. Unless otherwise specified in the related Prospectus Supplement, the Company expects that the Pre-Funded Amount will be reduced to less than $100,000 by the end of the Funding Period, although no assurance can be given that this will in fact occur. Unless otherwise specified in the related Prospectus Supplement, any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

Capitalized Interest
Account.....................  If  the  Prospectus  Supplement  for a  series  of
                              Securities specifies that a portion of the proceeds of the offering will be deposited in a Capitalized Interest Account, on the Closing Date a portion of the proceeds from the sale of the Securities (in an amount specified in the related Prospectus Supplement) will be deposited into an account (the "Capitalized Interest Account") maintained as an Eligible Account, which account may be maintained with the Owner Trustee or the Indenture Trustee, and the funds on deposit therein will be invested solely in Permitted Investments that mature no later than one Business Day prior to the next Distribution Date. Amounts deposited in the Capitalized Interest Account will be used on each Distribution Date to pay interest on the Securities, in the amount or in accordance with the formula specified in the related Prospectus Supplement. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the Contracts.

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                              On each Distribution Date any amount remaining in the Capitalized Interest Account in excess of the Required Capitalized Interest Amount (as defined in the related Prospectus Supplement) shall be released to the Affiliated Owner, if any, or other person specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any amounts remaining in the Capitalized Interest Account on the last day of the Funding Period and not used for such purposes will be deposited in the
                              Collection Account and will be available for distributions, as described herein or in the related Prospectus Supplement, on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

Distribution Dates..........  Unless   otherwise   specified   in  the   related
                              Prospectus  Supplement,  payments of interest  and
                              principal  on the  Securities  will be made on the
                              fifteenth day of each month or, if any such day is
                              not  a  Business  Day,  on  the  next   succeeding
                              Business  Day  (each,  a   "Distribution   Date"),
                              commencing  on the date  specified  in the related
                              Prospectus Supplement.  Unless otherwise specified
                              in the related Prospectus Supplement,  payments on
                              the Securities on each  Distribution  Date will be
                              made  to the  holders  of  record  of the  related
                              Securities   at  the  close  of  business  on  the
                              Business   Day    immediately    preceding    such
                              Distribution  Date  or,  in the  event  Definitive
                              Securities have been issued, at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

                              To the extent not previously paid in full prior to such time, the outstanding principal amount of the Notes and the Certificates will be payable on the Distribution Date occurring in the month or months specified in the related Prospectus Supplement (the "Note Final Scheduled Distribution Date" and the "Certificate Final Scheduled Distribution Date").

                              A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Oklahoma and such other states (if any) specified in the related Prospectus Supplement are authorized by law, regulation or executive order to be closed.

Interest Accrual Period.....  Unless   otherwise   specified   in  the   related
                              Prospectus   Supplement,   the  period  for  which
                              interest is payable on a Distribution Date on the Securities shall be the one-month period from the most recent Distribution Date to but excluding the following Distribution Date, or in the

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                              case of the initial Distribution Date from the date specified in the related Prospectus Supplement to but excluding the initial
                              Distribution Date (each, an "Interest Accrual Period").

Due Period..................  With respect to any  Distribution  Date,  the "Due
                              Period" is the period during which principal, interest and other amounts will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders and the payment of fees on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the "Due Period" will be the calendar month immediately preceding the Distribution Date.

Determination Date..........  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, the "Determination Date" is
                              the third Business Day prior to each  Distribution
                              Date.  On each  Determination  Date,  the Servicer
                              will   determine   the   Available    Amount   for
                              distribution  on the  related  Distribution  Date,
                              allocate  such  amounts  between  the  Notes,  the
                              Certificates and the Servicer Payment,  and advise
                              the  Trustees  (or  the  paying  agent   appointed
                              pursuant to the Trust Documents) of the amounts of
                              the payments to be made to Securityholders, all as
                              described  under "The Purchase  Agreements and the
                              Trust   Documents--Distributions."  The  "Servicer
                              Payment" is equal on each Distribution Date to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing
                              Fee (including any unpaid  Servicing Fees for past
                              Distribution Dates).

                              Unless otherwise specified in the related Prospectus Supplement, the "Available Amount" with respect to each Trust on any Distribution Date is equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period (including any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees"), and
                              (ii) the Purchase Price for any Contract repurchased by CITSF as a result of breaches of certain representations and warranties or purchased by the Servicer as a result of breaches of certain covenants and any Monthly Advances and any Non-Reimbursable Payments made by the Servicer, if such Purchase Price, Monthly Advance or Non-Reimbursable Payment is paid on or prior to the Deposit Date immediately preceding such Distribution Date, over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on liquidated Contracts, Liquidation Expenses (as

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                              defined in the Trust Documents) incurred and taxes and insurance advanced by the Servicer in respect of Financed Boats that are reimbursable to the Servicer under the Trust Documents, (ii) any amounts incorrectly deposited in the Collection Account, (iii) any amounts deposited in the Paid-Ahead Account, if any, during the related Due Period, (iv) net investment earnings on the funds in the Collection Account and the Paid-Ahead Account, if any, and (v) any other amounts permitted to be withdrawn from the Collection Account and the Paid-Ahead Account, if any, by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Trust Documents.

Subordination...............  The  rights of the  Certificateholders  to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders of the same series, to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of timely receipt by Noteholders of the full amount of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Contracts.

                              If and to the extent specified in the related Prospectus Supplement, one or more classes of Notes of a series may be subordinated to the rights of one or more other classes of Notes of the same series.

                              The protection afforded to the Noteholders by the subordination feature described above will be effected by the preferential right of the Noteholders to receive, to the extent described in the related Prospectus Supplement, current distributions from collections on or in respect of the Contracts prior to the application of such collections to payments in respect of the Certificates or any subordinated Notes.

Enhancement.................  If and  to the  extent  specified  in the  related
                              Prospectus Supplement with respect to a Trust, the enhancement applicable to a class of Securities may include any one or more of the following: a financial guaranty insurance policy, a letter of credit, a CIT Limited Guarantee, a reserve fund, a third party guarantee, a cash collateral account, a derivative product, a credit facility, a liquidity facility, another form of credit enhancement, overcollateralization, or any combination thereof.

                              A financial guaranty insurance policy may be obtained and maintained for one or more classes of Certificates or Notes of a series of Securities. Such policies generally unconditionally and irrevocably guarantee to Securityholders that the full amount of the distributions of principal and interest, as well as any other amounts

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                              specified in the related Prospectus Supplement, will be received by an agent of the Trustee on behalf of Securityholders for distribution by the Trustee to Securityholders. Such policies may have certain limitations set forth in the related Prospectus Supplement, including (but not limited
                              to) limitations on the insurer's obligation to guarantee the Seller's or the Servicer's obligation to repurchase or substitute for any
                              Contracts, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

                              The enhancement with respect to any class of Securities may be structured to provide protection against delinquencies and/or losses on the Contracts, against changes in interest rates, or other risks, or to supplement the interest rate on specified Contracts, in each case to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any form of enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any provider of credit enhancement, including financial information when material, will be included (or incorporated by reference) in the related
                              Prospectus       Supplement.        See       "The
                              Certificates--Enhancement."

Monthly Advances............  Unless   otherwise   specified   in  the   related
                              Prospectus   Supplement,   with  respect  to  each
                              Contract  as to which  there  has  been a  Payment
                              Shortfall  during  the  related  Due  Period,  the
                              Servicer shall advance funds in the amount of such
                              Payment Shortfall (each, a "Monthly Advance"), but
                              only to the extent that the Servicer,  in its good
                              faith  judgment,  expects to recover  such Monthly
                              Advance  from   subsequent   collections  on  such
                              Contract  made  by or on  behalf  of  the  Obligor
                              thereunder  (but only to the  extent  of  expected
                              interest  collections  in  the  case  of a  Simple
                              Interest   Contract)   or  from  net   liquidation
                              proceeds or  insurance  proceeds  with  respect to
                              such  Contract.  The Servicer  shall be reimbursed
                              for   any   Monthly    Advance   from   subsequent
                              collections with respect to such Contract.  If the
                              Servicer  determines  in its good  faith  judgment
                              that an  unreimbursed  Monthly  Advance  shall not
                              ultimately   be   recoverable    from   subsequent
                              collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. Unless otherwise specified in the related Prospectus
                              Supplement,  the Servicer  will not make a Monthly
                              Advance in respect of (i) the principal component of any

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                              scheduled payment on a Simple Interest Contract, or (ii) a Payment Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period. See "The Purchase Agreements and the Trust Documents--Monthly Advances." Unless otherwise specified in the related Prospectus Supplement, "Payment Shortfall" means (i) with respect to any Simple Interest Contract and any Distribution Date, the excess of
                              (A) the product of (1) one-twelfth of the Contract Rate of such Contract and (2) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the related Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be), over (B) the amount of interest, if any, collected on such Contract during the related Due Period and (ii) with respect to any Precomputed Contract and any Distribution Date, the excess of (A) the scheduled payment due on such Contract during the related Due Period, over (B) the amount collected on such Contract (including any amounts allocated from the Paid-Ahead Account with respect to such Due Period) during the related Due Period.

Non-Reimbursable Payments...  If and  to the  extent  specified  in the  related
                              Prospectus Supplement, with respect to each Contract as to which there has been a Payment Shortfall with respect to interest in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the Trust Documents may require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution Date, without the right of subsequent reimbursement, an amount equal to such Payment Shortfall (a "Non-Reimbursable Payment"). If the related Prospectus Supplement does not specify that the Servicer will make Non-Reimbursable Payments, the Servicer will not be obligated to make such payments with respect to the Trust.

Paid-Ahead Account..........  Early  payments  by or on  behalf of  Obligors  on
                              Precomputed Contracts that do not constitute scheduled payments, full prepayments or certain partial prepayments which result in a reduction of an Obligor's periodic payment below the scheduled payment as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, will be deposited into the Paid-Ahead Account until such time as the paid-ahead amount becomes due. See "The Contract Pool" and "The Purchase Agreements and the Trust Documents--Paid-Ahead Precomputed Contracts."

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Servicing Fees..............  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, with respect to each series
                              of  Securities,   the  Servicer  shall  receive  a
                              monthly fee (the "Servicing Fee"), payable on each
                              Distribution   Date,  equal  to  the  sum  of  (i)
                              one-twelfth  of  the  product  of  the  percentage
                              specified in the related Prospectus  Supplement as
                              the  "Servicing  Fee Rate" and the Pool Balance as
                              of the last day of the second preceding Due Period
                              (or, in the case of the first  Distribution  Date,
                              as of the  Initial  Cut-off  Date)  and  (ii)  any
                              investment  earnings  on amounts on deposit in the
                              Collection  Account,  the Paid-Ahead  Account,  if
                              any, the Certificate Distribution Account, if any,
                              and  the  Note  Distribution   Account,   if  any;
                              provided,  however,  that the  Servicing  Fee Rate
                              applicable  to a Trust may be  increased to a rate
                              (or  maximum   rate)   specified  in  the  related
                              Prospectus  Supplement  if CITSF  or an  affiliate
                              thereof  is not the  Servicer.  See "The  Purchase
                              Agreements  and  the  Trust   Documents--Servicing
                              Compensation."

Optional Purchase
of the Contracts............  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, with respect to each series
                              of Securities,  at its option,  CITSF may purchase
                              all the  Contracts  in the  related  Trust  on any
                              Distribution Date on which the aggregate principal
                              balance of the Contracts  (the "Pool  Balance") as
                              of the last day of the related Due Period is equal
                              to or  less  than a  percentage  specified  in the
                              related Prospectus  Supplement of the Initial Pool
                              Balance,   at  a  purchase  price   determined  as
                              described under "The Purchase Agreements and the Trust Documents--Termination." Unless otherwise specified in the related Prospectus Supplement, the "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the related Trust as of their respective Subsequent Cut-off Dates.

Auction Sale................  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, with respect to each series
                              of  Securities,  within  ten days  after the first
                              Distribution  Date on which the Pool Balance as of
                              the last day of the related Due Period is equal to
                              or less than a percentage specified in the related
                              Prospectus Supplement of the Initial Pool Balance,
                              the  Indenture  Trustee (or, if the series did not
                              include  Notes or the Notes have been paid in full
                              and  the   Indenture   has  been   discharged   in
                              accordance  with its  terms,  the  Owner  Trustee)
                              shall   solicit  bids  for  the  purchase  of  the
                              Contracts  remaining in the related Trust.  In the
                              event  that  satisfactory  bids  are  received  as
                              described  in  "The  Purchase  Agreements  and the
                              Trust   Documents--Termination,"   the  net   sale
                              proceeds will be distributed to Securityholders, in the same order of priority as collections received in respect of the

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                              Contracts, on the second Distribution Date succeeding such Due Period. If satisfactory bids are not received, such Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the
                              Contracts. See "The Purchase Agreements and the Trust Documents--Termination."

Ratings.....................  As a condition of issuance, the Securities of each series offered pursuant to this Prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization specified in the related Prospectus Supplement (each, a "Rating Agency"). The ratings of the Securities should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Securityholders may suffer a lower than anticipated yield. The ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee as described above under "--Auction Sale" or "--Optional Purchase of the Contracts." See "Ratings."

                              There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate any of the Securities or, if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Certain Federal Income
Tax Considerations..........  If the related Prospectus Supplement states that a
                              Trust will be treated as a grantor trust, in the opinion of counsel to the Seller, for federal income tax purposes, the Trust will be treated as a grantor trust. In such event, each Certificateholder, by acceptance of a Certificate, will be treated as the owner of an undivided interest in the Contracts included in the Contract Pool and any other assets held by the Trust.

                              If the related Prospectus Supplement does not state that a Trust will be treated as a grantor trust, in the opinion of counsel to the Seller, for federal income tax purposes: (1) the Notes will constitute indebtedness; and (2) the Certificates will constitute interests in a trust fund that will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as

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                              indebtedness, and each Certificateholder, by acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

                              Alternative characterizations of the Notes and the Certificates are possible, but would not result in materially adverse tax consequences to Noteholders or Certificateholders. See "Certain Federal Income Tax Consequences."

ERISA Considerations........  Fiduciaries  of employee  benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plans subject to
                              Section 4975 of the Internal Revenue Code of 1986 (the "Code") should carefully review with their legal advisors whether the purchase or holding of the Certificates offered hereby could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations."

                              The related Prospectus Supplement will provide further information with respect to the eligibility of a class of Securities for purchase by employee benefit plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                              Subject to certain considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified in the related Prospectus Supplement, the Securities will be eligible for purchase by employee benefit plans that are subject to ERISA.

Legal Investment............  The    appropriate    characterization    of   the
                              Certificates  and the Notes  under  various  legal
                              investment    restrictions   applicable   to   the
                              investment activities of certain institutions, and
                              thus the  ability  of  investors  subject to these
                              restrictions to purchase the  Certificates and the
                              Notes, may be subject to significant  interpretive
                              uncertainties.   All  investors  whose  investment
                              authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates and the Notes will constitute legal investments for them.

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                                  RISK FACTORS

      Prospective Securityholders should consider the following risk factors in connection with the purchase of the Securities:

      1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group, Inc. ("CIT"), The CIT Group Securitization Corporation II (the "Company"), any Affiliated Owner specified in the related Prospectus Supplement, or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")) or any of their respective affiliates. Unless and to the extent otherwise specified in the related Prospectus Supplement, the Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates (including the Company, any Affiliated Owner, and CITSF), the Underwriters or any of their affiliates, or any other Servicer or any of its affiliates.

     2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and liquidation experience of pools of marine installment sale contracts and direct loans secured by recreational boats. Since the market value of boats generally declines with age and since in certain states the Trustees may not have a first perfected security interest in the Financed Boats, the Servicer may not recover the entire amount owing under a defaulted Contract. See "Certain Legal Aspects of the Contracts." In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Boats could be or could become lower than the outstanding principal balances of the related Contracts. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Noteholders by the subordination of the Certificates, if any, or by the Enhancement, if any, applicable to the Notes and
(b) the protection against loss afforded to the Certificateholders by the Enhancement (as specified in the related Prospectus Supplement), if any. If the amount available under the Enhancement, if any, is reduced to zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Boats for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. If the Certificate Balance is reduced to zero, the holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Boats for recovery of the outstanding principal and unpaid interest on the defaulted Contracts.


      3. Security Interests and Certain Other Aspects of the Contracts. When originated, each Contract was secured by a security interest in the Financed Boat. Each such security interest was required to be perfected under applicable state law and, in the case of certain Financed Boats eligible for federal documentation, under applicable federal law. In connection with the sale of the Contracts to the Trust, the Seller will assign its security interest in each Financed Boat to the Trust. However, due to administrative burden and expense, none of the Seller, the Servicer or the Owner Trustee will amend the certificates of title or file assignments of the UCC-1 financing statements, if any, with respect to the Financed Boats to identify the Trust as the new secured party, nor has any such amendment or filing been made to identify any Selling Trust as a secured party. However, to the extent specified in the related Prospectus Supplement, pursuant to the Sale and Servicing Agreement, the Seller will agree to cause filings of the assignments to the Trust of certain specified Preferred Mortgages (each, a "Designated Preferred Mortgage") within the time period specified in the related Prospectus Supplement. (See "Certain Legal Aspects of the Contracts--Security Interests in the Financed Boats"). In addition, the certificates of title have not and will not be amended and the UCC-1 financing statements have not and will not be assigned with respect to the Financed Boats relating to the Contracts not originated by the Seller to reflect any interim transfers of ownership of the security interest in such Financed Boats. In a majority of states, the assignment of a Contract together with the related security interest is, as a matter of state law, an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title or any assignment of any UCC-1 financing statements, and the new owner of the Contracts succeeds to the original secured party's rights in the related Financed Boat as against creditors of the Obligor. In certain title states, in the absence of such certificate of title amendment or assignment of record to reflect the successive assignments of the security interest in such Financed Boat, the Seller (if not the secured party of record), the Trust and/or the Indenture Trustee may not have a perfected security interest in the related Financed Boat. The priority of the Preferred Mortgages and state security interests in the Financed

Boats may be subject to: (i) maritime liens arising under federal statutory or common-law for captain's or crew's wages, tort claims (so-called "general average" claims) and salvage claims, all of which take priority over even a Preferred Mortgage or a state security interest, and (ii) prior filed maritime liens arising under federal law or state laws for repair, storage or supplies which are subordinate to a Preferred Mortgage but typically have priority over state security interests under federal law or under applicable law of the state where the Contract was originated or under applicable law of the state to which the related Financed Boats may have been relocated.

      CITSF will be obligated to repurchase any Contract as to which the Seller has represented that the originator of such Contract has a first perfected security interest in the Financed Boat securing such Contract if a breach of such representation shall materially adversely affect the interest of the Trust in such Contract. If the Trust does not have a perfected security interest in a Financed Boat, it will not be effective as against third parties. In such case, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis or (if CITSF, CITCF-NY or, in those Contracts described above, the Trust did not have a perfected security interest in such Financed Boat) against CITSF pursuant to its repurchase obligation.

      To the extent that the Trust's security interest in a Financed Boat is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Boat and holders of subsequently perfected security interests in such Financed Boat. Under the laws of many states, certain possessory liens for repairs on a boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority even over a perfected security interest. Under the Ship Mortgage Statutes, certain preferred maritime liens will have priority over security interests in Financed Boats perfected under federal law. Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, the Trust could lose its security interest or the priority of its security interest in a Financed Boat. If a security interest in a Financed Boat is initially perfected (by titling or UCC filing) under applicable state law and the Financed Boat subsequently is federally documented, the Trust could lose the priority of its security interest in such Financed Boat to a purchaser thereof or to the holder of a subsequently perfected Preferred Mortgage covering such Financed Boat. See "Certain Legal Aspects of the Contracts--Security Interests in the Financed Boats" for a description of CITSF's policies with respect to federal documentation. CITSF shall not have an obligation to repurchase a Contract as to which any of the aforementioned occurrences result in the Trust's losing the priority of its security interest or its security interest in such Financed Boat after the date such security interest was conveyed to the Trust (other than through fraud or negligence of the Seller or the Servicer). See "Certain Legal Aspects of the Contracts--Security Interests in the Financed Boats."

      In addition, numerous federal and state consumer protection laws impose requirements on sellers under marine installment sale contracts and marine installment loan contracts or notes, such as the Contracts, and the failure by the seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due or paid under such agreements and the right to set-off against claims by such assignees. These laws would apply to a Trust as assignee of the Contracts. From time to time, CITSF has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. The Trust is subject to the risk of similar litigation. With respect to each series of Securities, pursuant to the Trust Documents, CITSF will represent and warrant as of the Initial Cut-off Date with respect to each Initial Contract, and as of the related Subsequent Cut-off Date with respect to each Subsequent Contract, that each Contract complies with all requirements of law and CITSF will provide certain warranties relating to the validity, perfection and priority of the security interest in each Financed Boat securing a Contract. A breach by CITSF of any such warranty that materially and adversely affects the related Trust's interest in any Contract would require CITSF to repurchase such Contract unless such breach is cured. If CITSF does not honor its purchase obligation in respect of a Contract and the Obligor for such Contract were to default, recovery of amounts due on such Contract would be primarily dependent on repossession and resale of the Financed Boat securing such Contract. Certain other factors may limit the ability of the Securityholders to realize upon the Financed Boats or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts."

      Under most state vehicle dealer licensing laws, sellers of boats are required to be licensed to sell boats at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of marine installment sale contracts and marine installment loan contracts or notes, including the

Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with the provisions of these laws may affect the enforceability of the related Contract. A Trust and the Company may not have obtained the licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement of such rights which may prevent a Trust from collecting amounts due under the Contracts. See "Certain Legal Aspects of the Contracts."

      Any shortfall in payments on or in respect of Contracts, or any liability of a Trust to Obligors, as a result of noncompliance with the laws summarized above and under "Certain Legal Aspects of the Contracts" could result in losses to the Securityholders.

      4. Foreclosure. Applicable law also imposes requirements and restrictions relating to foreclosure sales of boats and on the obtaining of deficiency judgments following such sales. Even if the Financed Boat securing a Contract is successfully repossessed or arrested and sold, the full amount due on the Contract may not be realized because of depreciation, damage or loss of or to the Financed Boat and because the resale value of the Financed Boat may vary significantly due to the limited market for used boats, seasonal factors and other economic and social factors.

      In sum, the Trust may not realize the full amount due on a Contract because of (i) the failure to endorse the certificate of title, failure to file a UCC-1 financing statement or failure to record the assignment of the Preferred Mortgage, as the case may be, (ii) the application of requirements and restrictions on foreclosure and deficiency judgments, (iii) depreciation, damage or loss of or to a Financed Boat, or (iv) the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, the Securityholders will be subject to delays in payments and losses.

      5. Certain Matters Relating to Insolvency. CITCF-NY, CITSF and the Company intend that transfers of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the related Trust (and, if and to the extent specified in the related Prospectus Supplement, from CITCF-NY to CITSF, from CITSF to a special purpose affiliate of CIT ("SPV"), from SPV to a Selling Trust and from the Selling Trust to the Trust) constitute sales, rather than pledges, of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company (or, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of such debtor, or such debtor as debtor-in-possession, may contend that the sales of the Contracts by CITCF-NY to CITSF, by CITSF to the Company, or by the Company to the related Trust (or, if and to the extent specified in the related Prospectus Supplement, from CITCF-NY to CITSF, from CITSF to SPV, from SPV to a Selling Trust and from the Selling Trust to the Trust), respectively, were pledges of the Contracts rather than sales and that, accordingly, such Contracts should be part of such assigning entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency."

      6. Limited Liquidity. There is currently no market for the Securities of any series. Although the Company expects that the underwriters of any particular series will make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that it will provide any of the Securityholders with liquidity of investment or that it will continue for the term of any series of Securities. Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form which may adversely affect the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge the Securities.

     7. The Subsequent Contracts and the Pre-Funding Account. If and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Contracts by CITSF during the Funding Period will be subject to the conditions described in the related Prospectus Supplement under "The Contract Pool." If CITSF does not originate contracts satisfying such criteria during the Funding Period, CITSF will have insufficient contracts to sell to the related Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders and Certificateholders as described below.

      Unless otherwise specified in the related Prospectus Supplement, to the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the related Trust by the end of the Funding Period, Noteholders and Certificateholders will receive a prepayment of principal in an amount equal to the Pre-Funded Percentage allocable to the Noteholders and the Certificateholders, respectively, of the Pre-Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. Unless otherwise specified in the related Prospectus Supplement, the "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the Original Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the Original Certificate Balance. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and the Certificateholders at the end of the Funding Period.

      Each Subsequent Contract must satisfy the eligibility criteria specified in the related Prospectus Supplement and the Trust Documents at the time of its sale to the Trust. Unless otherwise specified in the related Prospectus Supplement, the Company (the seller of any Subsequent Contracts to the related Trust) will certify that all such eligibility criteria have been satisfied and CITSF (the seller of any Subsequent Contracts to the Company) will certify that all conditions precedent to the sale of the Subsequent Contracts to the Trust have been satisfied. Unless otherwise specified in the related Prospectus Supplement, it is a condition to the sale of any Subsequent Contracts to the Trust that each Rating Agency, after receiving prior notice of the proposed transfer of Subsequent Contracts to the Trust, shall not have advised the Seller or the Trustees that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

      The ability of a Trust to invest in Subsequent Contracts is entirely dependent upon whether CITSF is able to originate boat contracts that meet the requirements for transfer on a Subsequent Transfer Date under the Trust Documents. The ability of CITSF to originate such contracts may be affected by a variety of economic and social factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder, which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Trust Documents. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect CITSF's ability to originate Subsequent Contracts.

      8. Prepayment from the Pre-Funding Account. To the extent specified in the related Prospectus Supplement, if the Pre-Funded Amount has not been fully applied by the related Trust to purchase Subsequent Contracts by the end of the Funding Period, then the Pre-Funded Amount will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage on the first Distribution Date following the end of the Funding Period, or, if the end of the Funding Period is on a Distribution Date, on such date.

      In the event that amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period and are applied to the payment of principal to the Noteholders and Certificateholders, such partial retirement of the Notes and Certificates may shorten the average life of the Securities and may cause the Noteholders and Certificateholders to experience a lower yield on the Securities. In addition, any reinvestment risk resulting from such partial retirement will be borne by the holders of such Securities.

     9. Limited Assets. Unless otherwise specified in the related Prospectus Supplement, each Trust will covenant to sell the Contracts (a) if directed to do so by the related Indenture Trustee in accordance with the related Indenture following an acceleration of a series of Notes upon an Event of Default, and (b) in other circumstances specified in the related Prospectus Supplement. However, there is no assurance that the market value of the related Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of such Notes. Therefore, upon an Event of Default with respect to such Notes, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date. Furthermore, upon a sale by the Trust of the Contracts, the net proceeds from such sale remaining after payment of all amounts due to the Servicer and the Noteholders may not be sufficient to pay the Certificate Balance and interest accrued thereon.

      If and to the extent specified in the related Prospectus Supplement, one or more Enhancements will be available to pay principal and/or interest on the Notes and/or the Certificates on any Distribution Date. However, unless otherwise specified in the related Prospectus Supplement, the amount of any Enhancement will be limited and will be reduced as the Pool Balance is reduced. If the amounts available under the applicable Enhancement are exhausted, a Trust will depend solely on payments on or with respect to the Contracts, Monthly Advances and Non-Reimbursable Payments to make distributions to the Securityholders.

      10. Ratings of the Securities. It is a condition to the issuance of a series of Securities offered pursuant to this Prospectus that the Securities be rated in one of the four highest rating categories by at least one Rating Agency. The ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by a Trustee as described under "The Purchase Agreement and the Trust Documents--Termination." There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance that any other rating agency will rate the Notes or the Certificates or, if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

      11. Book Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Securities will be offered for purchase in book-entry form only and will be initially registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Definitive Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding the Securities--Definitive Securities," and such persons will hold their interests in the Notes through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or Euroclear in Europe. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding the Securities--Definitive Securities," and such persons will hold their interests in the Certificates through DTC. Unless and until Definitive Securities are issued under the limited circumstances described herein and in the related Prospectus Supplement, all references to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities."

      12. Risk of Commingling. At any time that the requirements as specified under "The Purchase Agreements and the Trust Documents--Collections," are met, the Servicer may deposit payments on or with respect to the Contracts and proceeds of Contracts into the Collection Account or the Paid-Ahead Account, as applicable, monthly on the Business Day immediately preceding the next Distribution Date (the "Deposit Date"). Pending such a monthly deposit into the Collection Account or the Paid-Ahead Account, as applicable, collections on the Contracts may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds or if the Servicer became insolvent, the holders of the Securities could incur a loss with respect to collections not deposited in the Collection Account or the Paid-Ahead Account.

                                   THE TRUSTS

      With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. After its formation, the related Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of such Trust and proceeds therefrom, (ii) issuing the Securities of the related series, (iii) making payments on the Securities of the related series, (iv) entering into agreements and transactions in connection with the Enhancement, if any, for the related series of Securities, and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      Each Certificate, if any, will represent a fractional undivided interest and/or residual interest in the related Trust. Each Note, if any, will represent an obligation of the related Trust.

      If specified in the related Prospectus Supplement, the related Trust will initially be capitalized with equity equal to the "Original Certificate Balance" specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, Certificates with an aggregate original principal balance of at least the amount specified in the related Prospectus Supplement will be owned by the Affiliated Owner specified in the related Prospectus Supplement (the "Affiliated Owner") and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Owner, the Seller, the Servicer or their affiliates. If specified in the related Prospectus Supplement, the Company or one of its affiliates will own the entire beneficial interest in the Trust. The equity in a Trust, together with the proceeds of the initial sale of the Notes, if any, will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Trust Documents and, if specified in the related Prospectus Supplement, to fund the deposit of the Pre-Funded Amount and the deposit to the Capitalized Interest Account and for such other purposes as are specified in the related Prospectus Supplement.

      The Servicer will service the Contracts held by each Trust and will receive fees for such services. See "The Purchase Agreement and the Trust Documents--Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, CITSF will be appointed as custodian on behalf of each Trust, and will hold the original marine installment sale contracts, marine installment loan contracts (or promissory notes) and Preferred Mortgages as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Financed Boat securing each Contract (the "Contract Files").

The Trustee(s)

      The Trustee(s) for each Trust will be specified in the related Prospectus Supplement. The Trustee(s) will perform limited administrative functions, including making distributions from the Certificate Distribution Account and/or the Note Distribution Account. A Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of such Trustee as set forth in the Trust Documents. A Trustee may appoint a co-trustee to act as co-trustee pursuant to a co-trustee agreement with such Trustee.

      A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if such Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

     Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will pay each Trustee's fees. The Trust Documents will further provide that each Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents).

                               THE TRUST PROPERTY

      Each Certificate, if any, will represent a fractional undivided interest and/or residual interest in the related Trust. Each Note, if any, will be an obligation of the related Trust and will be secured by assets of the Trust (other than the Certificate Distribution Account, if any, and other accounts or property specified in the related Prospectus Supplement). The property of each Trust will include, among other things, (i) a pool (the "Contract Pool") of marine installment sale contracts, direct loans and Preferred Mortgages secured by new and used boats, boat motors and boat trailers, consisting of the Initial Contracts and the Subsequent Contracts (if any); (ii) certain monies received under the Initial Contracts on or after the Initial Cut-off Date and the Subsequent Contracts (if any) on or after the related Subsequent Cut-off Date;
(iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Trust Documents (including all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on any account so specified in the related Prospectus Supplement) as described herein; (iv) if specified in the related Prospectus Supplement, specified credit or cash flow enhancement and all monies on deposit in the Pre-Funding Account, the
Capitalized Interest Account and any other account specified in the related Prospectus Supplement (including, unless otherwise specified in the related Prospectus Supplement, all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on any account so specified in the related Prospectus Supplement); (v) assignments of the security interests in the Financed Boats and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Boats or Obligors, as the case may be; (vii) the rights of the Trust under the Trust Documents; and (viii) any and all proceeds of the foregoing.

      Pursuant to agreements between CITSF or CITCF-NY and many of the Dealers, the Dealer is obligated after origination to repurchase from CITSF boat contracts which do not meet certain representations and warranties made by such Dealer. Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related boats, and do not typically relate to the creditworthiness of the related Obligors or the collectability of such Contracts. Unless otherwise specified in the related Prospectus Supplement, any Dealer agreement with respect to the Contracts will not be assigned by CITSF or CITCF-NY to the Company or by the Company to the Trust. However, unless otherwise specified in the related Prospectus Supplement, the Trust Documents will authorize CITSF or CITCF-NY to transfer a Contract to a Dealer upon a repurchase by a Dealer pursuant to a Dealer agreement and will require that any recovery of amounts with respect to a Contract by CITSF or CITCF-NY pursuant to Dealer repurchase obligations be deposited in the Collection Account for the related Trust in satisfaction of CITSF's repurchase obligations under the Trust Documents to the extent, if any, that CITSF or CITCF-NY has not already satisfied that obligation. In accordance with its customary servicing practices and procedures, in determining whether to exercise any right of recourse against a Dealer, CITSF and CITCF-NY consider the prior performance of the Dealer and other business and commercial factors, including its own commercial relationship with such Dealer. The assignments by the Dealers of Contracts to CITSF or CITCF-NY do not generally provide for recourse to the Dealer for unpaid amounts in the event of a default by an
Obligor, other than in connection with the breach of the Dealer's representations and warranties.

                                THE CONTRACT POOL

      Each pool of Contracts with respect to a Trust (a "Contract Pool") will consist of marine installment sale contracts, direct loans and Preferred Mortgages (collectively, the "Contracts") to finance the purchase or ownership of new and used boats, boat motors and boat trailers. The Contracts will be originated or acquired by CITSF or its affiliates (including CITCF-NY). Except as otherwise specified in the related Prospectus Supplement, the Contracts will
(i) be fully amortizing, (ii) bear interest at a fixed or variable rate (the "Contract Rate") and (iii) be Simple Interest Contracts or Precomputed Contracts.

      Certain detailed information regarding the Contract Pool as of the Initial Cut-off Date or such other date specified therein for each Trust will be set forth in the related Prospectus Supplement. If specific information with respect to the Contract Pool is not known at the time the related series of Securities initially is offered, more general information will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on a Current Report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Trust Documents with respect to each series of Securities will be attached to the Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Owner Trustee specified in the related Prospectus Supplement. A schedule of the Contract Pool relating to such series will be attached to the Trust Documents delivered to the Owner Trustee upon delivery of the Securities.

Description of Contract Computations

      "Simple Interest Contracts" provide for the allocation of each payment made thereunder to principal and interest in accordance with the "simple interest" method. For Simple Interest Contracts, the principal balance of the Contract is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the Contract Rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Contract are applied first to interest accrued to the date payment is received and second to reduce the unpaid principal balance of the Contract. Accordingly, if an Obligor makes a payment on the Contract less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if an Obligor makes a payment on the Contract more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular Obligor, the principal due on the final due date of a Simple Interest Contract may vary from the principal payment that would be made if payments for such Contract were always made on their due dates.

      If an Obligor pays more than one installment on a Simple Interest Contract at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment or installments will be treated as a principal payment and applied to reduce the principal balance of the related Contract. The Obligor will not be required to make any payments on such a Contract (a "Paid-Ahead Simple Interest Contract"), for the number of due dates (the "Paid-Ahead Period") for which it has paid in advance the full installment. However, during the Paid-Ahead Period interest will continue to accrue on the principal balance of such Paid-Ahead Simple Interest Contract, as reduced by the application of the early installment. As a result, when the Paid-Ahead Period ends and the Obligor pays the next required installment, such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, such Paid-Ahead Simple Interest Contract would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract and on the number of installments paid in advance of their due dates, there may be extended periods of time during which Simple Interest Contracts that are not amortizing are considered current.

      "Precomputed Contracts" consist of actuarial obligations and Rule of 78's obligations. Actuarial obligations provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Contract, consists of an amount of interest equal to 1/12th of the related Contract Rate multiplied by the unpaid principal balance of the Contract, and an amount of principal equal to the remainder of the monthly payment. If an actuarial obligation is prepaid in full, the Obligor receives a rebate calculated on the basis of a constant interest rate. Rule of 78's obligations provide for the payment by the related Obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed and add-on interest in an amount calculated based on the Contract Rate. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of

78's". Unless otherwise specified in the related Prospectus Supplement, with respect to any Rule of 78's obligation included as a Contract, the Servicer will calculate the amount of interest paid on a Rule of 78's obligation in the same manner that it calculates such amounts on actuarial obligations.

      If an Obligor with respect to any Precomputed Contract, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (such Contract being a "Paid-Ahead Precomputed Contract"), the additional scheduled payments made in such Due Period will be deposited into the Paid-Ahead Account and applied on subsequent Deposit Dates as described under "The Purchase Agreements and the Trust Documents--Paid-Ahead Precomputed Contracts." Since the Servicer will deposit paid-ahead amounts on Paid-Ahead Precomputed Contracts into the Paid-Ahead Account, these additional payments will not cause shortfalls of interest or principal payments in the Contract Pool.

      Unless otherwise specified in the related Prospectus Supplement, each Contract provides that an Obligor may prepay its Contract, in whole or in part, at any time, without a prepayment premium.

Description of the Financed Boats

      The Financed Boats will consist of runabouts (together with boat motors and boat trailers), motor yachts, bass boats, pontoon boats, fishing skiffs, sport fishing boats, cabin cruisers, sailboats, and personal watercraft.

            Runabouts typically range from 12 to 27 feet in length and are equipped primarily for fishing.

            Motor yachts typically range from 40 to 70 feet in length and are used for cruising and fishing in large bodies of water.

            Bass boats are powered with outboard engines, range from 17 to 21 feet in length and are primarily used for fresh water fishing on inland waters.

            Pontoon boats range from 16 to 22 feet in length. They provide a smooth ride and are used for sight seeing.

            Fishing skiffs range from 16 to 22 feet in length and can accommodate two to three people. In a fishing skiff, the fisherman can walk from side to side without rocking the boat.

            Sporting boats range from 25 to 50 feet in length, and have longer cruising range than the bass boats or fishing skiffs. Sporting boats are generally used in salt water for larger game fishing.

            Cabin cruisers are motor boats that typically range from 25 to 50 feet in length which include sleeping and galley accommodations.

            Sailboats are wind powered crafts that typically range from 27 to 50 feet in length which can accommodate more than one person.

            Personal watercraft are water-jet propelled vehicles seating one to three people, which are used for entertainment and short distance travel.

     The Financed Boats do not include competitive racing boats or commercial fishing boats.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, each Contract provides that it is prepayable, without premium, by the Obligor at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by CITSF due to breach of a representation or warranty or breach of a covenant in the Trust Documents, or as a result of CITSF exercising its option to purchase the Contract Pool. See "The Purchase Agreements and the Trust Documents." The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Unless otherwise specified in the related Prospectus Supplement, Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

                                  POOL FACTORS

     Unless otherwise specified in the related Prospectus Supplement, the "Certificate Pool Factor" for each class of Certificates, if any, is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the Original Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

     Unless otherwise specified in the related Prospectus Supplement, the "Note Pool Factor" for each class of Notes, if any, is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be
1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note, and (ii) the Note Pool Factor.

      With respect to each Trust and pursuant to the related Trust Documents, unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Securityholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Certificate Pool Factor, if any, the Note Pool Factor, if any, and various other items of information. Securityholders of record (which in most cases will be Cede) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. Certificate Owners, if any, and Note Owners, if any, may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee (if any) at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                 USE OF PROCEEDS

      Unless otherwise specified in the related Prospectus Supplement, each Seller will sell the Initial Contracts to a Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by such Trust to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, to the deposit of the Pre-Funded Amount in the Pre-Funding Account, if any, to the deposit of the initial amount into the Capitalized Interest Account, if any, and to the deposit of the initial amount, if any, into a Reserve Fund, if any. Such net proceeds less the payment of such expenses, the Pre-Funded Amount, if any, the initial deposit into the Capitalized Interest Account, if any, and the Reserve Fund, if any, represent the purchase price paid by a Trust to the Company for the sale of the Initial Contracts to such Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in the related Prospectus Supplement. The net proceeds to be received by the Company from the sale of the Initial Contracts to a Trust will be paid by the Company to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new marine installment sale contracts and the payment of the purchase price to CITCF-NY for any Contracts acquired by CITSF from CITCF-NY. The net proceeds to be received by a Selling Trust from the sale of the Initial Contracts to a Trust will be applied to pay indebtedness and other obligations of such Selling Trust.

                               THE CIT GROUP, INC.

      CIT, a Delaware corporation, is a leading diversified finance organization with over $22 billion of managed assets at December 31, 1997. CIT offers secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network. CIT commenced operations in 1908 and has developed a broad array of "franchise" businesses that focus on specific industries, asset types and markets, which are balanced by client, industry and geographic diversification. CIT has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 536-1390.

      CIT operates through two business segments: (i) commercial, which is comprised of Equipment Financing (equipment financing and leasing), Capital Finance (commercial aircraft and rail equipment financing and leasing), Commercial Services (factoring), Business Credit (secured financing to middle-market and larger-sized businesses) and Credit Finance (secured financing to smaller-sized and middle-market businesses) strategic business units, and
(ii) consumer, which is comprised of Consumer Finance (home equity) and Sales Financing (recreation vehicle, manufactured housing and recreational boat financing) strategic businesses units. These strategic business units offer products and services designed to satisfy the financing needs of specific customers, industries and markets.

      In November 1997, CIT issued 36,225,000 shares of Class A Common Stock in an initial public offering. The Dai-Ichi Kangyo Bank, Limited ("DKB") owns 126,000,000 of the outstanding shares of Class B Common Stock, each of which has five votes per share but is otherwise identical in all material respects to the Class A Common Stock (which has one vote per share). The Class B Common Stock owned by DKB, which is not publicly traded, represents in the aggregate 94.4% of the combined voting power of all of the outstanding Common Stock of CIT. For as long as DKB continues to own shares of Common Stock representing more than 50% of the combined voting power of the Class A Common Stock and Class B Common
Stock, DKB will be able to direct the election of all of the members of CIT's Board of Directors and exercise a controlling influence over the business and affairs of CIT.

      CIT is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission and at the offices of the New York Stock Exchange, Inc. See "Additional Information."

               THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

      The Company was incorporated in the State of Delaware on June 24, 1994, and is a wholly-owned, limited purpose finance subsidiary of CIT. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (973) 535-3514.

     As described herein, the obligations of the Company with respect to the Securities are limited. The Company will make no representations or warranties with respect to the Contracts and will have no ongoing servicing obligations or responsibilities with respect to the Contract Pool. CITSF is an affiliate of the Company. The Company will acquire the contracts which it will sell to a Trust in a privately negotiated transaction from CITSF.

      Unless otherwise specified in the related Prospectus  Supplement,  neither
CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to the Securities. Accordingly, the Company has determined that financial statements of CITSF and the Company are not material to the offering of the Securities.

                  THE CIT GROUP/SALES FINANCING, INC., SERVICER

General

      CITSF, a Delaware corporation, is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000.

      CITSF originates, purchases, sells and services retail installment sale contracts for recreation vehicles, manufactured housing, recreational boat products and other consumer goods throughout the United States. CITSF has been a lender to the recreational marine industry for more than five years. CITSF has a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through marine dealers and manufacturers, CITSF offers retail installment credit. CITSF also originates marine loans through yacht brokers and directly from consumers. In addition to purchasing marine contracts from dealers on an individual basis, CITSF makes bulk purchases of marine contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies or the portfolios of other entities that purchase and hold marine contracts.

      The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreation vehicle, home equity, recreational boat and manufactured housing retail installment contracts. The servicing portfolio includes both loans originated or purchased by CITSF, as well as loans originated or purchased by CITSF and subsequently securitized with servicing retained. The servicing portfolio also includes loans owned by third parties that are serviced by CITSF for a fee on a "contract" basis. The Asset Service Center is supplemented by outside collectors and field remarketers located throughout the United States.

      CITSF's general policies with regard to the origination of marine installment sale contracts are described under "--Contract Origination" and "--CITSF's Underwriting Guidelines." See "--Servicing" for a description of certain of CITSF's servicing policies.

Contract Origination

      In accordance with CITSF's marine underwriting criteria, CITSF purchases marine retail installment sale contracts and loans to finance the purchases of new and used boats and motors and trailers for boats from boat dealers, manufacturers and financial intermediaries who regularly originate and sell such contracts to CITSF pursuant to the terms of approved dealer agreements. CITSF also makes direct marine loans to obligors secured by recreational boats. Although CITSF does purchase marine installment sale contracts and marine installment loans or notes in bulk from other lenders, unless otherwise specified in the related Prospectus Supplement, all of the Contracts have been originated by CITSF or CITCF-NY through the purchase of such Contracts from dealers, manufacturers and intermediaries or through direct loan originations by CITSF or CITCF-NY.

      Through their Regional Business Centers, CITSF and CITCF-NY arrange to purchase marine installment sale contracts from marine dealers located throughout the United States. Regional Business Center personnel contact the dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use CITSF's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the investigation of the dealer's creditworthiness and general business reputation, CITSF or CITCF-NY and the dealer execute a dealer agreement. In the assignment agreement relating to any contracts which a dealer sold to CITSF or CITCF-NY, each dealer makes representations and warranties concerning the obligors on such contracts and the security interests in the financed boats relating thereto. These representations and warranties typically include, among others, that (i) the obligor was of legal age and competent to execute the contract; (ii) the documentation submitted by the dealer evidenced a bona fide sale contract; (iii) the contract was genuine, legally valid and enforceable for the sale price; (iv) the financed boat was fully and correctly described in the contract and had been delivered to and accepted by the obligor; (v) the dealer had clear title to the financed boat and to the contract; (vi) the dealer had complied with all applicable laws, regulations and rules in connection with the contract; (vii) the obligor had not asserted a right of rescission, cancellation, claim, defense, set-off or counterclaim of any kind relating to the contract; (viii) any down payment was paid in cash and the dealer received in trade any property shown for the allowance stated in the contract; (ix) the dealer had fully performed the terms of any purchase agreement with the obligor at the time CITSF or CITCF-NY funded the transaction; and (x) application had been made for a certificate of title or other ownership documents in the name of the obligor with the security interest of the CITSF or CITCF-NY noted as a lien thereon, or appropriate UCC financing statements had been filed, or the dealer had followed the assignee's instructions with respect to financed boats subject to federal documentation, to the extent applicable. CITSF and CITCF-NY may accept assignment agreements in which dealers do not make such representations.

      CITSF and CITCF-NY also purchase marine loan agreements from certain financial intermediaries who originate and fund such transactions within CITSF's marine underwriting guidelines. These financial intermediaries operate under agreements with CITSF or CITCF-NY under which the intermediary generally makes many of the representations and warranties concerning the documentation and the obligor made by an assigning dealer. Material breaches of any such representation or warranty generally will also trigger a right of CITSF or CITCF-NY to demand the repurchase of the contract.

      Upon material breach of any representation or warranty with respect to a contract made by a dealer or financial intermediary, CITSF or CITCF-NY will have a right of recourse against such dealer or intermediary to require it to purchase or repurchase such contract. Historically, in determining whether to exercise any right of recourse, CITSF and CITCF-NY have considered the prior performance of the dealer or intermediary and other business and commercial factors. The Servicer will be obligated to determine whether or not to enforce such rights under the dealer or intermediary agreements relating to the Contracts in accordance with its customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the Trust pursuant to the Sale and Servicing Agreement. The Seller, CITSF and CITCF-NY will make no representations as to the financial condition of any dealer or intermediary to which any of them may have recourse, and there can be no assurance as to the ability of any such dealer or intermediary to perform its obligations under a dealer agreement, an intermediary agreement or an assignment agreement.

      CITSF solicits potential direct marine loan borrowers through targeted direct marketing programs. CITSF also solicits potential marine loan borrowers through leads generated by a nationwide network of referral brokers. These referral brokers usually do not have a written contract with CITSF. If their referral results in the closing of a direct marine loan transaction with CITSF and a customer located by the referral broker, CITSF pays the referral broker a commission after the loan transaction occurs. Generally, the obligor under such a direct loan transaction will submit his or her application directly to CITSF or CITCF-NY. Accordingly, dealer or intermediary warranties on documentation will not apply to these direct loan transactions.

      CITSF or CITCF-NY underwrites on an individual basis each contract which it purchases from dealers or originates directly in accordance with CITSF's marine underwriting guidelines. CITSF may not individually underwrite each transaction in portfolios of contracts which it purchases from other lenders. Unless otherwise specified in the related Prospectus Supplement, all Contracts were individually underwritten by CITSF or CITCF-NY.

      If CITSF believes that an obligor on a marine contract is likely to refinance the contract as a result of interest rate changes or other reasons, CITSF may in its discretion attempt to retain such obligor as a customer by soliciting the obligor to refinance the contract with CITSF. CITSF may continue to apply this practice with respect to the Contracts.

CITSF's Underwriting Guidelines

      All marine contracts that are purchased by CITSF from dealers are written on forms provided or approved by CITSF and are purchased on an individually approved basis. With respect to each marine contract to be purchased from a dealer or financial intermediary, CITSF's general practice is to have the dealer or financial intermediary submit the customer's credit application, manufacturer's invoice (if the contract is for a new boat) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center analyze the creditworthiness of the customer and other aspects of the proposed transaction.

      With respect to marine loan contracts originated directly, the customer will submit his or her credit application, verification of the boat's value and certain other information directly to the National Business Center at the Asset Service Center. Generally, personnel at the National Business Center will analyze the creditworthiness of the customer and the value of the boat. CITSF marine underwriting guidelines require that the customer supply a survey appraising the value of certain used boats. If the boat is up to ten years old and is of fiberglass construction by a United States manufacturer, surveys must be provided for all amounts financed in excess of $100,000. If the boat is more than ten years old or is not of fiberglass construction or was manufactured by a manufacturer outside of the United States, surveys must be provided for all amounts financed in excess of $35,000. This guideline applies to direct loan business and to contracts originated by dealers or financial intermediaries. CITSF will determine the acceptability of the survey and will usually check a published valuation guide to confirm the accuracy of its valuation. Credit underwriters at the National Business Center may waive or apply stricter standards to valuation guidelines based upon the applicant's credit score and the amount financed. On direct marine loan transactions, CITSF underwriters prepare documentation and close such transactions directly, either in person, by mail or through a third party closing agent.

      All credit applications are entered into an application processing system. All applications are reviewed to determine the creditworthiness of the customer and to evaluate certain other aspects of the proposed transaction. During 1997, CITSF installed a new application processing system designed to enhance productivity and provide greater control over the quality of credits approved through the use of "decision rules" that alert analysts to further investigate certain conditions. The new system also requires the proper level of authority to approve transactions over an individual's dollar limits. CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to approve an applicant's credit history, residence history, employment history and debt-to-income payment ratio before credit is extended. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below, CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved without review by a credit officer. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority.

      The retail customer generally has had a five year history of residence, employment and credit history, with no less than two years at the current residence and at least three years in his or her present job, a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% and an overall satisfactory credit profile. Self-employed applicants should be established in business for a minimum of five years. The appropriate level credit officer may approve, on a case by case basis, applications of customers which do not meet the above-described retail customer profile. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are considered in determining whether to accept or reject an application. The maximum amount CITSF will advance to such customers is (i) in the case of a new boat, 110% of the invoice if the amount financed is less than $100,000 and 100% of the invoice if the amount financed is $100,000 or more,
(ii) in the case of a used boat that is up to ten years old and is of fiberglass construction by a United States manufacturer (a) 100% of the unpaid cash balance, not to exceed 85% of the B.U.C. Book "low retail" value or 110% of NADA wholesale book value for amounts financed up to $100,000, and (b) 85% of the assessed marine survey value for amounts financed in excess of $100,000, and
(iii) in the case of a used boat that is more than ten years old or is not of fiberglass construction or was manufactured by a manufacturer outside of the United States (a) 85% of B.U.C. Book "low retail" value or 110% of NADA wholesale book value for amounts financed up to $35,000, and (b) 85% of the assessed marine survey value for amounts financed in excess of $35,000. All amounts upon which advance rates are determined include taxes, license fees, title, registration fees, U.S. Coast Guard documentation fee, survey, freight, insurance, credit life A&H, extended warranties and 100% of dealer cost on installed optional equipment. CITSF may waive certain credit requirements, including income verification, job verification or valuation, in certain specialized underwriting programs or if a credit score, balance or other factors provide sufficient support to underwrite the transaction.

      Funding  of  a  transaction  is  authorized  after   verification  of  the
conditions of approval of the application and satisfactory delivery of the related boat or other proof of ownership and condition of the collateral.

      In 1992, CITSF's credit criteria were changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of two years of employment). In August 1994, CITSF initiated an underwriting program to provide for the approval of a broader range of credit scores with appropriate pricing intended to compensate for the risk in customers with lower credit profiles. Accordingly, the interest rate charged on each marine contract originated since August 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application.

      The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the quality of the underwriting; the verification of key data such as income and employment, if required; and the accuracy and completeness of the documentation.

      Unless otherwise specified in the related Prospectus Supplement, almost all of the Contracts are marine installment sale contracts and direct loans originated in accordance with CITSF's marine underwriting criteria. In substantially all cases, CITSF or CITCF-NY did not fund or purchase a Contract until CITSF or CITCF-NY had reviewed and approved a completed customer file, including the credit application of the customer, in accordance with CITSF's underwriting procedures.

      The underwriting guidelines of CITSF described above may change in the future.

Servicing

      Through its Asset Service Center, CITSF services recreation vehicle, manufactured housing, recreational boat, home equity and other consumer loans. CITSF services all of the marine contracts it originates or purchases, whether on an individual basis or in bulk (except those it has sold to third parties on a servicing released basis). CITSF is actively seeking arrangements pursuant to which it will service marine contracts held by other entities, including contracts which were not purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through the Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of boats securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any boat are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such boat if the market is favorable. Geographic location, condition and market govern the method of sale used to sell collateral. CIT uses site auctions, pool auctions, individual bids on site, brokers, retail sale outlets, newspaper advertisements and telemarketing. The liquidation team uses computer generated data bases to maximize their effectiveness in the correct method of sale. The sales strategies are reviewed at regular staff meetings, and potential markets for the collateral and the sales plan for each unit are designed. Field personnel recommend to the internal remarketers and managers the most effective disposition method of the collateral i.e., move to consignment dealer for retail, move to storage facility for wholesale, obtain as is/where is bids, or move to auction facility. The remarketer and/or manager review the recommendation and based on product knowledge and economic conditions make the decision in the resale of the collateral.

Insurance Procedures

      Each Contract requires the Obligor to obtain insurance against loss by fire, theft, comprehensive and collision or full boat damage with respect to the related Financed Boat. The dealer agreements include a representation and warranty that each Financed Boat was subject to such insurance at the time of origination of the Contract. Since

Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

      The  Servicer  does  not,  under its  customary  servicing  practices  and procedures, obtain Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing practices and procedures. In accordance with such customary servicing practices and procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Boats that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Securityholders. Historically, CITSF has force-placed insurance on a relatively small percentage of its marine contracts. Unless otherwise specified in the related Prospectus Supplement, the Servicer may, but will not be obligated to, enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used boats financed by installment sale contracts or loans that it services for itself or others. If CITSF purchases physical damage insurance on behalf of an Obligor, the Obligor's premium payment obligations will not be included in the Principal Balance of the related Contracts and will not be the property of the Trust. The historical delinquency and loss experience included in a Prospectus Supplement will include Contracts as to which CITSF has force-placed insurance.

      Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will permit the Servicer or any affiliate of the Servicer, to the extent permitted by law, to (i) enter into agreements with one or more insurers or other persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy (whether or not such physical damage insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever, and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

Delinquency and Loan Loss Experience

      Each Prospectus Supplement will include information on CITSF's loss and delinquency experience with respect to its servicing portfolio of marine contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool. Unless otherwise specified in the related Prospectus Supplement, the tables setting forth the delinquency experience for the portfolio of marine contracts originated and serviced by CITSF will exclude contracts acquired by CITSF through portfolio purchases and contracts in repossession.

                                THE CERTIFICATES

General

      A series of Securities may include one or more classes of Asset-Backed Certificates (the "Certificates") issued pursuant to the Trust Documents to be entered into among the Seller, the Servicer and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Payments in respect of the Certificates will be subordinated to payments on the Notes, if any, to the extent described in the related Prospectus Supplement. The following summary describes certain terms of the Certificates and the Trust Documents. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Documents, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Trust Documents, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Certificates will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement;
provided,  however,  that one  Certificate  of each  series  may be  issued in a denomination other than such integral multiple such that the applicable Affiliated Owner specified in the related Prospectus Supplement, if any, may be issued at least the portion of the Original Certificate Balance specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Company or one of its affiliates will own the entire beneficial interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, each class of the Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC, except as provided below. Unless otherwise specified in the related Prospectus Supplement, DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding The Securities--Definitive Securities." Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement and herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities." If specified in the related Prospectus Supplement, one or more classes of Certificates will be issued and sold privately.

Distribution of Principal and Interest on the Certificates

      The Certificates will bear interest at the rate specified in the related Prospectus Supplement (the "Pass-Through Rate"). The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Stripped Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Stripped Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments of interest and principal on the Certificates will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing on the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, with respect to any Distribution Date, the Due Period will be the calendar month preceding the month of such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, payments on the Certificates on each Distribution Date will be made to the holders of record of the related Certificates on the day immediately preceding such Distribution Date or, in the event Definitive Certificates have been issued, at the close of business of the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Oklahoma and such other states (if any) specified in the related Prospectus Supplement are authorized or required by law, regulation or executive order to be closed.

                                    THE NOTES

General

      A series of Securities may include one or more classes of Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") issued pursuant to an Indenture (as amended and supplemented from time to time, the "Indenture") between a Trust and an Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Indenture, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Notes will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement; provided, however, that one Note of each class of each series may be issued in a denomination other than such integral multiple. Unless otherwise specified in the related Prospectus Supplement, the Notes will be issued in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC, except as provided below. No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner" and, together with a Certificate Owner, a "Security Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding The Securities--Definitive Securities" and such persons will hold their interests in the Notes through DTC in the United States or Cedel or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described in the related Prospectus Supplement and herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references in the related Prospectus Supplement and herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities." If specified in the related Prospectus Supplement, one or more classes of Notes will be issued and sold privately.

Payment of Principal and Interest on the Notes

      The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified herein and in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the aggregate amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount then available to be distributed in respect of interest on the Notes. In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, payments of interest and principal on the Notes will be made on each Distribution Date, commencing on the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, with respect to any Distribution Date, the Due Period will be the calendar month preceding the month of such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, payments on the Notes on each Distribution Date will be made to the holders of record of the related Notes on the related Record Date.

The Indenture

      A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. CITSF will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

      Modification of Indenture without Noteholder Consent. With respect to each Trust, the Issuer and the related Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or for the Trust to surrender any rights or power conferred upon it; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provision; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any provision as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add any provision in order to comply with the Trust Indenture Act of 1939, as amended; or (viii) to add, change in any manner, or eliminate any provision, or modify in any manner the rights of Noteholders; provided that any action specified in this clause
(viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise obtained as described in the Indenture. Any action specified in clause
(viii) shall be taken only upon satisfaction of the Rating Agency Condition. "Rating Agency Condition" with respect to any action means the condition that the Rating Agency or Agencies specified in the related Prospectus Supplement shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in the downgrade or withdrawal of the then current ratings of the Securities.

      Modification of Indenture with Noteholder Consent. With respect to each Trust, with the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Notes, and with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the related Noteholders.

      Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on any Note as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) except as set forth in (iv) below, any failure to make any installment of the principal of any Note as and when the same becomes due and payable which failure continues unremedied for thirty days after the giving of written notice of such failure to the Issuer and the Seller (or the Servicer, as applicable) by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Notes; (iii) any default in the observance or performance in any material respect of any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of Noteholders, and which failure continues unremedied for thirty days after the giving of written notice of such failure to the Issuer and the Seller (or the Servicer, as applicable) by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Notes; (iv) any failure to pay in full the outstanding principal balance of any Notes on or prior to the applicable Note Final Scheduled Distribution Date; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, unless otherwise specified in the related Prospectus Supplement, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date for such class of Notes.

      Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than a majority in aggregate outstanding principal amount of the Controlling Notes may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of not less than a majority of the aggregate outstanding principal amount of such Controlling Notes.

      Unless otherwise specified in the related Prospectus Supplement, "Controlling Notes" means (i) if there is only one class of Notes, such class of Notes and (ii) if there is more than one class of Notes (a) all Notes of the most senior class of Notes then outstanding voting together as a single class until such class of Notes have been paid in full, and (b) from and after the payment in full of such senior class of Notes then outstanding, all Notes of the next most senior class of Notes voting together as a single class until such class of Notes have been paid in full.

      Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party under the related Contracts, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, is prohibited from selling the related Contracts following an Event of Default unless (i) the holders of all the outstanding related Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding related Notes at the date of such sale, or
(iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Controlling Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances, and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance (other than payments of the "Principal Liquidation Loss Amount" (as defined in the related Prospectus Supplement) and other payments from the Enhancement (if any) applicable to the Certificates).

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Controlling Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of not less than a majority in aggregate outstanding principal amount of such Controlling Notes may, in certain cases, waive any past default with respect thereto, except a default (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note.

      No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate outstanding principal amount of the Controlling Notes have made written request of the Indenture Trustee to institute such proceeding, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for sixty days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the holders of not less than a majority in aggregate outstanding principal amount of such Controlling Notes.

      If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within ninety days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year and one day after the termination of the Indenture, institute against the Affiliated Owner, if any, the Company or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Affiliated Owner (if any) or the Company, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of the related Trust contained in the Indenture.

      Certain Covenants. Unless otherwise specified in the related Prospectus Supplement, each Indenture will provide that the related Trust may not consolidate with or merge with or into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and timely payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken, and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequences to the Trust or to any related Noteholder or Certificateholder.

      Unless otherwise specified in the related Prospectus Supplement, each Trust will covenant that it will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreements or the Trust Documents (collectively, the "Related Documents"), sell, convey, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

      No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the assets of the Trust securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee and will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement.

      The Trust Documents will provide that the Servicer will pay the Indenture Trustee's fees. The Trust Documents will further provide that the Indenture
Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any cost, loss, liability, claim, damage or expense incurred by the Indenture Trustee in connection with the acceptance or performance of the trusts and duties contained in the Indenture in accordance with the terms and conditions therein, not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties set forth in the Indenture).

      Trust Indenture Act. Each Indenture will comply with all applicable provisions of the Trust Indenture Act of 1939, as amended.

                                   ENHANCEMENT

      General. The Prospectus Supplement for a series of Securities will specify whether there is Enhancement for any class of the Securities of a series and, if so, the material terms of such Enhancement. Any Enhancement may be intended (i) to enhance the likelihood of receipt by the Certificateholders, if any, and/or the Noteholders, if any, of the full amount of principal and interest due thereon, and to decrease the likelihood that the Certificateholders, if any, and/or the Noteholders, if any, will experience losses, or (ii) to provide protection against changes in interest rates or against other risks, or (iii) to supplement the interest rate on the Contracts, in each case to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any Enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of such losses. In addition, if a form of Enhancement covers more than one class of Securities of a series, Securityholders of any such class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other classes.

      Subordination. Unless otherwise specified in the related Prospectus Supplement, the rights of Certificateholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to receive on the related Distribution Date. Consequently, unless otherwise specified in the related Prospectus Supplement, no distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Notes payable on such Distribution Date has been distributed to the Noteholders, other than payments from the applicable Enhancement, if any, and (ii) principal until the Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount to the extent, if any, set forth in the related Prospectus Supplement.

      If and to the extent specified in the related Prospectus Supplement, the rights of one or more classes of Notes of a series to receive distributions of interest and principal may be subordinated to the rights of one or more other classes of Notes of the same series to receive payment in full of all amounts of interest and principal which are payable thereon on each Distribution Date.

      Other Enhancement. The amounts and types of credit or cash flow enhancement arrangements (each, an "Enhancement"), if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Enhancement may be in the form of a financial guaranty insurance policy, letter of credit, CIT Limited Guarantee, reserve fund, third party guarantee, cash collateral account, derivative product, credit facility, yield supplement agreement, overcollateralization, guaranteed investment contract, guaranteed rate agreement, other agreements with respect to third party payments or other support, or other form of credit or cash flow enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, Enhancement for a class of Securities of a series may cover one or more other classes of Securities in such series. Further information regarding providers of Enhancement, including financial information when material, will be included in the related Prospectus Supplement.

      Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (each, a "Financial Guaranty Insurance Policy") may be obtained and maintained for one or more classes of Certificates or Notes of a series. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, Financial Guaranty Insurance Policies generally unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled plus any other amounts specified in the related Prospectus Supplement.

      The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the Financial Guaranty Insurer's obligation to guarantee the Seller's or the Servicer's obligation to repurchase or substitute for any Contracts, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

      The Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

      Reserve Fund or Reserve Account. If so specified in the related Prospectus Supplement, an account (a "Reserve Fund" or "Reserve Account") may be established and funded by any combination of cash, one or more irrevocable letters of credit, Eligible Investments, one or more derivative products, amounts otherwise distributable to one or more classes of Securityholders or to the owners of any Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies. A Reserve Fund may be funded from the Available Amount remaining on each Distribution Date after all amounts then due have been paid to the Securityholders, the Servicer, and any provider of Enhancement. In addition, with respect to any series of Securities as to which Enhancement includes a letter of credit or a derivative product, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the letter of credit may be drawn by the Owner Trustee or the termination payment under a derivative product may be demanded by the Owner Trustee, and in each case deposited in a Reserve Fund. Funds in a Reserve Fund will be applied, invested and maintained in the manner and under the conditions specified in such Prospectus Supplement. Amounts in a Reserve Fund may be distributed to Securityholders, applied to reimburse the Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. In the event that a Reserve Fund is funded through the application of the Available Amount remaining on each Distribution Date after all amounts then due have been paid to the Securityholders, the Servicer and any provider of Enhancement, it may be referred to as a "Spread Account" or "Reserve Account." In the event that a Reserve Fund is applied to supplement the monthly interest payments on certain Contracts, it may be referred to as a "Yield Supplement Account." In the event that the Reserve Fund is funded through the proceeds of a loan to the Trust by a third party lender, it may be referred to as a "Cash Collateral Account." The related Prospectus Supplement will specify whether any Reserve Fund will be established as part of the Trust or held outside the Trust by a collateral agent or similar third party (who may be a Trustee acting in a different capacity). The related Prospectus Supplement will describe the required levels of funding of a Reserve Fund, the circumstances under which a Reserve Fund may be applied to make distributions on a class of Securities, and the circumstances in which funds in a Reserve Fund may be released to persons other than Securityholders. A Trust may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Contracts.

      The Seller or the Affiliated Owner, if any, may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Fund provided that
(i) the Rating Agency Condition is satisfied, (ii) the Seller or the Affiliated Owner, as the case may be, provides to the Trustees an opinion from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller or the Affiliated Owner, as the case may be.

      Limited Guarantee. If specified in the related Prospectus Supplement, certain payments on a class of the Securities of a series, certain deficiencies in principal or interest payments on the Contracts, or certain liquidation losses on the Contracts, may be covered by a limited guarantee or other similar instrument (the "Limited Guarantee"), limited in scope and amount, issued by CIT. If not so specified, the Securityholders will have no recourse to CIT for any amounts due on the Securities. If so specified, CIT may be obligated to take one or more of the following actions in the event the Company fails to do so: make deposits to an account, make advances, or purchase defaulted Contracts. Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

      Credit Facility. With respect to a series of Securities, one or more classes may be entitled to the benefit of one or more letters of credit, guarantees, limited guarantees, surety bonds or similar credit facilities (each, a "Credit Facility"). Each such Credit Facility may be in an amount greater than, equal to or less than the Certificate Balance of the Certificates of each class (or the principal balance of the Notes of each class) entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, amounts realized under a Credit Facility supporting any class of Securities may be used for the same purposes as amounts on deposit in a Reserve Fund. A Credit Facility may be held by a Trustee as part of the related Trust or may be held by a collateral agent or other third party (who may be a Trustee acting in a different capacity). The related Prospectus Supplement will contain a description of the material terms of any Credit Facility and any arrangement pursuant to which the Credit Facility is held outside of the Trust and will state whether the Trust, the Seller, the Servicer or a third party will pay the fees of the provider of the Credit Facility (the "Credit Facility Provider"). Such Prospectus Supplement will also contain certain information concerning the Credit Facility Provider, which information will have been provided to the Seller by the Credit Facility Provider for use in such Prospectus Supplement. CIT, CITSF or an affiliate thereof may be a Credit Facility Provider.

      If specified in the related Prospectus Supplement, a Credit Facility, rather than guaranteeing distributions of particular amounts to the holders of Securities of particular classes, may instead guarantee certain collections on the related Contract Pool. These guaranteed collections may be attributable to all or a portion of the amounts due on Contracts in liquidation, all or a portion of the scheduled monthly payments due on the Contracts or other amounts. The extent to which any such collections are guaranteed under a Credit Facility which functions in this manner will be described in the related Prospectus Supplement.

      Liquidity Facility. With respect to a series of Securities, one or more classes may be entitled to the benefit of one or more purchase agreements or other liquidity facilities (each, a "Liquidity Facility"), pursuant to which the provider of such Liquidity Facility (the "Liquidity Facility Provider") will provide funds to be used to purchase some or all of such Securities. Unless otherwise specified in the related Prospectus Supplement, a Liquidity Facility will be held outside of the Trust by a third party (which may be a Trustee acting in another capacity). The related Prospectus Supplement will contain a description of the material terms of any such Liquidity Facility and any arrangement pursuant to which it is held outside of the Trust, and will contain certain information concerning the Liquidity Facility Provider, which information will have been provided to the Seller by the Liquidity Facility Provider for use in such Prospectus Supplement. CIT, CITSF or an affiliate thereof may be a Liquidity Facility Provider. If specified in the related Prospectus Supplement, a Reserve Fund or Credit Facility may also serve as a Liquidity Facility.

      Replacement. If specified in the related Prospectus Supplement, the Seller may replace the Enhancement for any class of Securities with another form of Enhancement without the consent of Securityholders, provided the Rating Agency Condition is satisfied.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

      Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Unless otherwise specified in the related Prospectus Supplement, Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

      DTC is a  limited-purpose  trust company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Security Owners who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Security Owners will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because such payments will be forwarded by the Trustees on the Distribution Date to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners. It is anticipated that the only "Holder" or "Securityholder," as such terms are used herein, will be Cede, as nominee of DTC. Security Owners will not be recognized by the Trustees as Securityholders, as such term will be used, in the Trust Documents. Security Owners will only be permitted to exercise the rights of Securityholders or to communicate with other Securityholders indirectly through DTC and its
Participants which in turn will exercise their rights through DTC. Security Owners will not have access to the list of Security Owners of a series, which may impede the ability of Security Owners to communicate with each other. Security Owners will not receive or be entitled to receive Definitive Notes or Definitive Certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Due to time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly or indirectly holding Notes through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

      With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Since DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Security Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium Office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

      Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer such Notes and
Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securities Owners.

      DTC has advised the Company that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Trust Documents only at the direction of one or more Participants to whose DTC accounts the Securities are credited. Additionally, DTC has advised the Company that it will take such actions with respect to specified percentages of a class of the Securities only at the direction of Participants whose holdings include principal amounts of the Securities that satisfy such percentages. DTC may take conflicting actions with respect to other principal amounts of the Securities to the extent that such actions are taken on behalf of Participants whose holdings include such principal amounts.

      NEITHER THE TRUST, THE SELLER, THE SERVICER, CIT, ANY AFFILIATED OWNER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR SECURITY OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY SECURITY OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY SECURITY OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST DOCUMENTS TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

Definitive Securities

      With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, the Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive

Certificates," respectively, and together, "Definitive Securities") to Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustees in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Termination, Note Owners or Certificate Owners representing in the aggregate not less than a majority of the outstanding principal balance of the Notes of a series or the Certificate Balance of the Certificates of a series advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Note Owners or Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustees are required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the global notes and global certificates representing the Notes and Certificates of a series and instructions for re-registration, the Trustees will issue the Notes of a series as Definitive Notes and the Certificates of a series as Definitive Certificates, and thereafter the Trustees will recognize the holders of such Definitive Notes and Definitive Certificates as Noteholders and Certificateholders, respectively, under the Trust Documents ("Noteholders" and "Certificateholders" respectively, and together, "Securityholders" or "Holders").

      Unless otherwise specified in the related Prospectus Supplement, distributions of principal of the Securities and interest on the Securities thereafter will be made by the related Trustees directly to Holders in accordance with the procedures set forth herein and in the Trust Documents. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Securities were registered on the Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by such Trustees or other person appointed pursuant to the Trust Documents. The final payment on any Securities, however, will be made only upon presentation and surrender of such Note or Certificate at the office or agency specified in the notice of final distribution to Holders.

      Unless otherwise specified in the related Prospectus Supplement, Definitive Securities will be transferable and exchangeable at the offices of the related Trustees. No service charge will be imposed for any registration of transfer or exchange, but such Trustees may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

      Unless otherwise specified in the related Prospectus Supplement, if Definitive Certificates have been issued, the related Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after receipt of such request, afford such Certificateholders access during normal business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the Trust Documents provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase Agreements, the Trust Documents or the Certificates and (ii) provide the Owner Trustee and the Servicer with a copy of the proposed communication. The Purchase Agreements and Trust Documents will not provide for the holding of any annual or other meetings of Certificateholders.

      Unless otherwise specified in the related Prospectus Supplement, if Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders within five Business Days after receipt of such request, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture provided such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the Indenture Trustee and the Servicer with a copy of the proposed communication. The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

Statements to Securityholders

      On each Distribution Date, the Servicer will prepare and provide to the Trustees a statement, to be delivered on the Distribution Date to each Securityholder. Unless otherwise specified in the related Prospectus Supplement, the statement will set forth at least the following information for the related Due Period:

            (i)  the  amount  of  collections   on  the  Contracts   during  the
      immediately preceding Due Period;

            (ii) the Available Amount for payment of all amounts distributable in respect of the Securities and the Servicer Payment;

            (iii) the amount of the distribution allocable to principal of the Notes (if applicable) and to the Certificate Balance of the Certificates (if applicable), including any overdue principal;

            (iv) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

            (v) the Pool Balance, the Note Pool Factor (if applicable) and the Certificate Pool Factor (if applicable) as of the end of the related Due Period;

            (vi) the Servicer Payment for such Distribution Date;

            (vii) the amount of Monthly Advances and Non-Reimbursable Payments, if any, on such date;

            (viii) the amount, if any, withdrawn from any Enhancement (if applicable) and distributed to the Securityholders with respect to such Distribution Date;

            (ix) the amount available under any Enhancement (if applicable), after giving effect to any deposit to or withdrawal from the Enhancement with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

            (x) the aggregate principal balance of all Contracts which were delinquent 30, 60 and 90 days or more as of the last day of the related Due Period;

            (xi) the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Collection Account;

            (xii) during the Funding Period, if any, the amount of funds on deposit in the Pre-Funding Account;

            (xiii) during the Funding Period, if any, the number and aggregate principal balance of Subsequent Contracts;

            (xiv) during the Funding Period, if any, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust since the preceding Distribution Date;

            (xv) during the Funding Period, if any, the amount, if any, withdrawn from the Capitalized Interest Account, if any, to make payments of interest on the Securities;

            (xvi) during the Funding Period, if any, the amount remaining on deposit in the Capitalized Interest Account, if any;

            (xvii) during the Funding Period, if any, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account;

            (xviii) during the Funding Period, if any, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Capitalized Interest Account, if any;

            (xix) on the Distribution Date immediately following the end of the Funding Period (or if the Funding Period ends on a Distribution Date on such Distribution Date), if any, the aggregate principal amount and percentage of each of the Notes, if any, and Certificates, if any, which are being redeemed;

            (xx) the aggregate principal balance of all Contracts which became either "Defaulted Contracts" or "Liquidated Contracts" (as defined in the related Prospectus Supplement) during the related Due Period (if the related Prospectus Supplement includes definitions of such term or terms);

            (xxi) the number and aggregate principal amount of Contracts which were prepaid, in part or in whole, during the related Due Period;

            (xxii) the aggregate outstanding principal balance of the Notes (if applicable) as of such Distribution Date (after giving effect to any distributions thereon and reductions thereto on such Distribution Date);

            (xxiii)  the   Certificate   Balance  (if  applicable)  as  of  such
      Distribution Date (after giving effect to any distributions thereon and reductions thereto on such Distribution Date);

            (xxiv) the amount, if any, by which the amount due to be distributed to Noteholders (if applicable) and Certificateholders (if applicable) exceeds the actual amount distributed on the related Distribution Date to Noteholders (if applicable) and Certificateholders (if applicable), respectively;

            (xxv) if applicable, the amount of surplus to be distributed to the Affiliated Owner, if any, after all payments have been made in respect of the Securities, the Servicer Payment has been paid and all deposits to any Reserve Fund and payments to a Credit Facility Provider have been made;

            (xxvi) if applicable, the balance of the Paid-Ahead Account; and

            (xxvii) such other information as may be specified in the related Prospectus Supplement.

      If a Limited Guarantee is issued by CIT with respect to a series of Securities, the monthly and annual reports will include a statement to the following effect: CIT is subject to the requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. As a result of the limited guarantee by CIT, information relating to CIT which is material will be available through such reports and other information.

      Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law (where applicable law specifies such date), the Trustee will mail to each person who at any time during such calendar year shall have been a Securityholder, and received any payment on its Security, a statement containing the relevant amounts described above for such calendar year for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

      Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustees and Cede, as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "--Statements to Securityholders" and "--Book-Entry Registration" above.

                 THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

      Unless otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements") and the Sale and Servicing Agreement, any Subsequent Transfer Agreements and the Trust Agreement or the Pooling and Servicing Agreement (collectively, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. CITSF will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreements and the Trust Documents, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Purchase Agreements or Trust Documents, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of the Contracts

      On or prior to the Closing Date for a series of Securities and on each Subsequent Transfer Date, if any, pursuant to the Purchase Agreement or a Subsequent Purchase Agreement, as the case may be, between CITSF and the Company, CITSF will sell and assign to the Company, without recourse, its entire interest in and to the Initial Contracts and Subsequent Contracts, respectively, including its security interests in the related Financed Boats. On the Closing Date and each Subsequent Transfer Date, the Seller will sell and assign to the Trust, without recourse, all of its right, title and interest in and to the Contracts, including its security interests in the Financed Boats. Unless otherwise specified in the related Prospectus Supplement, certain of the Contracts will be purchased by CITSF from CITCF-NY before they are sold to the Company. The Company established a Selling Trust in 1996, and the Company and its affiliates may in the future establish one or more additional Selling Trusts. The Company has sold and assigned Contracts to the existing Selling Trust, without recourse, which the Company purchased from CITSF, without recourse (and which, in some cases, CITSF purchased from CITCF-NY, without recourse). In the future, the Company may sell and assign Contracts, without recourse, to the existing Selling Trust and one or more additional Selling Trusts. The existing Selling Trust has funded its purchases of Contracts through its issuance of securities secured by a security interest in the Contracts. A Selling Trust will make no representations with respect to its Contracts, and will have no obligations with respect to the Securities.

      Each Contract will be identified in a schedule appearing as an exhibit to the relevant Purchase Agreement and the Trust Documents (the "List of Contracts") which includes, among other things, the Contract Rate, Initial Cut-off Date Principal Balance and date of the last scheduled payment for each Contract. The Owner Trustee or its designated agent will, concurrently with the sale and assignment of the Initial Contracts to the Trust, either (i) execute, authenticate and deliver the Securities to the Company in exchange for the Initial Contracts transferred by the Company and/or the Selling Trust (or the Company on behalf of the Company and/or the Selling Trust) to the Trust, in which event the Company and/or the Selling Trust will sell all or a portion of the Securities to the Underwriters or (ii) execute, authenticate and deliver the Securities to the Underwriters in exchange for the price specified in the related Prospectus Supplement, and transfer to the Company and the Selling Trust the respective prices for the Initial Contracts transferred by the Company and the Selling Trust, respectively, to the Trust.

      CITSF will make certain representations and warranties in the Trust Documents with respect to each Initial Contract as of the Closing Date, including, unless otherwise specified in the related Prospectus Supplement, that
(i) as of the Initial Cut-off Date, the most recent scheduled payment of principal and interest was made by or on behalf of the related Obligor or was not delinquent more than sixty days, unless otherwise specified in the related Prospectus Supplement; (ii) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (iii) each Contract is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (iv) as of the Initial Cut-off Date, CITSF had no knowledge of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, including the defense of usury, or of the same being asserted or threatened with respect to any Contract; (v) the Obligor on each Contract is required to maintain physical damage insurance covering the related Financed Boat in accordance with CITSF's normal requirements or, if the related Financed Boat is not so covered by an Obligor's insurance, it is covered by a blanket insurance policy maintained by CITSF or the Servicer; (vi) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would prohibit (A) the transfer of the Contract to the Company under the Purchase Agreements, (B) the transfer of the Contract to the Trust pursuant to the Trust Documents, or (C) the ownership of the Contracts by the Trust; (vii) each Contract complies with all requirements of law in all material respects; (viii) no Contract has been satisfied, subordinated in whole or in part or rescinded, and no Financed Boat has been released from the security interest of the related Contract in whole or in part; (ix) each Contract creates a valid and enforceable first priority security interest in favor of CITSF, CITCF-NY, or the related Dealer or financial intermediary in the Financed Boat covered thereby (which security interest, if in favor of the related Dealer or CITCF-NY, has been assigned to CITSF), such security interest has been assigned by CITSF to the Company and by the Company to the Trust (and, if and to the extent specified in the related Prospectus Supplement, from CITSF to SPV, from SPV to a Selling Trust and from the Selling Trust to the Trust), and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Boat in favor of CITSF or CITCF-NY; (x) all parties to each Contract had capacity to execute such Contract; (xi) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company (or by the Company (or, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) to any person other than the Trust) and, prior to the transfer of the Contracts by CITSF to the Company and the transfer of the Contracts by the Company to the Trust (and, if and to the extent specified in the related Prospectus Supplement, by CITSF to SPV, by SPV to a Selling Trust and by the Selling Trust to the Trust), CITSF or the Company, respectively, had good and marketable title to each Contract, free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company and the Trust, respectively; (xii) as of the Initial Cut-off Date, CITSF had no knowledge of any default, breach, violation or event permitting acceleration under any Contract, and CITSF had no knowledge of any event which with notice and/or the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract (except for payment delinquencies permitted by clause (i) above), and CITSF has not waived any of the foregoing (except for payment delinquencies permitted by clause (i) above); (xiii) as of the Initial Cut-off Date, CITSF had no knowledge of any liens or claims which have been filed for necessaries (e.g. fuel), work, labor or materials affecting a Financed Boat securing a Contract, which are or may be liens prior or equal to the security interest of the Contract; (xiv) each Contract is a fully-amortizing loan with interest at the stated Contract Rate and provides for level payments over the term of such Contract; (xv) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security (except as may be limited by creditors' rights generally); (xvi) the description of each Contract set forth in the List of Contracts is true and correct as of its date; (xvii) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xviii) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Contract is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Civil Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), such Obligor has not made a claim to CITSF that (A) the amount of interest on the Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status, or (B) payments on the Contract should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of CITSF; (xix) there is only one original executed copy of each Contract, which, immediately prior to the execution of the Trust Documents, was in the possession of CITSF; (xx) the Contract is "chattel paper" as defined in the New Jersey UCC; (xxi) the Contract satisfies the selection criteria set forth in the related Prospectus Supplement; (xxii) all of the right, title and interest of CITSF, the Company and, if applicable, CITCF-NY (and, if and to the extent specified in the related Prospectus Supplement, the Selling Trust), in the Contract has been validly sold, transferred and assigned to the Trust and all filings necessary to evidence such sale, transfer and conveyance have been made in all appropriate jurisdictions; and (xxiii) no adverse selection procedure was utilized in selecting the Contracts for sale by CITSF to the Company (and, if and to the extent specified in the related Prospectus Supplement, by CITSF to SPV or by SPV to a Selling Trust).

      Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will require CITSF to make on each Subsequent Transfer Date the same representations and warranties with respect to each individual

Subsequent Contract as it is required to make with respect to each Initial Contract sold to the Trust except that each such representation and warranty shall be made as of the Subsequent Cut-off Date relating to such Subsequent Contract. In addition, no Subsequent Contract will be sold to the Trust on a Subsequent Transfer Date unless such Subsequent Contract satisfies the criteria described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Subsequent Financed Boats will consist of new and used boats, boat motors and boat trailers.

      Unless otherwise specified in the related Prospectus Supplement, under the terms of the Trust Documents and subject to certain conditions specified in the Trust Documents, CITSF will be obligated to repurchase from the Trust for the Purchase Price any Contract (a "Repurchased Contract") not later than ninety days after CITSF becomes aware, or eighty-five days after CITSF's receipt of written notice from a Trustee or the Servicer, of a breach of any representation or warranty by CITSF in the Trust Documents that materially and adversely affects the Trust's interest in such Contract if such breach has not been cured. CITSF shall effect such repurchase from the Trust by depositing the Purchase Price for such Contract in the Collection Account on the Deposit Date immediately following the determination that such Purchase Price is owed. Unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase, plus thirty days' interest thereon at the Contract Rate on the Contract, and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such repurchase. Upon such repurchase, the Trust shall transfer all right, title and interest in the Contract to CITSF, free and clear of the lien of the applicable Trust Documents. Unless otherwise specified in the related Prospectus Supplement, this repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation and warranty under the Trust Documents with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Trust Documents).

      Unless otherwise specified in the related Prospectus Supplement, CITSF, the Company and the Trust will treat each of the transfers of the Contracts from CITSF to the Company and from the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) to the Trust as a sale. As a result of the sale of the Contracts by CITSF to the Company and by the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) to the Trust, the Contracts should not be part of the assets of either CITSF or the Company and should not be available to their respective creditors. However, in the event of the insolvency of CITSF or the Company, it is possible that a trustee in bankruptcy, conservator or receiver for, or a creditor of, CITSF or the Company, as the case may be, may assert that the transaction between CITSF and the Company or between the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) and the Trust, as the case may be, was a pledge of the Contracts to secure a loan, rather than a true sale. This position, if asserted, could prevent timely receipt by the Trust of payments of amounts due on the Contracts and, if accepted by a court, may result in delays or reductions in distributions of principal and interest on the Securities. Since the Contracts will remain in CITSF's possession and will not be stamped or otherwise marked to reflect the sale and assignment to the Trust, the Trust's interest in the Contracts could be defeated if a subsequent purchaser were to take physical possession of the Contracts without knowledge of the sale and assignment. See "Certain Legal Aspects of the Contracts."

      If specified in the related Prospectus Supplement, the terms of the sale of some or all of the Contracts from CITSF or the Seller or a Selling Trust or any of them to the related Trust may provide for the retention by CITSF or the Seller or such Selling Trust, as the case may be, of the right to receive a portion of the interest accruing thereon (the "Retained Yield").

Custody of Contract Files

      Unless otherwise specified in the related Prospectus Supplement, to reduce administrative costs, each Trust will appoint CITSF as initial custodian of the Contracts. Prior to the appointment of any custodian other than CITSF, the Trust and such proposed successor custodian specified in the related Prospectus Supplement shall enter into a custodian agreement pursuant to which such successor custodian will agree to hold the Contract Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust on thirty days' notice to such successor custodian.

      Unless otherwise specified in the related Prospectus Supplement, to facilitate servicing and reduce administrative costs, the documents will not be physically segregated from other similar documents which are in CITSF's possession. UCC financing statements will be filed in New Jersey and Oklahoma reflecting the sale and assignment of the Contracts to the Owner Trustee, and CITSF's accounting records and computer systems will also reflect such sale and assignment. The Contracts will not be stamped or otherwise marked to reflect the transfer of the Contracts by CITSF to the Company and by the Company to the Trust (and, if and to the extent specified in the related Prospectus Supplement, by CITSF to SPV, by SPV to a Selling Trust and by the Selling Trust to the Trust), and will not be segregated from the other installment sale contracts of CITSF. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Company or to the Trust. If, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Contracts."

Accounts

      For each Trust, the Servicer will establish and maintain with a Trustee one or more accounts, in the name of such Trustee on behalf of the Securityholders (the "Collection Account"), into which all payments made (after the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable) on or with respect to the Contracts in the related Contract Pool will be deposited by the Servicer. See "--Collections." The Servicer will establish and maintain with a Trustee (or its designated agent) an account in the name of such Trustee on behalf of the Certificateholders, if any, into which amounts released from the Collection Account and any Enhancement for payment to the Certificateholders will be deposited and from which distributions to the Certificateholders will be made (the "Certificate Distribution Account"). The Servicer will establish and maintain with the Indenture Trustee (or its designated agent) an account in the name of the Indenture Trustee on behalf of the Noteholders, if any, into which amounts released from the Collection Account and from any Enhancement for payment to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Note Distribution Account"). If the related Prospectus Supplement provides that the Contract Pool contains Precomputed Contracts, the Servicer will establish and maintain with a Trustee (or its designated agent) an account in the name of such Trustee on behalf of the Securityholders, into which early payments by or on behalf of Obligors on Precomputed Contracts which do not constitute scheduled payments, full prepayments or certain partial prepayments that result in a reduction of an Obligor's periodic payment below the scheduled payment as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, will be deposited (the "Paid-Ahead Account").

      Amounts held in the Certificate Distribution Account and in such other accounts as may be specified in the related Prospectus Supplement will not be available to make payments of amounts due on the Notes, if any, and will not be pledged to the Indenture Trustee as collateral security for the Notes.

      Each Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities of such series, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such series.

      Unless otherwise specified in the related Prospectus Supplement, all amounts held in each of the accounts established by the Servicer on behalf of a Trust shall be invested in Eligible Investments that mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment. "Eligible Investments" are limited to investments, specified in the applicable Trust Documents, which meet the criteria of each Rating Agency from time to time as being consistent with their then-current ratings of the Securities. Investment earnings on amounts on deposit in the Collection Account, Paid-Ahead Account, if any, Certificate Distribution Account, if any, Note Distribution Account, if any, and any cash collateral account will not be available to make payments on the Securities, unless otherwise specified in the related Prospectus Supplement.

Servicing Procedures

      The Servicer will make reasonable efforts, consistent with the customary servicing practices and procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments due with respect to the Contracts and, in a manner consistent with the Trust Documents, will continue such normal collection practices and procedures as it follows with respect to comparable marine installment sale contracts and loans that it services for itself and others. See "Certain Legal Aspects of the Contracts." The Servicer may sell the related Financed Boat securing a defaulted Contract at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The proceeds of such realization (net of expenses) will be deposited in the Collection Account.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer shall keep in force throughout the term of the Trust Documents a fidelity bond. Such fidelity bond shall have such deductibles, and be in such form and amount as is generally customary among persons which service a portfolio of marine contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

Purchase by the Servicer

      A breach of certain covenants made by the Servicer in the Trust Documents that materially and adversely affects the Trust's interest in any Contract will require the Servicer to purchase such Contract for the Purchase Price, unless such breach is cured within the period specified in the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, such covenants will obligate the Servicer not to, except as permitted by the Trust Documents and in accordance with the terms of such Contract and applicable law (i) release the Financed Boat securing such Contract from the security interest granted by such Contract, (ii) impair the rights of the Trust in such Contract or take any action inconsistent with the Trust's ownership of such Contract, (iii) increase the number of payments under such Contract, nor increase the principal amount of such Contract which is used to finance the purchase price of the related Financed Boat, nor extend or forgive payments on such Contract, and (iv) fail to comply with the provisions of any insurance policy covering such Contract, if the failure to comply would impair the protection or benefit to be afforded by such insurance policy.

Repurchases

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Contract which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Contract as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Contract is equal to the Purchase Price thereof, which purchase price shall be delivered to the Owner Trustee.

Modification of Contracts

      Consistent with its customary servicing practices and procedures, the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule of a Contract or otherwise to modify the terms of a Contract provided that (i) the maturity of such Contract would not extend beyond the 180th day prior to the Certificate Final Scheduled Distribution Date and (ii) the deferral, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract or direct loan. The Servicer may, in accordance with its customary servicing procedures, in its good faith judgment, waive any Late Fees that may be due and payable under any Contract. Notwithstanding the foregoing, in connection with the settlement by the Servicer of a defaulted Contract, the Servicer may forgive a portion of such Contract if in its discretion it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Trust's receiving a greater amount of collections than the Net Liquidation Proceed that would result from repossessing and liquidating the related Financed Boat.

Removal of Contracts

      Except as otherwise specified herein or in the related Prospectus Supplement, neither the Seller nor the Servicer will have the right to remove any Contracts from the Contract Pool after the Closing Date. In certain circumstances, CITSF or the Servicer may have the obligation to repurchase, or CITSF may have the option to purchase, a Contract from the Trust, but all such repurchases or purchases will be made at the Purchase Price.

Paid-Ahead Precomputed Contracts

      Early payments by or on behalf of Obligors on Paid-Ahead Precomputed Contracts which do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, will be deposited into the Paid-Ahead Account until such time as the paid-ahead payment becomes due. Until such time as payments are transferred from the Paid-Ahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, paid-ahead amounts with respect to Paid-Ahead Precomputed Contracts may be retained by the Servicer until the applicable Deposit Date so long as the requirements for monthly deposits as described under "-Collections" are met.

Servicing Compensation

      With respect to each series of the Securities, the Servicer will be entitled to receive, out of collections on the Contracts, a monthly fee (the "Servicing Fee") for each Due Period, payable on the following Distribution Date, equal, unless otherwise specified in the related Prospectus Supplement, to the sum of (i) one-twelfth of the product of the percentage specified in the related Prospectus Supplement (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any investment earnings (net of investment expenses and losses) on amounts on deposit in the Collection Account, the Paid-Ahead Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account, if any; provided, however, that the Servicing Fee Rate applicable to a Trust may be increased to a rate (or maximum rate) specified in the related Prospectus Supplement if CITSF or an affiliate thereof is not the Servicer. Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of marine contracts as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Boat in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Contracts).

      The Servicing Fee also will compensate the Servicer for administering the Contracts, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Owner Trustee with respect to distributions and generating federal income tax information. The Servicing Fee also will compensate the Servicer for accounting fees, outside auditor fees and data processing costs incurred in connection with administering and servicing the Contracts.

Collections

      With respect to each series of the Securities, the Servicer will deposit all payments on or with respect to the Contracts and all proceeds of Contracts collected during each Due Period into the Collection Account or the Paid-Ahead Account, as applicable, not later than two Business Days after receipt. Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Servicer may make such deposits into the Collection Account or the Paid-Ahead Account, as applicable, monthly on the Deposit Date following the last day of each Due Period, provided that (i) the Servicer or the direct or indirect parent of the Servicer has and maintains a short-term debt rating of at least "A-1" by Standard & Poor's Ratings Group (if it is a Rating Agency for the series of Securities), and a short-term debt rating of at least "P-1" by Moody's Investors Service, Inc. (if it is a Rating Agency for the series of Securities) (the "Required Servicer Ratings"), or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as will be provided for in the related Trust Documents, under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account or the Paid-Ahead Account, as applicable, and, in the case of clause (ii) above, the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the Securities. As of the date of this Prospectus, CITSF, as Servicer, will be permitted to remit collections to the Collection Account and the Paid-Ahead Account, as applicable, on a monthly basis by virtue of clause (i) above. In the event that the Servicer is permitted to make remittances of collections to the Collection Account and the Paid-Ahead Account, if any, on a monthly basis pursuant to satisfaction of clause (ii) above, the Trust Documents will be modified, to the extent necessary, without the consent of any Securityholder. Pending such a monthly deposit into the Collection Account and the Paid-Ahead Account, if any, collections on the Contracts may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. See "Risk Factors--Risk of Commingling."

      CITSF or the Servicer, as the case may be, will remit the aggregate Purchase Price of any Contracts to be purchased from the Trust into the Collection Account on or before the next succeeding Deposit Date.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will not be required to deposit in the Collection Account or the Paid-Ahead Account, as applicable, amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) which has been purchased by CITSF or the Servicer pursuant to the Trust Documents, (b) net investment earnings on funds deposited in the Collection Account, the Paid-Ahead Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account, if any, (c) amounts to be reimbursed to the Servicer in respect of nonrecoverable Monthly Advances, (d) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Initial Cut-off Date for each such Initial Contract, or after the related Subsequent Cut-off Date for each such Subsequent Contract, (e) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of liquidation expenses related thereto, and (f) repossession profits on liquidated Contracts.

Monthly Advances

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Contract as to which there has been a Payment Shortfall during the related Due Period, the Servicer shall advance funds in the amount of such Payment Shortfall (each, a "Monthly Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections on such Contract made by or on behalf of the obligor thereunder (the "Obligor") (but only to the extent of expected interest collections in the case of a Simple Interest Contract), or from net liquidation proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from such collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. Unless otherwise specified in the related Prospectus Supplement, the Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment on a Simple Interest Contract or (ii) a Payment Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period.

      Unless otherwise specified in the related Prospectus Supplement, "Payment Shortfall" means (i) with respect to any Simple Interest Contract and any Distribution Date, the excess of (A) the product of (1) one-twelfth of the Contract Rate of such Contract and (2) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the related Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) over (B) the amount of interest, if any, collected on such Contract during the related Due Period and (ii) with respect to any Precomputed Contract and any Distribution Date, the excess of (A) the scheduled payment due on such Contract during the related Due Period, over (B) the amount collected on such Contract (including any amounts allocated from the Paid-Ahead Account with respect to such Due Period) during the related Due Period.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will remit any Monthly Advance with respect to each Due Period into the Collection Account not later than the Deposit Date following the Due Period.

Non-Reimbursable Payment

     When a payment of principal is made on or in respect of a Simple Interest Contract, interest is paid on the unpaid principal balance of such Contract only to the date of such payment. If and to the extent specified in the related Prospectus Supplement, with respect to each Contract as to which there has been a Payment Shortfall with respect to interest in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the Trust Documents will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution Date, without the right of subsequent reimbursement, an amount equal to such Payment Shortfall (a "Non-Reimbursable Payment"). If the related Prospectus Supplement does not specify that the Servicer will make Non-Reimbursable Payments, the Servicer will not be obligated to make such payments with respect to the Trust.

Distributions

     With respect to each Trust, on or before each Determination Date, the Servicer will make a determination and inform the Trustees of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer (if any); (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer (if any); (iv) if applicable, the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) if applicable, the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date; (vi) the Servicing Fee; (vii) the aggregate amount of Non-Reimbursable Payments (if any); (viii) the amounts required to be withdrawn from the Enhancement (if any) for such Distribution Date; (ix) the amount which is payable to the provider of the Enhancement (if any) or the Affiliated Owner (if any); (x) the amounts to be deposited into the accounts established pursuant to the Trust Documents; and (xi) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer (if any).

     Unless otherwise specified in the related Prospectus Supplement, the "Available Amount" with respect to each Trust on any Distribution Date is equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts (including any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees")) during the Due Period preceding the Distribution Date, and (ii) the Purchase Price for any Contract repurchased by CITSF as a result of breaches of certain representations and warranties or purchased by the Servicer as a result of breaches of certain covenants and any Monthly Advances and any Non-Reimbursable Payments made by the Servicer, if such Purchase Price, Monthly Advance or Non-Reimbursable Payment is paid on or prior to the Deposit Date immediately preceding such Distribution Date, over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on liquidated Contracts, Liquidation Expenses (as defined in the Trust Documents) incurred and taxes and insurance advanced by the Servicer in respect of Financed Boats that are reimbursable to the Servicer under the Trust Documents; (ii) any amounts incorrectly deposited in the Collection Account; (iii) any amounts deposited in the Paid-Ahead Account, if any, during the related Due Period; (iv) net investment earnings on the funds in the Collection Account and the Paid-Ahead Account, if any; and (v) any other amounts permitted to be withdrawn from the Collection Account and the Paid-Ahead Account, if any, by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Trust Documents.

     With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders, if any, and the Noteholders, if any, from the Available Amount. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and any additional servicing compensation will be paid from the Available Amount prior to distributions to the Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders, if any, and all payments to each class of Noteholders, if any, will be set forth in the related Prospectus Supplement.

Net Deposits

     Unless otherwise specified in the related Prospectus Supplement, as an administrative convenience, the Servicer will be permitted to make deposits of collections, Monthly Advances, Non-Reimbursable Payments and the aggregate Purchase Price of Contracts for, or with respect to, a Due Period net of distributions to be made to the Servicer with respect to such Due Period (including, without limitation, the Servicing Fee, reimbursement of nonrecoverable Monthly Advances and amounts to be deducted in the definition of "Available Amount" set forth under "--Distributions" above). The Servicer, however, will account to the Trustees and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

Statements to Trustees and Trust

     Unless otherwise specified in the related Prospectus Supplement, on or before each Determination Date, the Servicer will provide to the Trustees, any paying agent and the Affiliated Owner (if any) as of the close of business on the last day of the preceding Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described above under "Certain Information Regarding The Securities--Statements to Securityholders." Each such report will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Trust Documents (or, if such default has occurred, describing each such default).

     Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will require that on or before March 31 of each year, the Servicer will deliver to the Owner Trustee a report of independent public accountants which opines on, at a minimum, the servicing entity's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto). The Trust Documents will require that such examination and report of independent public accountants be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto).

     The Servicer, on request of the Trustees, will furnish to the Trustees such reasonably pertinent underlying data on the Contracts as can be generated by the Servicer's existing data processing system without undue modification or expense.

Certain Matters Regarding the Servicer

     Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until the Owner Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents.

     Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will further provide that neither the Servicer nor the Company nor any of their shareholders, affiliates, directors, officers, employees and agents shall be under any liability to the Trustees, the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason or reckless disregard of obligations and duties thereunder. In addition, unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action which arises under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In the event that the Servicer or the Company, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Trust Documents or the interests of the Securityholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer and the Company will be entitled to be reimbursed therefor out of the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Trust Documents.

     The Servicer may sell, transfer, assign or convey its rights as Servicer to any entity qualified to act as servicer under the Trust Documents, upon written notice to the Trustees and the Rating Agencies, without the consent of the Securityholders, provided that the Rating Agency Condition is satisfied.

Physical Damage Insurance

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may, but will not be obligated to, enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used boats financed by installment sale contracts or loans that it services for itself or others. Unless otherwise specified in the related Prospectus Supplement, if an Obligor fails to maintain such insurance, the Servicer will not be obligated to obtain such physical damage insurance and advance such premiums for such insurance on behalf of such Obligor. If the Servicer obtains such physical damage insurance and advances such premiums for such insurance on behalf of such Obligor, such insurance policy will name the Servicer as an additional insured and loss payee (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing practices and procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Boat, no greater than the greater of the outstanding principal balance of the related Contract or the value of the Financed Boat, or such lesser amount permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law.

     The Servicer does not, under its customary servicing practices and procedures, obtain Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing practices and procedures. In accordance with such customary servicing practices and procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Boats that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Securityholders.

     The Servicer may elect to make advances ("Insurance Advances") to an Obligor to finance insurance premiums related to the Financed Boat. Any such Insurance Advances may be secured by the related Financed Boat.

     Any portion of the principal balance of a Contract attributable to Insurance Advances or premiums for Force-Placed Insurance acquired after the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be, will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the Securities. Unless otherwise designated by the Obligor, the Servicer will not allocate payments by the Obligor to pay Insurance Advances or Force-Placed Insurance premiums added to the Contracts after the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such Insurance Advances or Force-Placed Insurance in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has made Insurance Advances or obtained Force-Placed Insurance makes scheduled payments under the Contract, but fails to make scheduled payments of such Insurance Advances or Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a defaulted Contract; provided, however, that any net liquidation proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to repayment of any such Insurance Advances or Force-Placed Insurance premiums added to the Initial Contracts after the Initial Cut-off Date or to any Subsequent Contracts after the related Subsequent Cut-off Date.

Event of Termination

     Unless otherwise specified in the related Prospectus Supplement, an "Event of Termination" under the Trust Documents will consist of (i) any failure by the Servicer to make any deposit into an account required to be made under the Trust Documents which failure continues unremedied for five (5) Business Days after the Servicer becomes aware that such deposit was required; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents (other than those described in clause (i)) which materially and adversely affects the rights of the Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (v) any disqualification of the Servicer as an Eligible Servicer (as defined in the Trust Documents). "Notice" as used herein means notice to the Servicer by the Trustees or the Company, or to the Company, the Servicer and the Trustees by the Noteholders holding not less than 25% of the aggregate outstanding principal amount of the Controlling Notes issued by such Trust (or, if no Notes of such series are outstanding, the Certificateholders holding not less than 25% of the outstanding Certificate Balance of such Trust).

Rights Upon Event of Termination

     Unless otherwise specified in the related Prospectus Supplement, as long as an Event of Termination under the Trust Documents remains unremedied, the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) may, and at the written direction of the holders of related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes issued by such Trust (or, if no Notes of such series are outstanding, the holders of related Certificates evidencing not less than a majority of the Certificate Balance of such Trust), will, unless prohibited by applicable law, terminate all (but no less than all) of the rights and obligations of the Servicer with respect to a Trust under the Trust Documents and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) all authority and power of the Servicer under the Trust Documents, whether with respect to the Contracts, the Contract Files or otherwise, will pass to and be vested in the Indenture Trustee (or, if no Notes of the series are outstanding, such authority will pass to and be vested in the Owner Trustee); provided, however, that neither the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) nor any successor servicer will assume any obligation of CITSF to repurchase Contracts for breaches of representations or warranties, and the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) or the successor Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Trust Documents. Notwithstanding such termination, the Servicer will be entitled to payment of certain amounts payable to it for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Owner Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer which meets the requirements for an Eligible Servicer under the Trust Documents. Pending such appointment, such Trustee is obligated to act in such capacity, unless it is prohibited by law from so acting. The Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) and such successor may agree upon the servicing compensation to be paid, which in no event, without written consent of not less than 66 2/3% in principal amount of the related Securityholders, may be greater than the compensation to CITSF as Servicer under the Trust Documents.

Waiver of Past Defaults

     With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, the holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Notes (or the holders of the Certificates evidencing not less than a majority of the Certificate Balance of such series, in the case that all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Trust Documents and its consequences, except an Event of Termination in making any required deposits to or payments from any of the accounts in accordance with the Trust Documents. No such waiver will impair such Noteholders' or Certificateholders' right with respect to subsequent defaults.

Amendment

     Unless otherwise specified in the related Prospectus Supplement, the Trust Documents may be amended by the parties thereto and, in the event that such amendment affects the Indenture Trustee, the Indenture Trustee, without prior notice to or the consent of the related Securityholders (i) to correct manifest error or cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add or amend any provision as requested by the Rating Agencies to maintain or improve the rating of the Securities; (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer or the Owner Trustee or to provide for the delivery of or substitution for an Enhancement or a Servicer Letter of Credit; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the property owned by the related Trust and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Documents by more than one trustee;
(vi) to add, change or amend any provision to maintain the related Trust as an entity not subject to federal income tax; or (vii) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vii) will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of the Trust or the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents may also be amended by the parties thereto, with the consent of the holders of not less than a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing not less than a majority of the Certificate Balance of such series for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Trust Documents, or of modifying in any manner the rights of such Noteholders or Certificateholders, respectively; except that no such amendment may except as described above, increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on any related Note or Certificate, the related Pass-Through Rate or the Interest Rate. Any action specified in clauses (v) and
(vii) shall be taken only upon satisfaction of the Rating Agency Condition.

Termination

     Unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Company, the Affiliated Owner, if any, and the Trustees pursuant to the Trust Documents for a series of the Securities will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any property remaining in the related Trust, (ii) the payment to Securityholders of the series of all amounts required to be paid to them pursuant to the Trust Documents, (iii) the occurrence of either event described below, and (iv) as otherwise required by law, as described in the Trust Documents.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase from the Trust, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is less than or equal to a percentage specified in the related Prospectus Supplement of the Initial Pool Balance, all remaining related Contracts at a price equal to the aggregate Purchase Price for the Contracts (including defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). CITSF will give notice to the Trustees and the Depository of the exercise of such option no later than the Determination Date succeeding such Due Period and will deposit the amount required to purchase such Contracts on the Deposit Date succeeding such Due Period. Exercise of such right will effect early retirement of the Securities. Unless otherwise specified in the related Prospectus Supplement, the "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date, and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

     Unless otherwise specified in the related Prospectus Supplement, within ten days after the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is less than or equal to a percentage specified in the related Prospectus Supplement of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Due Period. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Trust Documents. Any such sale will effect early retirement of the Securities.

     Unless otherwise specified in the related Prospectus Supplement, such Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for marine installment sale contracts. The highest bid may not be less than the fair market value of such Contracts and must equal or exceed the sum of (i) the greater of
(a) the aggregate Purchase Price for the Contracts (including defaulted Contracts) plus the appraised value of any other property held by the Trust (less liquidation expenses), or (b) an amount that when added to amounts on deposit in the Collection Account available for distribution to Securityholders for such second succeeding Distribution Date would result in proceeds sufficient to distribute to

Securityholders the amounts of interest due to Securityholders for such Distribution Date and any unpaid interest payable to the Securityholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Notes, if any, and the Certificate Balance, if any, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement, and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods. Such Trustee may consult with financial advisors, including any Underwriter, to determine if a bid is equal to or greater than the fair market value of such Contracts. Upon the receipt of such bids, such Trustee shall sell and assign such Contracts to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts upon the same terms described above.

     Unless otherwise specified in the related Prospectus Supplement, such Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of such Trustee specified for such purpose. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Affiliated Owner, if any, or as specified in the related Prospectus Supplement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of marine contracts, which are general in nature. Since such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

General

     As a result of the assignment of the Contracts to the Trust, each Trust will succeed collectively to the rights (including the right to receive payment on the Contracts), and will assume the obligations, of CITSF under the related Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the obligation evidenced thereby, and (b) the grant of a security interest in the Financed Boat to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") as in effect in the various states of origination of the Contracts. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Trust Documents, the Servicer will retain possession of the Contracts as custodian for the Owner Trustee, and will make an appropriate filing of a UCC financing statement in New Jersey to perfect the sale of the Contracts by the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) to the Owner Trustee. The Contracts and the related certificates of title will not be stamped to reflect their assignment from CITCF-NY to CITSF, from CITSF to the Company or from the Company to the Trust (or, if and to the extent specified in the related Prospectus Supplement, from CITSF to SPV, from SPV to a Selling Trust and from the Selling Trust to the Trust). The Contract Files will not be physically segregated from the contract files for contracts owned by CITSF. If, through inadvertence or otherwise, another party in good faith purchases (or takes a security interest in) the Contracts for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Contracts, such purchaser or secured party may acquire an interest in the Contracts superior to the interest of the Trust.

     Under the Trust Documents, the Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of the Trust's interest in the Contracts and the proceeds thereof. CITSF will warrant in the Trust Documents, with respect to each Contract, as of the Closing Date for each Initial Contract, and as of the related Subsequent Transfer Date for each Subsequent Contract, if any, that the Contract has not been sold, assigned or pledged by CITSF to any person other than the Company (or, if and to the extent specified in the related Prospectus Supplement, SPV), that immediately prior to the transfer and assignment of the Contract to the Company (or, if and to the extent specified in the related Prospectus Supplement, SPV), CITSF had good and marketable title thereto, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and, immediately upon the transfer thereof, the Company (or, if and to the extent specified in the related Prospectus Supplement, SPV) will have good and marketable title to the Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and that the transfer has been perfected under applicable law. In the event of an uncured breach of any such warranty that materially adversely affects the interest of the Trust in a Contract transferred by the Company (or, if and to the extent specified in the related Prospectus Supplement, a Selling Trust), to the Trust, the only recourse of the Certificateholders, the Trustees, or the Trust would be to require CITSF to repurchase such Contract.

Security Interests in the Financed Boats

     Perfection of Sale. Pursuant to the Purchase Agreement, CITSF will sell and assign its interests in the Contracts, including the security interests in the Financed Boats granted thereunder, to the Company and, pursuant to the Trust Documents, the Company (and, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) will sell and assign its interest in the Contracts, including the security interests in the Financed Boats granted thereunder, to the Owner Trustee. UCC financing statements will be filed to perfect the sale of (i) CITSF's interests in the Contracts to the Company and
(ii) the Company's interests (and, if and to the extent specified in the related Prospectus Supplement, the interest of such Selling Trust) in the Contracts to the Trust.

     Perfection of CITSF's or CITCF-NY's Security Interest in the Financed Boats. The Contracts represent marine retail installment sale contracts purchased from Dealers or direct loans to Obligors secured by Financed Boats. When originated, each Contract granted a security interest in the Financed Boat financed thereby. Each such security interest was required to be perfected under applicable state law and, in the case of certain Financed Boats described below, under applicable federal law. Generally, security interests in boats may be perfected in one of three ways: (i) in "title" states, by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle or wildlife department or other appropriate state agency; (ii) in non-title states, by filing a UCC-1 financing statement; and (iii) in respect of a boat eligible for documentation under federal law, by filing all documents necessary to create a first preferred ship mortgage (a "Preferred Mortgage") under the Ship Mortgage Act of 1920 (1988 Recodification) ss. 30101 et seq. (the "Ship Mortgage Statutes"). Vessels that meet the federal five net ton standard (determined in a manner prescribed by 46 CFR Part 69 (Measurement of Vessels)) qualify for documentation under federal law ("U.S. Documentable Boats"). However, federal documentation of vessels used exclusively for recreational purposes is discretionary.

     CITSF has policies and procedures in place to ensure that all actions necessary under the laws of the states in which the Financed Boats were located at the time of origination of the Contracts were taken to perfect the originators' security interests in the Financed Boats. In addition, CITSF has policies and procedures in place to require that certain Financed Boats of 27 feet or more in length be federally documented and that a Preferred Mortgage on each boat be filed. CITSF's current policy is that (i) used Financed Boats, (ii) new Financed Boats with an original principal balance of $100,000 or more, (iii) new Financed Boats with an original principal balance of less than $100,000 if the Obligor's credit score falls below certain specified levels, and (iv) Financed Boats (new or used) where the applicable state is a non-title state, will be federally documented and Preferred Mortgages will be filed on such Financed Boats. Prior to April 1998, CITSF's policy was to require a Preferred Mortgage on all U.S. Documentable Boats. CITSF's policy also requires prior perfection of a security interest in any such boat under applicable state law in order to protect itself prior to completion of federal documentation. If a security interest in a boat is initially perfected by a UCC-1 filing or notation on a title under state law and such boat subsequently becomes a federally documented vessel, the holder of such security interest could lose the priority of its security interest in such boat under state law to the holder of a subsequently perfected Preferred Mortgage covering such boat.

     In the event that the originator of a Contract failed to perfect the security interest in a Financed Boat (for example, by complying with the UCC rather than the applicable certificate of title statute, or by failing to comply with applicable state title law, or the Ship Mortgage Statutes or applicable United States Coast Guard (the "Coast Guard") regulations), such originator would not have a perfected first priority security interest in such Financed Boat. In this event, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the Obligor on an unsecured basis, or, if applicable, against a Dealer or financial intermediary pursuant to its repurchase obligation or against the Seller.

     Pursuant to the terms of the Sale and Servicing Agreement, the Seller will assign its security interest in the Financed Boat to the Trust and the Trust will pledge its security interest in the Financed Boats to the Indenture Trustee. However, due to administrative burden and expense, none of the Seller, the Servicer, the Trust or any previous owner of the Contract will amend the certificates of title or file assignments of the UCC-1 financing statements with respect to the Financed Boats to identify the Trust or the Indenture Trustee as the new secured party, nor will the Seller or the Owner Trustee execute or file any transfer instruments with the appropriate governmental authorities. In a majority of states, the assignment of a Contract together with the related security interest is, as a matter of state law, an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title or of any UCC-1 financing statements or the filing of any transfer instruments with the appropriate governmental authorities, and the new owner of the Contract succeeds to the original secured party's rights as owner of the Contract against creditors of the Obligor. In certain title states, in the absence of such certificate of title amendment or assignment of record to reflect the successive assignments of the security interest in the Financed Boat, the related Seller (if not the secured party of record), the Trust and/or the Indenture Trustee may not have a perfected security interest in the related Financed Boat. Such assignment of the security interest to the Trust may not be effective against creditors or a trustee in bankruptcy of CITSF or CITCF-NY, which continue to be specified as lienholder on any certificates of title or as secured party of any UCC filing.

         Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related Contract by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage and neither the Seller (if not the secured party of record) nor the Trust will have a perfected security interest in such Financed Boat. However, to the extent specified in the related Prospectus Supplement, pursuant to the Sale and Servicing Agreement, the Seller will agree to cause filings of the assignments to the Trust of certain specified Preferred Mortgages (each a "Designated Preferred Mortgage") showing the chain of ownership of each such Preferred Mortgage from the originator of each such Contract to the Trust, within the time period specified in the related Prospectus Supplement. However, due to administrative burden and expense, assignments may not be made of all Preferred Mortgages relating to the Contracts. Under the Ship Mortgage Statutes, in the absence of an assignment of a Preferred Mortgage, or in the event an assignment of a Preferred Mortgage is not effective, the Trust will not have a perfected security interest in the related Financed Boat as against third parties without knowledge of the transfer. In such case, if third party liens equal or exceed the value of such Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis.

     Except as described above, in the absence of fraud or forgery by a boat owner or administrative error by state recording officials or the Coast Guard, the notation of the lien of the originator of each Contract on the certificate of title with respect to the related Financed Boat, the filing of a UCC-1 financing statement against the Obligor or the filing of an assignment of the related Preferred Mortgage, if any, as described above will be sufficient to protect the Trust against the rights of subsequent purchasers of such Financed Boat or subsequent lenders who take a security interest in such Financed Boat. If there are any Financed Boats as to which the originator of the related Contract has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, (i) holders of perfected security interests in such Financed Boats and (ii) subsequent purchasers of such Financed Boats would take possession free and clear of such security interest. There is also a risk that, in not identifying the Trust as the new secured party on the certificates of title or executing and filing of transfer instruments with the Coast Guard or assignments of UCC-1 financing statements with state officials, the security interest of the Trust or Indenture Trustee could be released through fraud or negligence.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an obligor moves or the related boat is relocated. Actions must be taken to maintain the perfection of security interests in boats perfected under state law if the boat (in the case of a "title" state) or the Obligor (in the case of a "UCC" state) moves to a state other than the state in which such security interest was originally perfected. Under the laws of most states, a perfected security interest in a Financed Boat continues for four months after the Financed Boat is relocated in a new state (from the state in which a financing statement was properly filed initially to perfect the security interest or in which the certificate of title was issued) and thereafter until the owner re-registers such Financed Boat in the new state. Many "title" states require surrender of a certificate of title to re-register a Financed Boat. Accordingly, in such cases, the Servicer should have the opportunity to re-perfect the security interest in the Financed Boat in the state of relocation. In states that do not issue a certificate of title at registration of a Financed Boat, re-registration in a different state could defeat perfection. In the ordinary course of servicing its portfolio of marine loans, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a titled Financed Boat showing a lienholder, unless the Servicer surrenders possession of the certificate of title, it generally will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Boats.

     Priority of Certain Liens Arising by Operation of Law. Under the laws of many states, certain possessory liens for repairs performed on a Financed Boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority over a security interest perfected under state law. Certain U.S. federal tax liens may also have priority over the security interest of a secured party. Under the Ship Mortgage Statutes, a Preferred Mortgage supersedes a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens such as those arising under federal statutory or common-law for captain's or crew's wages, tort claims (so-called "general average" claims) and salvage claims. Maritime liens arising under federal law or state laws for repair, storage or supplies which are subordinate to a preferred ship mortgage lien typically have priority over state security interests under federal law or under applicable law of the state where the Contract was originated or under applicable law of the state to which the related Financed Boats may have been relocated. Preferred federal maritime liens are, of course, also prior to all state created security interests or liens. The Seller will represent in the Sale and Servicing
Agreement that, as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, it has no knowledge of any such liens with respect to any Financed Boat related to a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

     Continuity of Perfection. Under the laws of most states, a perfected security interest in a boat continues for four months after the boat is moved to a new state (from the state in which a financing statement was properly filed initially to perfect the security interest or in which the certificate of title was issued) and thereafter until the owner re-registers such boat in the new state. A majority of states require surrender of a certificate of title to obtain a new certificate of title for the boat. In those states that call for return of the certificate of title to the holder of the first security interest noted thereon, the secured party would learn of the re-registration through the request from the obligor under the related marine installment sale contract to surrender possession of the certificate of title. In the case of boats registered in states providing for perfection of a lien by notation of the lien on the certificate of title without possession of the certificate of title by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest were noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the boat in the state to which the boat is moved. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a boat, re-registration could defeat perfection.

     In the ordinary course of servicing the Contracts, CITSF will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Boat, CITSF must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Trust Documents, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Boats.

     In most states, CITSF, as Servicer, will hold certificates of title relating to the Financed Boats in its possession as custodian for the Trust pursuant to the Trust Documents. In some states, the certificate of title is held by the Obligor, but only after it is endorsed by the state motor vehicle department with a notation of CITSF's lien. In the Trust Documents, CITSF, as Servicer, will covenant that it will not release its (or CITCF-NY's) security interest in the Financed Boat securing any Contract except as contemplated by the Trust Documents. CITSF, as Servicer, will also covenant that it will not impair the rights of the Trust in the Contacts or take any action inconsistent with the Trust's ownership of the Contracts, except as permitted by the Trust Documents. A breach of either such covenant that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Trust Documents.

Enforcement of Security Interests in Financed Boats

     The Servicer on behalf of the Trust and the Indenture Trustee may take action to enforce the Trust's security interest by repossession and resale of the Financed Boats securing the Contracts. The actual repossession may be contracted out to third party contractors. Under the Uniform Commercial Code and laws applicable in most states, a creditor can repossess a boat securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. Some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may be exercised on a limited number of occasions during the term of the contract. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Boat, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor. Under federal law notice to, the owner of a Financed Boat subject to a Preferred Mortgage, any other lienholders who have filed notice with the Coast Guard and the Coast Guard is required to pass ownership of such Financed Boat in a non-judicial sale.

     Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the boat securing such debtor's loan. However, many states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Certain other factors, including the value of a Financed Boat, may limit the amount realized on the sale of the Financed Boat as collateral to an amount less than the amount due on the Contract.

Certain Matters Relating to Insolvency

     CITSF, CITCF-NY and the Company intend that the transfers of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the Trust (and, if and to the extent specified in the related Prospectus Supplement, from CITCF-NY to CITSF, from CITSF to SPV , from SPV to a Selling Trust and from the Selling Trust to the Trust), constitute sales, rather than pledges, of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company (or, if and to the extent specified in the related Prospectus Supplement, a Selling Trust) were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of such debtor, or such debtor as debtor-in-possession, may contend that the sales of the Contracts by CITCF-NY to CITSF, by CITSF to the Company, or by the Company to the Trust (and, if and to the extent specified in the related Prospectus Supplement, from CITCF-NY to CITSF, from CITSF to SPV , from SPV to a Selling Trust and from the

Selling Trust to the Trust),, respectively, were pledges of the Contracts rather than sales and that, accordingly, such Contracts should be part of such assigning entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders.

     The Company has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by or against CIT under the Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") would result in consolidation of the assets and liabilities of the Company with those of CIT. These steps include the creation of the Company as a wholly-owned, limited purpose subsidiary of CIT pursuant to a certificate of incorporation containing certain limitations (including a requirement that the Company have at least one "independent director" and restrictions on the nature of the Company's business). Additionally, the Company's certificate of incorporation prohibits merger, consolidation and the sale of all or substantially all of its assets in certain circumstances or the commencement of a voluntary case or proceeding under any insolvency law, without the prior affirmative unanimous vote of its directors including any independent director. Notwithstanding the foregoing, in the event that (i) a court concluded that the assets and liabilities of the Company should be consolidated with those of CIT (or one of its affiliates) in the event of the application of applicable insolvency laws to CIT (or one of its affiliates) or following the bankruptcy or insolvency of CIT (or one of its affiliates) the security interest in the Contracts granted by the Company to the Trust should be avoided; (ii) a filing were made under any insolvency law by or against the Company, or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Securities and possible reductions in the amount of such payments could occur.

     Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a boat, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors which fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trust to enforce consumer finance contracts such as the Contracts.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act, an Obligor who enters the military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances California residents called into active duty with the reserves can delay payments on marine installment sale contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess a Financed Boat subject to an affected

Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses caused by the inability to realize upon the related Financed Boat in a timely fashion.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Financed Boat may assert against the seller of the Financed Boat. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor under the related Contracts.

     Under most state vehicle dealer licensing laws, sellers of boats are required to be licensed to sell boats at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of marine installment sale contracts and marine installment loan contracts or notes, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with the provisions of these laws may affect the enforceability of the related Contract. The Trust and the Company and, if specified in the Prospectus Supplement, the Selling Trust, may not have obtained all licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in enforcement actions.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default and be used as a defense to repayment of the obligation.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States of America. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     CITSF will represent and warrant under the Trust Documents that each Contract complies with all requirements of law in all material respects. A breach of such representation and warranty that materially adversely affects the interests of the Trust in any Contract will create an obligation of CITSF to purchase such Contract. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below and in the related Prospectus Supplement for each series of the Securities is a summary of certain federal income tax consequences of the purchase, ownership and disposition of the Securities, applicable to initial purchasers of the Securities. This summary does not deal with all aspects of federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the

Certificates. As a result, the IRS may disagree with all or part of the discussion below and in the related Prospectus Supplement.

     Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. Each Trust will be provided with an opinion of Schulte Roth & Zabel LLP, counsel for the Seller, regarding certain of the federal income tax matters discussed below and in the related Prospectus Supplement. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a grantor trust or a partnership under the Code or is intended to be given an alternative characterization for federal income tax purposes. The related Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a grantor trust or a partnership for federal income tax purposes or how the Trust is otherwise intended to be treated.

Scope of the Tax Opinions

     If the related Prospectus Supplement states that a Trust will be treated as a grantor trust, it is expected that Schulte Roth & Zabel LLP will deliver its opinion that, for federal income tax purposes, the Trust will be treated as a grantor trust. In such event, each Certificateholder, by acceptance of a Certificate, will be treated as the owner of an undivided interest in the Contracts included in the Contract Pool and any other assets held by the Trust.

     If the related Prospectus Supplement does not state that a Trust will be treated as a grantor trust, it is expected that Schulte Roth & Zabel LLP will deliver its opinion that, for federal income tax purposes: (1) the Notes will constitute indebtedness; and (2) the Certificates will constitute interests in a trust fund that will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

     In addition, Schulte Roth & Zabel LLP will render its opinion that it has reviewed the statements herein and in the related Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion for the possible effects of the classification of the Trust as a partnership, as a grantor trust or other classification, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Securities.

Other Tax Consequences

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.

Alternative Tax Treatment

     In the event that, as a result of a change in applicable laws or regulations or the interpretation thereof, the federal income tax characteristics of the Notes or the Certificates are not anticipated to be as described above, the related Prospectus Supplement will include a discussion of the anticipated federal income tax treatment of the Notes or Certificates.

                         CERTAIN STATE TAX CONSEQUENCES

      The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Oklahoma. The State of Oklahoma imposes a state income tax on individuals, nonresident aliens (with respect to Oklahoma taxable income), corporations, certain foreign corporations, and trusts and estates with Oklahoma taxable income. No ruling on any of the issues discussed below will be sought from the Oklahoma Tax Commission.

      Because of the variation in each state's or locality's tax laws, it is impossible to predict tax consequences to Securityholders in all of the other state and local taxing jurisdictions. Securityholders are urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

Tax Consequences with Respect to the Notes

      Crowe and Dunlevy, P.C., Oklahoma tax counsel to the Sellers ("Oklahoma Tax Counsel") will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Oklahoma income tax purposes, and the Noteholders not otherwise subject to taxation in Oklahoma should not become subject to taxation in Oklahoma solely because of a holder's ownership of Notes. However, a Noteholder already subject to Oklahoma's income tax could be required to pay additional Oklahoma tax as a result of the holder's ownership or disposition of Notes.

Tax Consequences with Respect to the Certificates Issued by a Trust Treated as a Partnership

      Oklahoma Tax Counsel will advise the Trust that if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for U.S. federal income tax purposes, the same treatment should also apply for Oklahoma income tax purposes; under current law,
Certificateholders that are nonresidents of Oklahoma and are not otherwise subject to Oklahoma income tax should not be subject to Oklahoma income tax on the income from the Trust because it is unlikely that the Trust has established a nonunitary business or commercial situs in Oklahoma. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Oklahoma to pay Oklahoma income tax on income beyond that derived from the Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

The Certificates

     An interest in the Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the

Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing the Certificates for its general accounts). By its acceptance of a Certificate or its acquisition of an interest in a Certificate through a Participant or DTC, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     A plan fiduciary considering the purchase of the Certificates should consult its tax and or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Notes

     The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60 regarding investments by insurance company general accounts; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23 regarding transactions effected by certain "in-house" asset managers.

     A plan fiduciary considering the purchase of the Notes should consult its tax and or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, either the Company or the Trust will agree to sell to each of the underwriters (the "Underwriters") named therein and in the related Prospectus Supplement, and each of such Underwriters will severally agree to purchase from the Company or the Trust, as applicable, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased, or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that CIT, CITSF and/or the Company
will  indemnify  the  Underwriters   against  certain   liabilities,   including
liabilities under the Securities Act.

     A Trustee may, from time to time, invest the funds of the Trust in Eligible Investments acquired from the Underwriters.

                              FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby.

     Each Trust will be formed to own the related Contracts and the other Trust assets and to issue the related Securities. Each Trust will have had no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein and in the related Prospectus Supplement. Accordingly, no financial statements with respect to each Trust are included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

     It is a condition to the issuance of any class of Securities offered pursuant to this Prospectus that the Securities be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization rating such series of Securities (each, a "Rating Agency"). The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trust. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel LLP, New York, New York. The material federal income tax consequences of the Securities will be passed upon for the Company by Schulte Roth & Zabel LLP. Certain legal matters will be passed upon for CITSF, CITCF-NY and the Company by Norman H. Rosen, Esq., Senior Vice President and General Counsel of CITSF. If the Enhancement for a class of Securities includes a CIT Limited Guarantee, certain legal matters will be passed upon for CIT by its Executive Vice
President and General Counsel, Ernest D. Stein, Esq. If a Trust is formed pursuant to the laws of the State of Delaware, certain legal matters will be passed upon for the Trust by its special Delaware counsel named in the related Prospectus Supplement.

                                     EXPERTS

     The financial statements of CIT as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             Index to Defined Terms

Affiliated Owner...........................................................7, 27
Asset Service Center..........................................................33
Available Amount..........................................................15, 61
Bankruptcy Code...........................................................24, 70
Benefit Plan..................................................................74
Business Day..............................................................14, 39
Capitalized Interest Account..................................................13
Cash Collateral Account.......................................................45
Cede....................................................................2, 7, 38
Cedel...................................................................2, 9, 26
Cedel Participants............................................................48
Certificate Distribution Account..............................................56
Certificate Final Scheduled Distribution Date.................................14
Certificate Owner.........................................................26, 38
Certificate Owners.............................................................7
Certificate Pool Factor.......................................................31
Certificateholders............................................................50
Certificates............................................................1, 7, 37
CIT.....................................................................2, 6, 22
CITCF-NY......................................................................11
CITSF......................................................................6, 22
Closing Date..................................................................11
Code......................................................................21, 72
Collection Account............................................................56
Commission.....................................................................3
Company.................................................................1, 6, 22
Contract Files................................................................27
Contract Pool.............................................................10, 28
Contract Rate.................................................................28
Contracts..............................................................1, 11, 28
Controlling Notes.............................................................41
Cooperative...................................................................48
Credit Facility...............................................................46
Credit Facility Provider......................................................46
Dealers.......................................................................11
Definitive Certificates.......................................................50
Definitive Notes..............................................................49
Definitive Securities.........................................................50
Deposit Date..................................................................26
Depositories..................................................................47
Depository....................................................................26
Designated Preferred Mortgage.................................................68
Determination Date............................................................15
Distribution Date.........................................................14, 38
DKB...........................................................................32
DTC.....................................................................2, 7, 26
DTC Rules.....................................................................48
Due Period....................................................................15
Eligible Account..............................................................56
Eligible Institution..........................................................57
Eligible Investments..........................................................57

Enhancement...................................................................44
ERISA.....................................................................21, 74
Euroclear...............................................................2, 9, 48
Euroclear Operator............................................................48
Euroclear Participants........................................................48
Event of Termination..........................................................63
Events of Default.............................................................41
Financed Boats.............................................................1, 11
Financial Guaranty Insurance Policy...........................................45
Financial Guaranty Insurer....................................................45
Force-Placed Insurance........................................................62
FTC Rule......................................................................72
Funding Period.............................................................8, 13
Holder........................................................................47
Holders.......................................................................50
Indenture...............................................................2, 9, 39
Indenture Trustee.......................................................2, 6, 39
Indirect Participants.........................................................47
Initial Contracts..........................................................1, 10
Initial Cut-off Date.......................................................1, 10
Initial Financed Boats.....................................................1, 10
Initial Pool Balance......................................................19, 65
Insolvency Laws...............................................................71
Insurance Advances............................................................63
Insured Payment...............................................................45
Interest Accrual Period.......................................................15
Interest Rate..................................................................9
IRS...........................................................................72
Issuer.........................................................................6
Late Fees.................................................................15, 61
Limited Guarantee.............................................................46
Liquidity Facility............................................................46
Liquidity Facility Provider...................................................46
List of Contracts.............................................................53
Military Reservist Relief Act.................................................54
Monthly Advance...........................................................17, 60
Non-Reimbursable Payment..................................................18, 60
Note Distribution Account.....................................................56
Note Final Scheduled Distribution Date........................................14
Note Owner................................................................26, 39
Note Owners....................................................................9
Note Pool Factor..............................................................31
Noteholders...................................................................50
Notes...................................................................1, 8, 39
Notice........................................................................63
Obligor...................................................................11, 60
Oklahoma Tax Counsel..........................................................74
Original Certificate Balance..................................................27
Owner Trustee...............................................................2, 6
Paid-Ahead Account............................................................56
Paid-Ahead Period.............................................................29
Paid-Ahead Precomputed Contract...............................................30
Paid-Ahead Simple Interest Contract...........................................29
Participants..................................................................47

Pass-Through Rate..........................................................8, 38
Payment Shortfall.........................................................18, 60
Pool Balance..................................................................19
Pooling and Servicing Agreement................................................2
Precomputed Contracts.........................................................29
Pre-Funded Amount.............................................................13
Pre-Funded Percentage.........................................................25
Pre-Funding Account............................................................8
Prospectus Supplement..........................................................1
PTCE..........................................................................75
Purchase Agreement............................................................11
Purchase Agreements...........................................................53
Purchase Price................................................................55
Rating Agency.............................................................20, 76
Rating Agency Condition.......................................................40
Record Date...............................................................14, 39
Registration Statement.........................................................3
Related Documents.............................................................43
Repurchase Event..............................................................11
Repurchased Contract......................................................11, 55
Required Servicer Ratings.....................................................59
Reserve Account...............................................................45
Reserve Fund..................................................................45
Retained Yield................................................................55
Sale and Servicing Agreement...................................................2
Securities..............................................................1, 8, 39
Security Owner................................................................39
Securityholder................................................................47
Securityholders...............................................................50
Seller......................................................................1, 6
Selling Trust..................................................................6
Servicer....................................................................2, 6
Servicer Letter of Credit.....................................................59
Servicer Payment..............................................................15
Servicing Fee.............................................................19, 58
Servicing Fee Rate........................................................19, 58
Simple Interest Contracts.....................................................29
Soldiers' and Sailors' Civil Relief Act.......................................54
Spread Account................................................................45
SPV...........................................................................24
Stripped Certificates..........................................................8
Stripped Notes.................................................................9
Subsequent Contracts.......................................................1, 11
Subsequent Cut-off Date....................................................1, 12
Subsequent Financed Boats..................................................1, 11
Subsequent Purchase Agreement.................................................12
Subsequent Transfer Agreement.................................................12
Subsequent Transfer Date......................................................12
Terms and Conditions..........................................................49
Trust.......................................................................1, 6
Trust Agreement................................................................2
Trust Documents...............................................................53

Trustee........................................................................2
Trustees.......................................................................6
UCC...........................................................................66
Underwriters..................................................................75
Underwriting Agreement........................................................75
Yield Supplement Account......................................................45

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You should rely on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information in this Prospectus Supplement or the Prospectus as of any date after the dates stated on the cover pages of the Prospectus and the Prospectus Supplement.

We are not offering the Securities in any state where the offer is not permitted.

                                   ----------

                            CIT Marine Trust 1999-A

                          The CIT Group Securitization
                                Corporation II,
                                     Seller

                              The CIT Group/Sales
                                Financing, Inc.,
                                    Servicer

                                   ----------

Dealer Prospectus Delivery Obligation. Until May __, 1999 all dealers that effect transactions in these Securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                  $735,162,156

                            CIT Marine Trust 1999-A

                 $325,000,000 Class A-1 ___% Asset-Backed Notes

                 $179,000,000 Class A-2 ___% Asset-Backed Notes

                 $117,000,000 Class A-3 ___% Asset-Backed Notes

                 $103,134,000 Class A-4 ___% Asset-Backed Notes

                   $11,028,156 ___% Asset-Backed Certificates

                               ------------------
                             Prospectus Supplement
                               ------------------

                              Goldman, Sachs & Co.

                            Bear, Stearns & Co. Inc.

                             Chase Securities Inc.

                          First Union Capital Markets

                              Salomon Smith Barney

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